FS KKR Capital Corp. 8-K

Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT TO LOAN AND SERVICING AGREEMENT

(CCT Tokyo Funding LLC)

THIS SIXTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of December 1, 2020 (this “Amendment”), is entered into by and among CCT TOKYO FUNDING LLC, as the Borrower (the “Borrower”), FS KKR CAPITAL CORP. (as successor in interest to Corporate Capital Trust, Inc.), as the Servicer, the Lender identified on the signature pages hereto and SUMITOMO MITSUI BANKING CORPORATION, the Administrative Agent (in such capacity, the “Administrative Agent”).

R E C I T A L S

WHEREAS, the above-named parties (together with certain other parties) have entered into that certain Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Lenders from time to time party thereto, the Collateral Agent and the Administrative Agent; and

WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement (as amended by this Amendment), the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement (as amended by this Amendment).

SECTION 2.  Amendment.

Effective as of the date hereof, the parties hereto agree that the Agreement is hereby amended as indicated in the attached Annex A with the text marked in underline indicating additions and with text marked in strike through indicating deletions to the Agreement.

SECTION 3.  Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 4.  Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:

(a)       this Amendment has been duly executed and delivered by it;

(b)       this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(c)       there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.

SECTION 5.  Conditions to Effectiveness.

The effectiveness of this Amendment is subject to the receipt by (A) the Administrative Agent of (a) executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment and the fee letter related thereto and (b) the fee payable on the date hereof as specified in the fee letter and (B) Mayer Brown LLP of its fees invoiced to date.

SECTION 6. Miscellaneous.

(a)        This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment, and all other documents to be executed in connection with this Amendment, by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment and all other documents to be executed in connection with this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and all other documents to be executed in connection with this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent (it being understood that the Administrative Agent has agreed, for purposes of this Amendment and all other documents to be executed in connection with this Amendment, to accept Electronic Signatures delivered via “Adobe Sign” or “Docusign”). For purposes of this Amendment and all other documents to be executed in connection with this Amendment, “Electronic Signature” means an electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or

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record. Each party agrees that this Amendment and all other documents to be executed in connection with this Amendment may be electronically signed, and that any Electronic Signatures appearing on this Amendment and all other documents to be executed in connection with this Amendment are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility

(b)       The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)       This Amendment may not be amended or otherwise modified except as provided in the Agreement (as amended by this Amendment).

(d)       The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)       Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)       This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g)       THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	CCT TOKYO FUNDING LLC

By:
	Name:	William Goebel
	Title:	Chief Financial Officer

SERVICER:	FS KKR CAPITAL CORP.

By:
	Name:	William Goebel
	Title:	Chief Accounting Officer

[Signatures Continue on the Following Page]

[Signature Page to Sixth Amendment – CCT Tokyo Funding LLC]

ADMINISTRATIVE AGENT:	SUMITOMO MITSUI BANKING CORPORATION

By:
	Name:	Glenn Autorino
	Title:	M.D.

LENDER:	SUMITOMO MITSUI BANKING CORPORATION

By:
	Name:	Glenn Autorino
	Title:	M.D.

[Signature Page to Sixth Amendment – CCT Tokyo Funding LLC]

ANNEX A

See Attached

CONFORMED THROUGH ~~FIFTH~~SIXTH AMENDMENT

Up to U.S.$300,000,000

LOAN AND SERVICING AGREEMENT

Dated as of December 2, 2015

Among

CCT TOKYO FUNDING LLC,

as the Borrower

FS KKR CAPITAL CORP.,

as the Servicer and as the Transferor

SUMITOMO MITSUI BANKING CORPORATION,

as the Administrative Agent and as the Collateral Agent

and

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

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(continued)

(continued)

(continued)

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I	Conditions Precedent Documents
SCHEDULE II	Eligibility Criteria
SCHEDULE III	Agreed-Upon Procedures For Independent Public Accountants
SCHEDULE IV	Loan Asset Schedule
SCHEDULE V	Advance Funding Account – Wire Instructions
SCHEDULE VI	Schedule VI Loan Assets

EXHIBITS

EXHIBIT A	Form of Approval Notice
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Conversion Notice
EXHIBIT D	Form of Disbursement Request
EXHIBIT E	Form of Joinder Supplement
EXHIBIT F	Form of Notice of Borrowing
EXHIBIT G	Form of Notice of Reduction (Reduction of Advances Outstanding/Maximum Facility Amount)
EXHIBIT H	Form of Variable Funding Note
EXHIBIT I	Form of Notice and Request for Consent
EXHIBIT J-1	Form of Monthly Servicing Report
EXHIBIT J-2	Form of Quarterly Servicing Report
EXHIBIT K	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT L	Form of Release of Required Loan Documents
EXHIBIT M	Form of Assignment and Acceptance
EXHIBIT N	Form of Power of Attorney for Servicer
EXHIBIT O	Form of Power of Attorney for Borrower
EXHIBIT P	Form of Servicer’s Certificate (Loan Asset Register)
EXHIBIT Q	Form of Underwriting Request

ANNEXES

ANNEX A	Commitments

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Page

This LOAN AND SERVICING AGREEMENT is made as of December 2, 2015, among:

(1)           CCT TOKYO FUNDING LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);

(2)           FS KKR CAPITAL CORP. (as successor in interest to Corporate Capital Trust, Inc.), a Maryland corporation, as the Servicer (as defined herein) and as the Transferor (as defined herein);

(3)           SUMITOMO MITSUI BANKING CORPORATION, a Japanese joint stock corporation, as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”) and as the Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”); and

(4)           EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender.

PRELIMINARY STATEMENT

The Lenders have agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances from time to time in an aggregate principal amount not to exceed the Borrowing Base. The proceeds of the Advances will be used (a) to finance the Borrower’s purchase, on a “true sale” basis, of Eligible Loan Assets from the Transferor, approved by the Administrative Agent, pursuant to the Purchase and Sale Agreement between the Borrower and the Transferor, (b) to finance the Borrower’s purchase, on a “true sale” basis, of Eligible Loan Assets, approved by the Administrative Agent, from Persons that are not Affiliates of the Borrower, the Servicer or the Transferor, (c) to fund the Unfunded Exposure Account and (d) to distribute such proceeds to the Borrower’s parent. Further, the Lenders, in entering into this transaction, are relying on the separateness of the Borrower from the Parent as an important structural element of this transaction. Accordingly, the parties agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01     Certain Defined Terms.

(a)    Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b)    As used in this Agreement and the exhibits and schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account Bank” means Wells Fargo, in its capacity as the “Account Bank” pursuant to the Control Agreement.

“Action” has the meaning assigned to that term in Section 8.03.

“Additional Amount” has the meaning assigned to that term in Section 2.11(a).

“Adjusted Borrowing Value” means for any Loan Asset, for any date of determination, an amount equal to the Assigned Value of such Loan Asset at such time multiplied by the Outstanding Balance of such Loan Asset; provided that the Adjusted Borrowing Value of any Warranty Loan Asset or Loan Asset (or, if applicable, any portion thereof representing the Excess Concentration Amount for such Loan Asset) that is no longer an Eligible Loan Asset shall be zero (provided that the Administrative Agent in its sole and absolute discretion, may agree to a value other than zero).

“Administrative Agent” means Sumitomo Mitsui Banking Corporation, in its capacity as administrative agent for the Lenders, together with its successors and assigns, including any successor appointed pursuant to Article IX.

“Advance” means each loan advanced by the Lenders to the Borrower on an Advance Date pursuant to Article II.

“Advance Date” means, with respect to any Advance, the Business Day on which such Advance is made.

“Advance Funding Account” means an account in the name of the Borrower (account number 84455304 at the Account Bank) with the wire instructions set forth on Schedule V or such other account or with such other wire instructions as from time to time the Borrower has designated to the Administrative Agent in writing with evidence satisfactory to the Administrative Agent confirming that a Responsible Officer of the Borrower has requested such account or wire instruction modification in writing.

“Advances Outstanding” means, at any time, the sum of the principal amounts of Advances made to the Borrower for the initial and any subsequent borrowings pursuant to Sections 2.01 and 2.02 as of such time, reduced by the aggregate Available Collections received and distributed as repayment of principal amounts of Advances Outstanding pursuant to Section 2.04  at or prior to such time and any other amounts received by the Lenders to repay the principal amounts of Advances Outstanding pursuant to Section 2.18 or otherwise at or prior to such time; provided that the principal amounts of Advances Outstanding shall not be reduced by any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason.

“Affected Party” has the meaning assigned to that term in Section 2.10.

“Affiliate” when used with respect to a Person, means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote 20% or more of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that for purposes of determining whether any Loan Asset is an Eligible Loan Asset or for purposes of Section 5.01(b)(xix), the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership or control by (x) a common Financial Sponsor, (y) a Financial Sponsor that is under common control with such Person or (z) Persons under common control in different industries and whose assets do not cross-collateralize different Loan Assets.

“Agented Note” means any Loan Asset (i) originated as a part of a syndicated loan transaction that has been closed (without regard to any contemporaneous or subsequent syndication of such Loan Asset) prior to such Loan Asset becoming part of the Collateral Portfolio and (ii) with respect to which, upon an assignment of the note to the Borrower, the Borrower, as assignee of the note, will have all of the rights but none of the obligations of the transferor with respect to such note and the Underlying Collateral.

“Agreement” means this Loan and Servicing Agreement (including any schedules, exhibits or annexes), as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter.

“Agreement and Plan of Merger” means that certain Agreement and Plan of Merger, dated as of July 22, 2018, by and among CCT, FS Investment Corporation, IC Acquisition, Inc. and FS/KKR Advisor, LLC.

“Applicable Law” means for any Person or property of such Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and published interpretations by any Governmental Authority applicable to such Person (including, without limitation, predatory lending laws, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage” means, for each Eligible Loan Asset, the corresponding percentage for the type of Loan Asset (such type to be determined as of the Cut-Off Date of each Loan Asset and set forth on Approval Notice pertaining to such Loan) set forth below:

(a)     that is a First Lien Loan Asset (other than a Broadly Syndicated Loan Asset, 65%;

(b)     that is a Broadly Syndicated Loan Asset, 70%; and

(c)     that is a Second Lien Loan Asset, 25%.

“Applicable Spread” has the meaning assigned to that term in the Lender Fee Letter.

“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval by the Administrative Agent, in its sole discretion, of the acquisition of such Eligible Loan Asset by the Borrower.

“Approved Valuation Firm” means (a) each of (i) Houlihan Lokey Howard & Zukin, (ii) Lincoln International LLC (f/k/a Lincoln Partners LLC), (iii) Duff & Phelps Corp. and (iv)   Valuation Research ~~Corporation~~Corp. and (b) any other nationally recognized valuation firm approved by each of the Borrower and the Administrative Agent in their sole reasonable discretion.

“Assigned Documents” has the meaning assigned to that term in Section 2.12.

“Assigned Value” means (a) with respect to each Loan Asset constituting a First Lien Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Loan Asset, (i) on and after the Cut-Off Date with respect to such Loan Asset but prior to the occurrence of a Value Adjustment Event with respect to such Loan Asset, (A) if the purchase price of such Loan Asset was less than 95% of the par amount of such Loan Asset, a percentage equal to the purchase price divided by the par amount and (B), otherwise, 100.0% and (ii) after any occurrence of a Value Adjustment Event, the lesser of (x) 100% and (y) any value determined pursuant to Section 2.19 and (b) with respect to each Loan Asset constituting a Second Lien Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Loan Asset, (i) on and after the Cut-Off Date with respect to such Loan Asset but prior to the occurrence of a Value Adjustment Event with respect to such Loan Asset, the lesser of (A) 100.0% and (B) the value assigned to such Loan Asset by the Administrative Agent in its sole discretion as of the Cut-Off Date of such Loan Asset and (ii) after any occurrence of a Value Adjustment Event, the lesser of (x) 100% and (y) any value determined pursuant to Section 2.19. Notwithstanding anything herein to the contrary, as of the Sixth Amendment Date, the Loan Assets set forth on Schedule VI hereto (the “Schedule VI Loan Assets”) shall have the Assigned Values set forth on Schedule VI hereto (the “Sixth Amendment Assigned Values”); provided that, prior to the occurrence of a Value Adjustment Event with respect to a Schedule VI Loan Asset after the Sixth Amendment Date in which the Administrative Agent has reduced the Assigned Value of such Schedule VI Loan Asset below the applicable Sixth Amendment Assigned Value, the Borrower may not retain an Approved Valuation Firm to value such Schedule VI Loan Asset and the Servicer may not request the Administrative Agent re-evaluate the Assigned Value for such Schedule VI Loan Asset.

“Assignment and Acceptance” has the meaning assigned to that term in Section 11.04(a).

“Available Collections” means all cash collections and other cash proceeds actually received with respect to any Loan Asset, including without limitation, all Principal Collections, all Interest Collections, all proceeds of any sale or disposition with respect to such Loan Asset, cash proceeds or other funds received by the Borrower or the Servicer with respect to any Underlying Collateral (including from any guarantors), all other amounts on deposit in the Collection Account from time to time, and all proceeds of Permitted Investments with respect to the Controlled Accounts; provided that, for the avoidance of doubt, “Available Collections” shall not include amounts on deposit in the Unfunded Exposure Account that do not represent proceeds of Permitted Investments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 11.01(f).

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:

(i)          a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, administrator, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(ii)         such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, winding up, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Base Rate” means, on any date, a fluctuating per annum interest rate equal to the higher of (a) the Prime Rate as of such date ~~or~~and (b) the Federal Funds Rate as of such date plus 0.50%.

“Base Rate Advance” means any Advance (i) not made as a LIBOR Advance in accordance with Section 2.02(b) and (ii) not converted into a LIBOR Advance in accordance with Section 2.02(c).

“Base Rate Advances Outstanding” means, at any time, the outstanding Base Rate Advances.

“Base Rate Yield Rate” means, as of any date of determination, an interest rate per annum equal to the Base Rate for such date plus the Applicable Spread.

“~~Basel III Regulation” means, with respect to any Affected Party, any rule, regulation or guideline applicable to such Affected Party and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.~~Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 11.01(c).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)          the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)               the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or

(3)               the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)  for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)          the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and

(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)           for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark

Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “LIBOR Yield Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timings of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)          in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)          in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 11.01 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 11.01.

“Benefit Plan Entity” has the meaning assigned to that term in Section 4.01(x)._

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to the lesser of:

(a)          (i) the sum of the products of (A) the Applicable Percentage for each Eligible Loan Asset as of such date and (B) (x) the Adjusted Borrowing Value of such Eligible Loan Asset as of such date minus (ii) the Excess Concentration Amount, plus (iii) the amount on deposit in the Principal Collection Account as of such date plus (iv) the amount on deposit in the Unfunded Exposure Account as of such date minus (v) the Unfunded Exposure Equity Amount as of such date; or

(b)          (i) the Maximum Facility Amount as of such date, minus (ii) the Unfunded Exposure Amount as of such date, plus (iii) amounts on deposit in the Unfunded Exposure Account as of such date; provided that, for the avoidance of doubt, any Loan Asset (or, if applicable, any portion thereof representing the Excess Concentration Amount for such Loan Asset) which at any time is no longer an Eligible Loan Asset shall not be included in the calculation of “Borrowing Base”.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination substantially in the form of Exhibit B hereto, prepared by the Servicer.

“Borrowing Base Deficiency” means, as of any date of determination, the extent to which the aggregate Advances Outstanding on such date exceeds the Borrowing Base.

“Breakage Fee” means, for any full or partial repayment of any LIBOR Advance on any date other than a Payment Date or with less than three Business Days’ prior written notice to the Administrative Agent, the breakage costs, if any related to such repayment, which shall be deemed to be the amount determined by the Administrative Agent to be the excess of (a) the amount of interest that would have accrued on the principal amount of the LIBOR Advance had such prepayment not occurred, at the ~~LIBOR~~Benchmark rate that would have been applicable to such LIBOR Advance, for the period from the date of such prepayment to (i) the last day of the then-current Interest Period therefor if on such last day the Administrative Agent will have had at least three Business Days’ notice of such prepayment and (ii) if on such last day the Administrative Agent will not have had at least three Business Days’ notice of such prepayment, the last day of the next Interest Period therefor, over (b) the amount of interest that would accrue on such principal amount for such period at the interest rate which the Administrative Agent would earn for a deposit in Dollars of a comparable amount and period from other banks in the Eurocurrency market.

“Broadly Syndicated Loan Asset” means any Loan Asset (a) that is part of a credit facility with a facility size on the date of origination thereof at least equal to U.S.$250,000,000 and (b) as to which, on the date of origination thereof, (i) Moody’s has either (x) assigned a corporate family rating to an Obligor thereon or (y) assigned to such credit facility a monitored publicly available rating and (ii) S&P has either (x) assigned an issuer credit rating to the Obligor thereof or (y) assigned to such credit facility a monitored publicly available rating.

“Business Day” means a day of the year other than (i) Saturday or a Sunday or (ii) any other day on which commercial banks in New York, New York or the city in which the offices of the Collateral Agent are located and are authorized or required by Applicable Law, regulation or executive order to close; provided that, if any determination of a Business Day shall relate to an LIBOR Advance (or the replacement Benchmark), the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market. For avoidance of doubt, if the offices of the Collateral Agent are authorized by Applicable Law, regulation or executive order to close but remain open, such day shall not be a “Business Day”.

“Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute willful disregard of, bad faith or gross negligence with respect to, or a breach of such Independent Director’s duties as set forth in the Borrower’s organizational documents, (ii) that such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) that such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (iv) that such Independent Director no longer meets the definition of Independent Director.

“CCT” means (i) prior to the consummation of a Permitted BDC Merger, Corporate Capital Trust, Inc., a Maryland corporation, (ii) on or after the consummation of the Permitted BDC Merger on December 19, 2018 and prior to any additional Permitted BDC Merger, FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), a Maryland corporation, and (iii) on or after the consummation of any additional Permitted BDC Merger, the applicable Permitted BDC.

“Change of Control” shall be deemed to have occurred if any of the following occur (other than in connection with, relating to or arising from a Permitted BDC Merger):

(a)          the Management Agreement shall fail to be in full force and effect;

(b)          the certificate of incorporation, by-laws and any other governing documents of the Parent shall fail to be in full force and effect;

(c)          the creation or imposition of any Lien (other than a Permitted Lien) on any limited liability company membership interest in the Borrower without the prior written consent of the Administrative Agent;

(d)          the failure by the Parent, directly or indirectly, to own 100% of the limited liability company membership interests in the Borrower;

(e)          the assignment or transfer by (i) prior to the consummation of a Permitted BDC Merger, CCT, and (ii) on or after the consummation of each Permitted BDC Merger, the applicable Permitted BDC, of its rights or obligations as “Servicer” under this Agreement and any other Transaction Document to an entity other than an Affiliate of (i) prior to the consummation of a Permitted BDC Merger, CCT, and (ii) on or after the consummation of each

Permitted BDC Merger, the applicable Permitted BDC (other than pursuant to Section 6.01 following the delivery of a Servicer Termination Notice);

(f)          any event which results in a change of Control of (i) prior to the consummation of a Permitted BDC Merger, CCT, and (ii) on or after the consummation of each Permitted BDC Merger, the applicable Permitted BDC; or

(g)         the failure of KKR Credit Advisors (US) LLC or a Permitted Successor Advisor to act as an advisor to the Servicer.

“Closing Date” means December 2, 2015.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” has the meaning assigned to that term in the preamble hereto.

“Collateral Agent Expenses” means all accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Agent under the Transaction Documents.

“Collateral Agent Fees” means, with respect to any Payment Date, fees in the amount equal to the product of (x) 0.04% per annum and (y) (i) the average Outstanding Balance of the Loan Assets during each day of the related Remittance Period plus (ii) the average amount on deposit in the Principal Collection Account during each day of the related Remittance Period plus (iii) the average amount on deposit in the Unfunded Exposure Account during each day of the Related Remittance Period; provided that the Collateral Agent Fees shall not be less than $50,000 annually; provided further that, notwithstanding any of the foregoing, other than Collateral Agent fees incurred during a period in which an Event of Default has occurred and not been cured and fees incurred in connection with such Event of Default, so long as SMBC or its Affiliate is the Collateral Agent, the Collateral Agent Fees shall be $0.

“Collateral Agent Termination Notice” has the meaning assigned to that term in Section 10.05.

“Collateral Custodian” means Wells Fargo, not in its individual capacity, but solely as collateral custodian pursuant to the terms of the Custody Agreement.

“Collateral Custodian and Account Bank Expenses” means the expenses set forth in the Collateral Custodian and Account Bank Fee Letter and all accrued and unpaid expenses including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Custodian and Account Bank under the Transaction Documents.

“Collateral Custodian and Account Bank Fee Letter” means the Fee Schedule accepted by the Servicer on behalf of the Borrower and the Collateral Custodian and Account Bank on December 2, 2015, as such Fee Schedule may be amended, modified, supplemented, restated or replaced from time to time.

“Collateral Custodian and Account Bank Fees” means the fees set forth in the Collateral Custodian and Account Bank Fee Letter that are payable to the Collateral Custodian and Account Bank.

“Collateral Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower, to and under all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles (including payment intangibles), instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(i)          the Portfolio Assets, and all monies due or to become due in payment under the Loan Assets included therein on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

(ii)         the Controlled Accounts and all Permitted Investments purchased with funds on deposit in the Controlled Accounts; and (iii) all income and Proceeds of the foregoing.

“Collection Account” means a trust account (comprised of the Interest Collection Account and the Principal Collection Account) in the name of the Borrower for the benefit of and under the control of the Collateral Agent for the benefit of the Secured Parties; (it being understood, however, that the Servicer shall be able to request distributions and releases therefrom in accordance herewith and expressly permitted hereby); provided that the funds deposited therein (including any interest and earnings thereon) from time to time and subject to the terms thereof shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances Outstanding have been repaid in full and all Yield and Fees and all other Obligations have been indefeasibly paid in full (other than contingent reimbursement and indemnification obligations for which no claim has been made), and the Borrower shall have no further right to request any additional Advances.

“Commitment” means, with respect to each Lender, (i) prior to the end of the Reinvestment Period or for purposes of Advances made pursuant to Section 2.02(f), the Dollar amount set forth opposite such Lender’s name on Annex A hereto (as such amount may be revised from time to time in accordance with the terms hereof) or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as applicable, and (ii) after the Reinvestment Period (other than for purposes of Advances made pursuant to Section 2.02(f)), such Lender’s Pro Rata Share of the aggregate Advances Outstanding.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Control Agreement” means that certain securities account control agreement, dated as of the date hereof, by and among the Borrower, the Servicer, the Collateral Agent and the Account Bank, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

“Controlled Accounts” means the Collection Account and the Unfunded Exposure Account.

“Conversion Date” means, with respect to any Advance, the Business Day on which such Advance was, or is to be, converted from a Base Rate Advance to a LIBOR Advance.

“Conversion Notice” means, with respect to any Advance, the written notice, in substantially the form attached hereto as Exhibit C, evidencing the request of the Borrower to the Administrative Agent to convert such Advance from a Base Rate Advance into a LIBOR Advance.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Custody Agreement” means that certain Custody Agreement, dated the date of this Agreement, by and among the Borrower, the Servicer, the Transferor, the Administrative Agent, the Collateral Agent, and the Collateral Custodian.

“Cut-Off Date” means, with respect to each Loan Asset, the date such Loan Asset is acquired by the Borrower.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Defaulted Loan Asset” means a Loan Asset which has become subject to a Value Adjustment Event of the type described in clauses (i) or (ii) of the definition thereof. If the Value Adjustment Event which gave rise to a Defaulted Loan Asset is cured, the Borrower may submit such Loan Asset for review by the Administrative Agent (in its sole discretion) for the purpose of re-classifying such Loan Asset as a Loan Asset which is no longer a Defaulted Loan Asset.

“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates to occur within one year of the initial funding of such Loan Asset but which, once all such installments have been made, has the characteristics of a Term Loan Asset.

“Disbursement Request” means a disbursement request from the Servicer (on behalf of the Borrower) to the Account Bank in the form attached hereto as Exhibit D in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(c).

“Dollar”, “USD” or “U.S.$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.

“Early Opt-in Election” means, if the then-current Benchmark is LIBOR, the occurrence of:

(1)          a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)          the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EBITDA” ~~mean~~means, with respect to any period and any Loan Asset, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Loan Agreement for such Loan Asset (together with all reasonable add-backs and exclusions as designated in such Loan Agreement), and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Loan Agreement, an amount, for the principal obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, unallocated depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), and any other item the Servicer and the Administrative Agent mutually deem to be appropriate.

“Eligible Bid” means a bid made in good faith by a bidder for all or any portion of the Collateral Portfolio in connection with a sale of the Collateral Portfolio in whole or in part pursuant to Section 7.02(i).

“Eligible Loan Asset” means, at any time, a Loan Asset which has been Pledged hereunder in respect of which each of the representations and warranties contained in Section 4.02 and Schedule II hereto is true and correct as of such time.

“Eligible Replacement” has the meaning assigned to that term in Section 6.01(c).

“Eligible Successor Agent” has the meaning assigned to that term in Section 9.01(h).

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or Servicer, as applicable, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower or Servicer, as applicable, or (c) for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower or Servicer, as applicable, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Eurodollar Disruption Event” means the occurrence of any of the following: (a) SMBC shall have notified the Administrative Agent of a determination by SMBC or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to fund any Advance, (b) SMBC shall have notified the Administrative Agent of the inability, for any reason, of SMBC or any of its respective assignees or participants to determine ~~LIBOR~~the applicable Benchmark, (c) SMBC shall have notified the Administrative Agent of a determination by SMBC or any of its respective assignees or participants that the rate at which deposits of Dollars are being offered to SMBC or any of its respective assignees or participants in the London interbank market does not accurately reflect the cost to SMBC or its assignee or participant of making, funding or maintaining any Advance or (d) SMBC shall have notified the Administrative Agent of the inability of SMBC or any of its respective assignees or participants to obtain Dollars in the London interbank market to make, fund or maintain any Advance.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excepted Persons” has the meaning assigned to that term in Section 11.13(a).

“Excess Concentration Amount” means, as of any date of determination, the sum of the Adjusted Borrowing Value of all Eligible Loan Assets as of such date that are Second Lien Loan Assets in excess of 20.0% of the Excess Concentration Measure.

“Excess Concentration Measure” means, as of any date of determination, the sum of the Adjusted Borrowing Value of each Eligible Loan Asset.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral Portfolio, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Underlying Collateral and (b) any amount received in the Collection Account or other Controlled Account representing (i) any amount representing a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under a Loan Agreement and (iii) any amount received in the Collection Account with respect to any Loan Asset retransferred or substituted for upon the occurrence of a Warranty Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale.

“Excluded Taxes” has the meaning assigned to that term in Section 2.11(a).

“Exposure Amount” means, as of any date of determination, with respect to each Loan Asset owned by the Borrower, the maximum unfunded commitment associated with such Loan Asset (including, without limitation, any letter of credit reimbursements).

“Extension Fee” has the meaning assigned to that term in the Lender Fee Letter.

“Facility Maturity Date” means the earliest to occur of (i) the Stated Maturity Date, (ii) the date of the declaration, or automatic occurrence, of the Facility Maturity Date pursuant to Section 7.01, (iii) the Collection Date and (iv) the occurrence of the termination of this Agreement pursuant to Section 2.18(b) hereof.

“Fair Market Value” means, with respect to any Loan Asset or item of Collateral Portfolio, as of each date fair market value information is publicly published by the Borrower, Servicer or Transferor, as applicable, if such Loan Asset has been reduced in value on such date below the original principal amount, the lesser of (i) the fair market value of such Loan Asset as required by, and in accordance with, the 1940 Act and any orders of the Securities and Exchange Commission issued to the Transferor, to be determined by the board of directors of the Transferor and reviewed by its auditors and (ii) the fair value of such Loan Asset determined in accordance with GAAP.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, a fluctuating per annum interest rate equal, for each such day, to the rate set forth for such day opposite the caption “Federal funds (effective)” in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day. Notwithstanding anything herein to the contrary, in no event shall the Federal Funds Rate be less than 0.00%.

“Federal Reserve Bank” means any of the twelve regional Federal Reserve Banks chartered under the laws of the United States.

“Fees” means (i) the Non-Usage Fee, (ii) the Extension Fee, if applicable and (iii) the other fees payable to each Lender pursuant to the terms of any Lender Fee Letter.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

~~“Fitch” means Fitch Ratings, Inc. or any successor thereto.~~

“First Lien Loan Asset” means any Loan Asset that (i) provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness of such Obligor, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable Underlying Collateral that are reasonable for similar loans, and liens accorded priority by law in favor of any Governmental Authority), and (iii) the Servicer determines in good faith that the value of the collateral or the enterprise value securing the Loan Asset and ability to generate cash flow on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan Asset plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBOR.

“Foreign Lender” means a Lender that is not a U.S. Person.

~~“Fourth Amendment Date” means November 30, 2018.~~

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Hazardous Materials” means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Indebtedness” means, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e); provided that, for the avoidance of doubt, any Loan Assets sold by the Borrower in a manner which is characterized on the books of the Borrower as a secured borrowing by the Borrower in accordance with GAAP but does not create any recourse to the Borrower (for example, where the Borrower sells a portion of a loan which has been restructured as a first lien loan and a first lien last out loan) shall not constitute “Indebtedness” of the Borrower.

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01.

“Indemnified Party” has the meaning assigned to that term in Section 8.01.

“Indemnifying Party” has the meaning assigned to that term in Section 8.03.

“Independent Director” means an individual who has prior experience as an independent director, independent manager or independent member and who is provided by CT Corporation, Corporation Service Company, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company reasonably approved by the Administrative Agent, in each case that is not an Affiliate of the Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and for the five-year period prior to such individual’s appointment as Independent Director has not been, and will not while serving as Independent Director be, any of the following:

(a)          a member, partner, equityholder, manager, director, officer or employee of the Borrower, the Parent, or any of their respective equityholders or Affiliates (other than as an Independent Director of the Parent, the Borrower or an Affiliate of the Borrower or the Parent or any special purpose vehicle that is required by a creditor to be a single purpose bankruptcy remote entity; provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers in the ordinary course of its business);

(b)          a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Parent, or any of their respective equityholders or Affiliates (other than as an employee of a nationally-recognized company that routinely provides professional Independent Directors and other corporate services to the Borrower, the Parent or any of their respective Affiliates in the ordinary course of its business);

(c)          a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)          a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships and any person sharing the Independent Director’s household (other than a tenant or employee).

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Advance” means the first Advance made pursuant to Article II.

“Initial Payment Date” means the 15th day of March, 2016 (or if such day is not a Business Day, the next succeeding Business Day).

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Underlying Collateral.

“Insurance Proceeds” means any amounts received on or with respect to a Loan Asset under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation, other than (i) any such amount received which is required to be used to restore, improve or repair the related real estate or required to be paid to the Obligor under the Loan Agreement or (ii) prior to an Event of Default hereunder and with prior notice to the Administrative Agent, any such amount for which the Borrower has elected, in its reasonable business discretion, to be used to restore, improve or repair the related real estate or otherwise to be paid to the Obligor under the Loan Agreement.

“Interest Collection Account” means a sub-account (account number 84455302 at the Account Bank) of the Collection Account into which Interest Collections shall be deposited.

“Interest Collections” means, (i) with respect to any Loan Asset, all payments and collections attributable to interest on such Loan Asset, including, without limitation, all scheduled payments of interest and payments of interest relating to principal prepayments, all delayed compensation (representing compensation for delayed settlement), all guaranty payments attributable to interest, proceeds of any liquidations, sales or dispositions attributable to interest on such Loan Asset and all Recoveries attributable to interest on such Loan Asset and (ii) amendment fees, late fees, waiver fees, prepayment fees, commitment fees, upfront fees, ticking fees or other similar amounts received in respect of Loan Assets.

“Interest Coverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Interest Coverage Ratio” or any comparable definition in the Loan Agreement for such Loan Asset, and in any case that “Interest Coverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) EBITDA to (b) Interest, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Loan Agreement.

“Interest Period” means with respect to any LIBOR Advance (i) the period beginning on, and including, the Advance Date or Conversion Date, as applicable, with respect to such LIBOR Advance and ending on, but excluding, the first succeeding Payment Date (provided that if the Advance Date or Conversion Date, as applicable, for any LIBOR Advance occurs prior to the Payment Date in the same calendar month, the initial Interest Period for such LIBOR Advance shall end on, but exclude, the second succeeding Payment Date) and (ii) thereafter, for so long as such LIBOR Advance or any portion thereof remains outstanding, each period beginning on, and including, the Payment Date on which the immediately preceding Interest Period with respect to such LIBOR Advance ended and ending on, but excluding, the next succeeding Payment Date.

“Investment Policies” means the Servicer’s written investment policies in effect on the date hereof (a copy of which has been previously delivered to the Administrative Agent), as same may be amended from time to time in Servicer’s reasonable business judgment.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Joinder Supplement” means an agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit E to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Lender” means (i) SMBC, (ii) each financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower as contemplated by Section 2.22 and/or (iii) any other Person to whom a Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04.

“Lender Allocation Percentage” means, as of any Payment Date Cut-Off, the greater of: (i) 65% and (ii) the percentage obtained by dividing (x) the Advances Outstanding as of such date by (y) the sum of the Adjusted Borrowing Value of each Eligible Loan Asset as of such date.

“Lender Fee Letter” means each fee letter agreement that shall be entered into by and among the Borrower, the Servicer and the applicable Lender in connection with the transactions contemplated by this Agreement, as amended, modified, waived, supplemented, restated or replaced from time to time.

“LIBOR” means, for any day during any Interest Period, with respect to any LIBOR Advance (or portion thereof), the rate per annum for a three-month maturity appearing on the Reuters Screen LIBOR01 Page (or any successor or substitute page) (the “LIBOR Page”) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period; provided that for the initial Interest Period with respect to any LIBOR Advance, if such Interest Period is shorter than three months or longer than three months, the Administrative Agent shall have the right to determine LIBOR for such Interest Period as the rate per annum for a period of the same duration as such Interest Period appearing on the LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period, or if no rate per annum for deposits in Dollars for a period of such duration is set forth on the LIBOR Page at such time on such LIBOR Determination Date, the Administrative Agent shall have the right to determine LIBOR for such Interest Period by linear interpolation between the rate per annum for deposits in Dollars for the next shorter period and the rate per annum for deposits in Dollars for the next longer period set forth on the LIBOR Page at such time on such LIBOR Determination Date; provided further that if the rates that are described above in this definition are not set forth on the LIBOR Page as of such times, the Administrative

Agent shall determine LIBOR (a) by reference to such other comparable publicly available information service for displaying rates for Dollar deposits in the London interbank market as may be selected by the Administrative Agent, in its sole discretion, or (b) if no such service is available, as the rate per annum at which Dollar deposits of $5,000,000 for a relevant maturity are offered by the principal London office of Sumitomo Mitsui Banking Corporation Europe Limited at approximately 11:00 a.m. London time on such LIBOR Determination Date for delivery on the first day of such Interest Period to other banks in the Eurocurrency market; provided further that if the LIBOR Page rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

If the Administrative Agent determines that a Eurodollar Disruption Event (other than a Benchmark Replacement Event) has occurred and is continuing, at the election of the Administrative Agent, the LIBOR Yield Rate shall be equal to the Base Rate plus the Applicable Spread for each day until the Administrative Agent determines that such Eurodollar Disruption Event has ceased, at which time the LIBOR Yield Rate shall again be equal to LIBOR (or the applicable Benchmark) plus the Applicable Spread for such LIBOR Advance for such date; provided that if a Eurodollar Disruption Event has occurred and LIBOR (or the applicable Benchmark) has been replaced with a Benchmark Replacement, such Eurodollar Disruption Event shall no longer be continuing, and “LIBOR” (or the applicable Benchmark) shall mean such Benchmark Replacement. Notwithstanding anything herein to the contrary, if the alternative base rate used to calculate interest for LIBOR Advances in substitution for LIBOR (or the applicable Benchmark) shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR Advance” means (i) any Advance made as a LIBOR Advance in accordance with Section 2.02(b) and (ii) any Advance converted from a Base Rate Advance to a LIBOR Advance in accordance with Section 2.02(c).

“LIBOR Advances Outstanding” means, at any time, the outstanding LIBOR Advances.

“LIBOR Determination Date” means, with respect to each Interest Period, the day that is two Business Days prior to the first day of such Interest Period.

“LIBOR Yield” means, for any LIBOR Advances Outstanding, and any Interest Period for each such LIBOR Advance, the sum of the amounts determined for each day in such Interest Period in accordance with the following formula:

YR x L D

where:	YR	=	the LIBOR Yield Rate applicable to such LIBOR Advance during such Interest Period;

	L	=	the outstanding principal amount of such LIBOR Advance on such day; and

	D	=	360;

“LIBOR Yield Rate” means, for any LIBOR Advance, as of any date of determination during any Interest Period applicable to such LIBOR Advance, an interest rate per annum equal to LIBOR (or the applicable Benchmark) for such LIBOR Advance during such Interest Period plus the Applicable Spread~~; provided that if the Administrative Agent determines that a Eurodollar Disruption Event has occurred, at the election of the Administrative Agent, the LIBOR Yield Rate shall be equal to the Base Rate plus the Applicable Spread for each day until the Administrative Agent determines that such Eurodollar Disruption Event has ceased, at which time the LIBOR Yield Rate shall again be equal to LIBOR for such LIBOR Advance for such date plus the Applicable Spread~~.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

“Lien Release Dividend” has the meaning assigned to that term in Section 2.07(g).

“Lien Release Dividend Date” means the date of a Lien Release Dividend specified by the Borrower, which date may be any Business Day, provided written notice is given in accordance with Section 2.07(g).

“Loan Agreement” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

“Loan Asset” means any commercial loan, or portion thereof, individually or collectively, acquired by the Borrower in the ordinary course of its business, which loan includes, without limitation, (i) the Required Loan Documents and Loan Asset File, and (ii) all right, title and interest of the Borrower in and to the loan and any Underlying Collateral, but excluding, in each case, the Retained Interest and Excluded Amounts and owned by the Borrower on the initial Advance Date (as set forth on the Loan Asset Schedule delivered on the initial Advance Date) or acquired by the Borrower after the initial Advance Date pursuant to the delivery of a Loan Assignment and listed on Schedule Ito the Loan Assignment with respect to acquisitions from the Transferor and pursuant to assignments or novations contemplated by each relevant Loan Agreement with respect to all acquisitions.

“Loan Asset Checklist” means an electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Custodian, for each Loan Asset, of all Required Loan Documents to be included within the respective Loan Asset File, which shall specify whether such document is an original or a copy.

“Loan Asset File” means, with respect to each Loan Asset, a file containing (a) each of the documents and items as set forth on the Loan Asset Checklist with respect to such Loan Asset and (b) duly executed originals (to the extent required herein) and copies of any other Records relating to such Loan Assets and Portfolio Assets pertaining thereto.

“Loan Asset Register” has the meaning assigned to that term in Section 5.03(k).

“Loan Asset Schedule” means the schedule of Loan Agreements (as amended or modified from time to time in accordance with the terms hereof) evidencing Loan Assets delivered by the Borrower to the Collateral Custodian and the Administrative Agent. Each such schedule shall set forth, as to any Eligible Loan Asset to be Pledged hereunder, the applicable information specified on Schedule IV, which shall also be provided to the Collateral Custodian in electronic format acceptable to the Collateral Custodian.

“Loan Assignment” has the meaning set forth in the Purchase and Sale Agreement.

“Loan-to-Value Ratio” means, with respect to a Loan Asset, the percentage equivalent of a fraction, (i) the numerator of which is equal to the commitment amount as provided in the applicable Loan Agreement of such Loan Asset plus the commitment amount of any other senior or pari passu Indebtedness of the related Obligor (including, in the case of Revolving Loan Asset and Delayed Draw Loan Asset, without duplication, the maximum availability thereof) and (ii) the denominator of which is equal to the enterprise value of the Obligor that issued such Loan Asset (as determined by the Servicer in accordance with the Servicing Standard, as of the Cut-Off Date, unless the Administrative Agent in its reasonable discretion disagrees with such determination, in which case the Administrative Agent shall determine the enterprise value of such Obligor). In the event the Borrower disagrees with the Administrative Agent’s determination of the enterprise value of such Obligor, the Borrower may (at its expense) retain an Approved Valuation Firm to value such Obligor, and if the value determined by such firm is greater than the Administrative Agent’s determination of the enterprise value of such Obligor, such firm’s valuation shall become the enterprise value of such Obligor; provided that the enterprise value of such Obligor shall be the value assigned by the Administrative Agent until such firm has determined its value.

“Majority Owned Affiliate” means an Affiliate at least 50.1% of the equity interests of which are owned, directly or indirectly, by the Borrower, the Servicer or the Transferor, as applicable.

“Make-Whole Premium” means an amount, payable pro rata to each Lender, equal to, to the extent the Agreement is terminated or the Maximum Facility is reduced, in whole or in part, in each case pursuant to Section 2.18(b) (a) after the Closing Date but on or prior to the date which is one year following the Closing Date, 2.00% of the Maximum Facility Amount (if the Agreement is terminated) or the amount by which the Maximum Facility Amount is reduced, as applicable, (b) after any date that is after the first anniversary of the Closing Date but on or prior to the date which is two years following the Closing Date, 1.00% of the Maximum Facility Amount (if the Agreement is terminated) or the amount by which the Maximum Facility Amount is reduced, as applicable and (c) after any date that is after the second anniversary of the

Closing Date, 0.00% of the Maximum Facility Amount (if the Agreement is terminated) or the amount by which the Maximum Facility Amount is reduced, as applicable; provided that the Make-Whole Premium shall be calculated without giving effect to the proviso in the definition of “Maximum Facility Amount”.

“Management Agreement” means the Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of December 2, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower, the Transferor and the Servicer, to perform their respective obligations under this Agreement or any other Transaction Document to which such entity is a party or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s, the Administrative Agent’s or the other Secured Parties’ Lien on the Collateral Portfolio.

“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset executed or effected on or after the Cut-Off Date for such Loan Asset which:

(a)            reduces or forgives any or all of the principal amount due under such Loan Asset;

(b)           (i) delays or extends the maturity date or any principal payment date for such Loan Asset by more than six (6) months or, along with all prior such amendments, waivers, modifications or supplements executed or effected on or after the applicable Cut-Off Date, causes the maturity date or any principal payment date for such Loan Asset to be delayed or extended more than six (6) months in the aggregate; or

(ii) delays or extends the maturity date or any principal payment date for such Loan Asset beyond the Stated Maturity Date; provided however that this clause (ii) shall not apply to any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset the maturity date of which was subsequent to the Stated Maturity Date as of the Cut-Off Date for such Loan Asset; provided further that if the Borrower has purchased or purchases a Loan Asset that is a portion of a loan tranche under a Loan Agreement and subsequently purchases an additional portion of such loan tranche, then for purposes of clause (i) or (ii) of this clause (b), a Material Modification pursuant to such clause (i) or (ii) to the portion of such tranche first purchased by the Borrower shall be deemed to also constitute a Material Modification to any portion of such tranche subsequently purchased by the Borrower;

(c)           waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Loan Asset (other than any deferral or capitalization already allowed by the terms of the Loan Agreement of any PIK Loan Asset), or reduces the spread or coupon with respect to such Loan Asset by more than 2.00% or, along with all prior such amendments, waivers, modifications or supplements executed or effected on or after the applicable Cut-Off Date, reduces the spread or coupon with respect to such Loan Asset by more than 2.00%;

(d)           contractually or structurally subordinates such Loan Asset, or the Lien of such Loan Asset, by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Collateral securing such Loan Asset;

(e)           substitutes, alters or releases a material portion of the Underlying Collateral securing such Loan Asset and such substitution, alteration or release, as determined in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Loan Asset; or

(f)            amends, modifies, waives or supplements any financial covenants or waives any default of any Loan Asset, in each case that could reasonably be expected to have a material adverse effect on the Obligor’s creditworthiness or on the collectability of such Loan Asset had such amendment, modification, waiver or supplement not occurred; or

(g)           results in materially less financial information in respect of reporting frequency, scope or otherwise that is provided by the Obligor with respect to such Loan Asset.

“Maximum Facility Amount” means the aggregate Commitments as then in effect, which amount shall not exceed $300,000,000; provided that at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Measurement Date” means each of the following, as applicable: (i) the Closing Date; (ii) each Cut-Off Date; (iii) each Reporting Date; (iv) each Advance Date; and (v) the date of any optional repurchase, substitution or Lien Release Dividend pursuant to or any Borrowing Base calculation required by Section 2.07.

“Monthly Reporting Date” means the seventh Business Day of each calendar month, commencing December 2015.

“Monthly Servicing Report” has the meaning assigned to that term in Section 6.08(b).

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or Servicer, as applicable, or any ERISA Affiliate of either contributed or had any obligation to contribute on behalf of its employees at any time during the current year or the preceding five years.

“Net Senior Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Net Senior Leverage Ratio” or any comparable definition relating to first lien senior secured Indebtedness in the Loan Agreement for such Loan Asset, and in any case that “Net Senior Leverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio with respect to the applicable Obligor of (i) first lien senior secured Indebtedness minus Unrestricted Cash to (ii) EBITDA as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Loan Agreement.

“Non-Performing Loan Asset” means a Loan Asset in which (a) the Obligor commences restructuring or workout negotiations or completes a debt-for-equity swap, (b) the Obligor has a payment default with respect to principal or interest with respect to any pari passu debt facility or (c) the Servicer has classified the Loan Asset as non-accrual.

“Non-Usage Fee” has the meaning assigned to that term in the Lender Fee Letter.

“Noteless Loan Asset” means a Loan Asset with respect to which the Loan Agreements (i) do not require the Obligor to execute and deliver a promissory note to evidence the Indebtedness created under such Loan Asset or (ii) require the Obligor to execute and deliver such promissory note to any holder of the Indebtedness created under such Loan Asset only if such holder requests the Obligor to deliver such promissory note, and the Obligor has not been requested to deliver such promissory note with respect to such Loan Asset held by the Borrower.

“Notice and Request for Consent” has the meaning assigned to that term in Section 2.07(g)(i).

“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent and each Lender in the form attached hereto as Exhibit F.

“Notice of Exclusive Control” has the meaning assigned to that term in the Control Agreement.

“Notice of Reduction” means a notice of a reduction of the Advances Outstanding and/or the Maximum Facility Amount pursuant to Section 2.18, in the form attached hereto as Exhibit G.

“Obligations” means all present and future Indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Secured Parties, arising under this Agreement and/or any other Transaction Document and shall include, without limitation, all liability for principal of and interest on the Advances Outstanding, Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the

Administrative Agent, the Secured Parties, the Account Bank, the Collateral Agent and the Collateral Custodian under this Agreement and/or any other Transaction Document, including, without limitation, any amounts payable under any Lender Fee Letter, any Make-Whole Premium and costs and expenses payable by the Borrower to the Secured Parties, including reasonable and reasonably documented outside attorneys’ fees, costs and expenses, including without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, collectively, each Person obligated to make payments under a Loan Agreement, including any guarantor thereof.

“Officer’s Certificate” means a certificate signed by a director, a manager, the president, the secretary, an assistant secretary, the chief financial officer or any vice president, as an authorized officer, of any Person.

“Opinion of Counsel” means a written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion; provided that Dechert LLP shall be considered acceptable counsel for purposes of this definition.

“Optional Sale” has the meaning assigned to that term in Section 2.07(h).

“Outstanding Balance” means the principal balance of a Loan Asset, expressed exclusive of PIK Interest and accrued interest. For the avoidance of doubt, the Outstanding Balance with respect to a Revolving Loan Asset or a Delayed Draw Loan Asset shall be equal to the funded amount of such Revolving Loan Asset or Delayed Draw Loan Asset.

“Parent” means CCT or any successor entity formed by or surviving any Permitted BDC Merger.

“Payment Date” means the 15th day of each March, June, September and December or, if such day is not a Business Day, the next succeeding Business Day, commencing on the Initial Payment Date; provided that the final Payment Date shall occur on the Collection Date; provided further that the Administrative Agent may, in its sole discretion with three (3) Business Days’ prior written notice to the Borrower, the Collateral Agent and the Servicer, déclassé any Business Day a Payment Date if (i)(x) an Event of Default shall have been declared or (y) after the automatic occurrence of a Facility Maturity Date and (ii) the Administrative Agent or the Lenders have declared the Advances Outstanding and the other Obligations to be immediately due and payable in full in accordance with Section 7.01.

“Payment Date Cut-Off” means, with respect to each Payment Date, the fifth Business Day prior to such Payment Date.

“Payment Duties” has the meaning assigned to that term in Section 10.02(b)(ii).

“Pension Plan” has the meaning assigned to that term in Section 4.01(x).

“Permitted BDC” means each of FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV and Corporate Capital Trust II.

“Permitted BDC Merger” means any transaction or a series of related transactions for the direct or indirect acquisition by a Permitted BDC of CCT; provided that substantially concurrently with the consummation of any merger where CCT (or such successor for which opinions referenced below have been delivered) is not the surviving entity, such Permitted BDC shall have delivered perfection, true sale and non-consolidation opinions in form reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, the transaction contemplated by the Agreement and Plan of Merger, which transaction occurred on December 19, 2018, was a Permitted BDC Merger.

“Permitted Investments” means, at any time:

(i)          direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(ii)         demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;

(iii)       commercial paper that (i) is payable in Dollars and (ii) is rated at least “A1” by Standard & Poor’s and “P-1” by Moody’s; and (iv)units of money market funds rated in the highest credit rating category by each of S&P and Moody’s.

No Permitted Investment shall have an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Collateral Custodian, the Account Bank or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided that, notwithstanding the foregoing clauses (i) through (iv), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s Certificate of the Borrower or the Servicer to the Administrative Agent and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Servicer), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (a) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith and (c) Liens granted pursuant to or by the Transaction Documents.

“Permitted Successor Advisor” means any joint venture entity between (i) KKR Credit Advisors (US) LLC or its Affiliate and (ii) Franklin Square Holdings, L.P. or its Affiliate, pursuant to which joint venture (a) KKR Credit Advisors (US) LLC or its Affiliate owns at least 50% of the equity interests of all classes (including voting equity interests) and (b) at least 50% of the investment committee with the sole authority to make investment-related decisions for (1) prior to the consummation of a Permitted BDC Merger, CCT, and (2) on or after the consummation of each Permitted BDC Merger, the applicable Permitted BDC, are employees of KKR Credit Advisors (US) LLC or its Affiliate.

“Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“PIK Interest” means interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as interest as it accrues.

“PIK Loan Asset” means a Loan Asset which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan Asset for some period of the time prior to such Loan Asset requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it is received.

“Pledge” means the pledge of any Eligible Loan Asset or other Portfolio Asset pursuant to Article II.

“Portfolio Assets” means all Loan Assets owned by the Borrower, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower in and to:

(a)         any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b)         all rights with respect to the Loan Assets to which the Borrower is entitled as lender of record under the applicable Loan Agreement;

(c)         the Controlled Accounts, together with all cash and investments in each of the foregoing including amounts earned on investments therein;

(d)         any Underlying Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Cut-Off Date and all liquidation proceeds;

(e)         all Required Loan Documents, the Loan Asset Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Asset Files or Records;

(f)          all Insurance Policies with respect to any Loan Asset;

(g)         all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(h)         the Purchase and Sale Agreement (including, without limitation, rights of recovery of the Borrower against the Transferor) and the assignment to the Collateral Agent, for the benefit of the Secured Parties, of all UCC financing statements filed by the Borrower against the Transferor under or in connection with the Purchase and Sale Agreement;

(i)          all records (including computer records) with respect to the foregoing (including, without limitation, the Records);

(j)          all collections, income, payments, proceeds and other benefits of each of the foregoing; and

(k)         all rights with respect to the Loan Assets to which the Borrower is entitled as assignee under any assignment agreement related to the applicable Loan Agreement.

“Prime Rate” means, as of any date, the rate announced by SMBC from time to time and in effect on such date as its prime rate in the United States at its New York Branch, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by SMBC or any other specified financial institution in connection with extensions of credit to debtors; provided that if the Prime Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Principal Collection Account” means a sub-account (account number 84455301 at the Account Bank) of the Collection Account into which Principal Collections shall be deposited.

“Principal Collections” means (i) any amounts deposited by the Borrower (or the Servicer on its behalf) in accordance with Section 2.06(a)(i) or Section 2.07(c)(i) and (ii) with respect to any Loan Asset, all amounts received which are not Interest Collections, including, without limitation, all Recoveries, all Insurance Proceeds, all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales or dispositions, in each case, not attributable to the interest on such Loan Asset. For the avoidance of doubt, “Principal Collections” shall not include amounts on deposit in the Unfunded Exposure Account.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (as determined under clause (i) of the definition of “Commitment”), by the aggregate Commitments of all the Lenders (as determined under clause (i) of the definition of “Commitment”).

“Proceeds” means, with respect to any Collateral Portfolio, all property that is receivable or received when such Collateral Portfolio is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral Portfolio.

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated as of the Closing Date, between the Transferor, as the seller, and the Borrower, as the purchaser, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Quarterly Reporting Date” means the seventh Business Day of each calendar quarter, commencing with the calendar quarter beginning January 1, 2016.

“Quarterly Servicing Report” has the meaning assigned to that term in Section 6.08(b).

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Collateral Portfolio or maintained with respect to the Collateral Portfolio and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower has acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

“Recoveries” means, as of the time any Underlying Collateral with respect to any Loan Asset subject to a payment default, or other default, by the related Obligor is sold, discarded or abandoned (after a determination by the Servicer that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to that term in Section 2.14.

“Reinvestment Period” shall mean the date commencing on the Closing Date and ending on the day preceding the earliest of (i) June 2, ~~2020~~2021 (or such later date as results from the Reinvestment Period Extension in accordance with and pursuant to Section 2.01(d)(i), or as otherwise agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders), (ii) the occurrence of an Event of Default and the termination of the Commitments pursuant to Section 7.01 and (iii) the declaration or automatic or scheduled occurrence of the Facility Maturity Date; provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next Business Day.

“Reinvestment Period Extension” has the meaning assigned to that term in Section 2.01(d)(i).

“Release Date” has the meaning set forth in Section 2.07(c).

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the calculation of Total Net Leverage Ratio, Interest Coverage Ratio or Net Senior Leverage Ratio, as applicable, for such Loan Asset in the related Loan Agreement or, if no such period is provided for therein, for Obligors delivering monthly financing statements, each period of the last 12 consecutive reported calendar months, and for Obligors delivering quarterly financing statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan Asset; provided that with respect to any Loan Asset for which the relevant test period is not provided for in the related Loan Agreement, if an Obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Remittance Period” means, (i) as to the Initial Payment Date, the period beginning on the Closing Date and ending on, and including, the Payment Date Cut-Off immediately preceding such Payment Date and (ii) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Payment Date Cut-Off immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reporting Date” means, as the context requires, either (i) the Monthly Reporting Date or (ii) the Quarterly Reporting Date.

“Required Lenders” means (i) SMBC (as a Lender hereunder) and its successors and assigns, in the event any such party is a Lender hereunder and (ii) the Lenders representing an aggregate of at least 51% of the aggregate Commitments of the Lenders then in effect.

“Required Loan Documents” means, for each Loan Asset, originals (except as otherwise indicated) of the following documents or instruments, all as specified on the related Loan Asset Checklist:

(a)(i) other than in the case of a Noteless Loan Asset, the original or, if accompanied by an original “lost note” affidavit and indemnity, a copy of, the underlying promissory note, endorsed by the Borrower (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements in blank), and (ii) if such promissory note is not issued in the name of the Borrower or in the case of a Noteless Loan Asset (x) a copy of each transfer document or instrument relating to such Noteless Loan Asset evidencing the assignment of such Noteless Loan Asset from the Borrower in blank, and (y) a copy of the Loan Asset Register with respect to such Noteless Loan Asset, as described in Section 5.03(k)(ii) and (iii) additional transfer agreements, consents or other documentation necessary (if any) to ensure the Borrower is a lender of record under the underlying Loan Agreement and recognized by the underlying agent or administrative agent, as applicable, and the Obligor with respect to such Loan Asset as a lender thereto;

(b)    originals or copies of each of the following, to the extent applicable to the related Loan Asset; any related Loan Agreement, credit agreement, note purchase agreement, security agreement (if separate from any mortgage), sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments, guarantee, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto, as set forth on the Loan Asset Checklist; and

(c)    with respect to any Loan Asset originated by the Transferor or an Affiliate and with respect to which the Transferor or an Affiliate acts as administrative agent (or in a comparable capacity), either (i) copies of the UCC-1 Financing Statements, if any, and any related continuation statements, each showing the Obligor as debtor and the Collateral Agent as total assignee or showing the Obligor, as debtor and the Transferor or the applicable Affiliate as secured party and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, in each case as set forth in the Loan Asset Checklist.

“Required Reports” means, collectively, the asset report and the Servicing Reports required pursuant to Section 6.08(b), the Servicer’s Certificate required pursuant to Section 6.08(c), the financial statements of the Servicer required pursuant to Section 6.08(d), the tax returns of the Borrower, the Transferor, the Parent and the Servicer required pursuant to Section 6.08(e), the financial statements and valuation reports of each Obligor required pursuant to Section 6.08(f), the annual statements as to compliance required pursuant to Section 6.09, and the annual independent public accountant’s report required pursuant to Section 6.10.

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend or distribution paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (iv) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Agented Note that is transferred to the Borrower, (i) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Note and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Agented Note that relate to such portion(s) of the indebtedness that is owned by another lender.

“Revolving Loan Asset” means a Loan Asset that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed.

“S&P” means ~~Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or its~~S&P Global Ratings and any successor or successors ~~in interest)~~thereto.

“Scheduled Payment” means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Loan Agreement.

“Second Lien Loan Asset” means any Loan Asset that (a) is secured by a valid and perfected second priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset (whether or not there is also a security interest of a higher or lower priority in additional collateral), subject to any “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, (b) is pari passu in right of payment with the Indebtedness of the holders of the first priority security interest (other than with respect to receipt of the proceeds of liquidated collateral following an event of default), (c) pursuant to an intercreditor or subordination agreement between the Borrower (or the applicable agent) and the holder of such first priority security interest (or the applicable agent), the amount of Indebtedness covered by such first priority security interest is limited in terms of aggregate outstanding amount or percent of outstanding principal and (d) has a Loan-to-Value Ratio, as of the Cut-Off Date, of not greater than 70%.

“Secured Party” means each of the Administrative Agent, each Lender (together with its successors and assigns), each Affected Party, the Collateral Agent, the Collateral Custodian, the Account Bank and, to the extent of any Obligations owing to such Person hereunder or under any other Transaction Document, each of their respective Affiliates, assigns, officers, directors, employees and agents.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sequential Pay Event” means, as of any date of determination, (i) after the occurrence of an Event of Default and the termination of the Commitments pursuant to Section 7.01, (ii) after the declaration or automatic or scheduled occurrence of the Facility Maturity Date or (iii) after the end of the Reinvestment Period when the aggregate Adjusted Borrowing Value of the Loan Assets held by the Borrower first equals 50% or less of the aggregate Adjusted Borrowing Value of the Loan Assets held by the Borrower as of the final day of the Reinvestment Period.

“Servicer” means at any time the Person then authorized, pursuant to Section 6.01 to service, administer, and collect on the Loan Assets and exercise rights and remedies in respect of the same.

“Servicer Pension Plan” has the meaning set forth in Section 4.03(p).

“Servicer Termination Event” means the occurrence of any one or more of the following events:

(a)    any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections) or the Unfunded Exposure Account, as required by this Agreement or any Transaction Document which continues unremedied for a period of two Business Days;

(b)    any failure on the part of the Servicer duly to (i) observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party (including, without limitation, any delegation of the Servicer’s duties that is not permitted by Section 6.01 of this Agreement) or (ii)    comply in any material respect with the Servicing Standard regarding the servicing of the Collateral Portfolio and in each case of clause (i) or (ii) the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or the Collateral Agent (at the direction of the

Administrative Agent) and (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(c)       the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party and for which there is recourse to the Servicer or the property of the Servicer for such debt in an aggregate amount in excess of United States $5,000,000, individually or in the aggregate;

(d)       a Bankruptcy Event shall occur with respect to the Servicer;

(e)       (i) prior to the consummation of a Permitted BDC Merger, CCT, and (ii) on or after the consummation of each Permitted BDC Merger, the applicable Permitted BDC, shall assign its rights or obligations as “Servicer” hereunder to any Person without the consent of each Lender and the Administrative Agent (as required in Section 11.04(a) of this Agreement) (other than pursuant to Section 6.01 following the delivery of a Servicer Termination Notice);

(f)       the occurrence of any Change of Control with respect to the Servicer that does not comply with the provisions of Section 5.04(a) of this Agreement;

(g)      any failure by the Servicer to deliver (i) any required Servicing Report on or before the date occurring two Business Days after the date such report is required to be made or given, as the case may be or (ii) any other Required Reports hereunder on or before the date occurring five Business Days after the date such report is required to be made or given, as the case may be, in each case under the terms of this Agreement;

(h)      any representation, warranty or certification made by the Servicer in any Transaction Document or in any document or report delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which inaccuracy has a Material Adverse Effect on the Lenders, and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent, or the Collateral Agent (at the direction of the Administrative Agent) and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(i)       any financial or other information reasonably requested from the Servicer in accordance with the terms of this Agreement by the Administrative Agent, a Lender or the Collateral Agent is not provided as requested within 10 Business Days following such request;

(j)       the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of United States $15,000,000, individually or in the aggregate, (excluding, in each case, any amounts covered by insurance), and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days after the later of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished, without such judgment, decree or order being vacated, stayed or discharged during such 60 day period;

(k)           the occurrence of (i) an Event of Default, (ii) the Facility Maturity Date or (iii)   a Material Adverse Effect with respect to the Servicer or its business; or

(l)            the Servicer resigns in contravention of Section 6.11 of this Agreement.

“Servicer Termination Notice” has the meaning assigned to that term in Section 6.01(b).

“Servicer’s Certificate” has the meaning assigned to that term in Section 6.08(c).

“Servicing Fees” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Remittance Period, which fee shall be equal to the product of (i) 0.50%, (ii) the arithmetic mean of the aggregate Outstanding Balance of all Eligible Loan Assets on the first day and on the last day of the related Remittance Period and (iii) the actual number of days in such Remittance Period divided by 360; provided that the rate set forth in clause (i) hereof may be increased up to 0.75% at the discretion of the Administrative Agent in the event that a successor Servicer is appointed pursuant to Section 6.01(c).

“Servicing File” means, for each Loan Asset, (a) copies of each of the Required Loan Documents and (b) any other portion of the Loan Asset File which is not part of the Required Loan Documents.

“Servicing Report” has the meaning assigned to that term in Section 6.08(b).

“Servicing Standard” means, with respect to any Loan Assets included in the Collateral Portfolio, to service and administer such Loan Assets on behalf of the Secured Parties in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements, all customary and usual servicing practices for loans like the Loan Assets and, to the extent consistent with the foregoing, (a)(i) if the Servicer is the originator or an Affiliate thereof, the higher of: (A) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Loan Assets for its own account, and (B) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others pursuant to and in accordance with the Investment Policies, and (ii) if the Servicer is not the originator or an Affiliate thereof, the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others; (b) with a view to maximize the value of the Loan Assets; and (c) without regard to: (i) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction, (ii) the ownership by the Servicer or any Affiliate thereof of any Loan Assets, or (iii) the ownership, servicing or management for others by the Servicer of any other loans or property by the Servicer.

“Sixth Amendment Date” means December 1, 2020.

“SMBC” means Sumitomo Mitsui Banking Corporation, a Japanese joint stock corporation, in its individual capacity, together with its successors and assigns.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair market value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity Date” means ~~June~~December 2, 2023 (or, if such day is not a Business Day, the next succeeding Business Day) or such later date as results from the Stated Maturity Date Extension in accordance with and pursuant to Section 2.01(d)(ii), or as otherwise agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders.

“Stated Maturity Date Extension” has the meaning assigned to that term in Section 2.01(d)(ii).

“Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means with respect to a person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset Pledged by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 2.07(a) or Section 2.07(c)(ii).

“Successor Servicer” has the meaning assigned to that term in Section 6.01(i).

“Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term Loan Asset” means a Loan Asset that is a term loan that has been fully funded and does not contain any unfunded commitment arising from an extension of credit to an Obligor.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total Net Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Total Net Leverage Ratio” relating to total Indebtedness in the Loan Agreement for such Loan Asset, and in any case that “Total Net Leverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio with respect to the applicable Obligor of (a) total Indebtedness minus Unrestricted Cash to (b) EBITDA, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Loan Agreement.

“Transaction Documents” means this Agreement, any Variable Funding Note(s), any Joinder Supplement, the Purchase and Sale Agreement, the Control Agreement, the Custody Agreement, the Collateral Custodian and Account Bank Fee Letter, each Lender Fee Letter and each document, instrument or agreement related to any of the foregoing.

“Transferor” means CCT, in its capacity as the transferor hereunder and as the seller under the Purchase and Sale Agreement, together with its successors and assigns in such capacity.

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underlying Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, without limitation, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets.

“Underwriting Period” has the meaning assigned to that term in Section 3.02(b)(ii).

“Underwriting Request” has the meaning assigned to that term in Section 3.02(b)(ii).

“Unfunded Exposure Account” means a trust account (account number 84455303 at the Account Bank) in the name of the Borrower and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time and subject to the terms thereof shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account.

“Unfunded Exposure Amount” means, as of any date of determination, an amount equal to the aggregate amount of all Exposure Amounts.

“Unfunded Exposure Amount Shortfall” has the meaning assigned to that term in Section 2.02(f).

“Unfunded Exposure Equity Amount” means, on any date of determination, an amount equal to, for each Eligible Loan Asset which has any unfunded commitments, the aggregate sum of the products of (a) the Exposure Amount for each such Eligible Loan Asset and (b)   the difference of (x) 100% minus (y) the Applicable Percentage for each such Eligible Loan Asset.

“United States” means the United States of America.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unrestricted Cash” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Unrestricted Cash” or any comparable definition in the Loan Agreement for each Loan Asset, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Loan Agreement, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Loan Agreement).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date (any of which, for the avoidance of doubt, may occur more than once):

(i)            an Obligor principal payment default under any Loan Asset;

(ii)           any other Obligor payment default with respect to principal or interest under any Loan Asset (after giving effect to any applicable grace and/or cure periods set forth in the Loan Agreement, but in any case not to exceed five Business Days);

(iii)          a Bankruptcy Event with respect to the related Obligor;

(iv)          the occurrence of a Material Modification with respect to such Loan Asset;

(v)           the Obligor in respect of such Loan Asset fails to deliver to the Borrower or the Servicer any financial reporting information (after giving effect to any grace and/or cure period set forth in the Loan Agreement);

(vi)          any other Obligor default under such Loan Asset (after giving effect to any applicable grace or cure periods in accordance with the applicable Loan Agreement) that, in the Administrative Agent’s sole discretion, could reasonably be expected to have a material and adverse effect on the creditworthiness of such Obligor or on the collectability of any amount required to be paid under the related Loan Agreement for such Loan Asset; ~~or~~

(vii)         for Second Lien Loan Assets only, the Total Net Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan Asset (x) is more than 1.25x higher than such Total Net Leverage Ratio as calculated on the applicable Cut-Off Date (or, in the case of Loan Assets approved by the Administrative Agent prior to November 30, 2018, as set forth on the Approval Notice for such Loan Assets) and (y) is more than 3.50x;

(viii)        for First Lien Loan Assets only, the Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such First Lien Loan Asset is more than 1.0x higher than the Net Senior Leverage Ratio as calculated as of the applicable Cut-Off Date (or, in the case of Loan Assets held by the Borrower as of the Sixth Amendment Date, as of the end of the first quarter of 2020);

(ix)           the Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan Asset is both (A) less than 80% of the Interest Coverage Ratio with respect to such Loan Asset as of the applicable Cut-Off Date (or, in the case of Loan Assets held by the Borrower as of the Sixth Amendment Date, as of the end of the first quarter of 2020) and (B) less than 1.50 to 1.00; or

(x)            the Servicer has deemed such Loan Asset to be a Non-Performing Loan Asset.

“Variable Funding Note” has the meaning assigned to such term in Section 2.01(a).

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Event” means, as to any Loan Asset, the discovery by the Borrower, the Transferor (if applicable) or the Servicer that as of the related Cut-Off Date for such Loan Asset there existed a breach of any representation or warranty set forth in Section 4.02 and Schedule II or Section 4.2 of the Purchase and Sale Agreement by the Borrower, the Transferor (if applicable) or the Servicer relating to such Loan Asset (including that the Loan Asset failed to satisfy the criteria of the definition of “Eligible Loan Asset”) and the failure of Borrower to cure such breach, or cause the same to be cured, within 10 Business Days after the earlier to occur of the Borrower’s, Seller’s or Servicer’s receipt of notice thereof from the Administrative Agent or the Borrower’s, Seller’s or Servicer’s becoming aware thereof.

“Warranty Loan Asset” means a Loan Asset with respect to which a Warranty Event has occurred.

“Wells Fargo” means Wells Fargo, National Association.

“Withholding Agent” means the Borrower, the Servicer and the Administrative Agent.

“Yield” means the sum of the following, payable on each Payment Date:

(a)           the aggregate LIBOR Yield for all LIBOR Advances Outstanding that have an Interest Period that ends on such Payment Date and for any part of the outstanding principal amount of a LIBOR Advance that was prepaid on a day other than a day on which an Interest Period for such LIBOR Advance ended, to the extent that LIBOR Yield with respect to such prepaid principal remains accrued and unpaid: plus,

(b)           with respect to any previously ended Remittance Period during which any Base Rate Advances were outstanding, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

YR x L D

where:	YR	=	the Base Rate Yield Rate applicable on such day;

	L	=	the aggregate principal amount of the Base Rate Advances Outstanding on such day; and

D = 365 or 366, as applicable;

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by any Lender to the Borrower or any other Person for any reason including, without limitation, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.

SECTION 1.02     Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.03     Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

SECTION 1.04     Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a)           the singular number includes the plural number and vice versa;

(b)           reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by the Transaction Documents;

(c)           reference to any gender includes each other gender;

(d)           reference to day or days without further qualification means calendar days;

(e)           reference to any time means New York, New York time;

(f)           reference to the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(g)           reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(h)           reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(i)            for the avoidance of doubt, on each Measurement Date, the status of each Loan Asset shall be re-determined by the Servicer as of such date and, as a consequence thereof, Loan Assets that were (i) previously Eligible Loan Assets on a prior Measurement Date may be excluded from the Borrowing Base calculated on such Measurement Date and (ii) previously not Eligible Loan Assets on a prior Measurement Date may be included in the Borrowing Base calculated on such Measurement Date.

SECTION 1.05       Nature of Obligations. The parties hereto intend the Advances made hereunder to be a “loan” and not a “security” for purposes of Section 8-102(15) of the UCC.

SECTION 1.06       Divisions. For all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II.

THE FACILITY

SECTION 2.01       Variable Funding Note and Advances.

(a)           Variable Funding Note. Upon the written request of any Lender at any time, the Borrower shall (on the terms and subject to the conditions hereinafter set forth) deliver to such Lender, at the address set forth in Section 11.02 of this Agreement, and upon the written request of any additional Lender, the Borrower shall deliver to such additional Lender, at the address set forth in the applicable Joinder Supplement, a duly executed variable funding note (as amended, modified, supplemented or restated from time to time, a “Variable Funding Note”), in substantially the form of Exhibit H, in an aggregate face amount equal to the applicable Lender’s Commitment as of the date on which such Variable Funding Note is issued and otherwise duly completed. If any Variable Funding Note is issued, interest shall accrue on such Variable Funding Note, and such Variable Funding Note shall be payable, as described herein.

(b)           Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Reinvestment Period, the Borrower may request that the Lenders make Advances secured by the Collateral Portfolio, (x) to the Borrower for the purpose of purchasing Eligible Loan Assets, (y) to the Unfunded Exposure Account in an amount up to the Unfunded Exposure Amount or (z) to the Borrower for distributions to the Transferor in connection with prior transfers of unleveraged Eligible Loan Assets to the Borrower as capital contributions to the Borrower, including with respect to any Borrowing Base capacity resulting from any repayment of Advances previously made to the Borrower (so long as such distribution is permitted pursuant to Section 5.02(m) of this Agreement). Other than pursuant to Section 2.02(f), under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default has occurred, or would result therefrom, or an Unmatured Event of Default exists or would result therefrom or (ii) the aggregate Advances Outstanding would exceed the Borrowing Base. Notwithstanding anything to the contrary herein (including Section 2.02(f)), no Lender shall be obligated to provide the Borrower (or to the Unfunded Exposure Account, if applicable) with aggregate funds in connection with an Advance that would exceed the lesser of (x) such Lender’s unused Commitment then in effect and (y) the aggregate unused Commitments then in effect.

(c)           Notations on Variable Funding Note. Each Lender is hereby authorized to enter on a schedule attached to the Variable Funding Note, if any, with respect to such Lender a notation (which may be computer generated) with respect to each Advance under the Variable Funding Note made by such Lender of: (i) the date and principal amount thereof, and (ii) each repayment of principal thereof, and any such recordation shall, absent manifest error, constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender to make any such notation on the schedule attached to any Variable Funding Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances Outstanding in accordance with their respective terms as set forth herein.

(d)           (i)     So long as (x) no Event of Default has occurred (and has not been waived) or would result therefrom, (y) no Unmatured Event of Default exists or would result therefrom and (z) no Borrowing Base Deficiency exists or would result therefrom, the Borrower (or the Servicer on the Borrower’s behalf) may, at any time (but on or prior to May ~~15, 2020~~14, 2021) after the ~~first anniversary of the Fourth~~Sixth Amendment Date, make a request to the Administrative Agent and the Lenders to extend the date set forth in clause (i) of the definition of “Reinvestment Period” for a period of six months (such extension, the “Reinvestment Period Extension”). The effectiveness of the Reinvestment Period Extension shall be conditioned upon the payment of the applicable Extension Fee to the Administrative Agent for the Administrative Agent’s own account, in immediately available funds. For the avoidance of doubt, the Administrative Agent agrees that the Borrower, in its sole and absolute discretion, may elect to extend the date set forth in clause (i) of the definition of “Reinvestment Period”.

(ii)           So long as (x) no Event of Default has occurred (and has not been waived) or would result therefrom, (y) no Unmatured Event of Default exists or would result therefrom and (z) no Borrowing Base Deficiency exists or would result therefrom, the Borrower (or the Servicer on the Borrower’s behalf) may, at any time (but on or prior to May ~~15, 2020~~14, 2021) after the ~~first anniversary of the Fourth~~Sixth Amendment Date, make a request to the Administrative Agent and the Lenders to extend the date set forth in the definition of “Stated Maturity Date” for a period of six months (such extension, the “Stated Maturity Date Extension”). The effectiveness of the Stated Maturity Date Extension shall be conditioned upon the payment of the applicable Extension Fee to the Administrative Agent for the Administrative Agent’s own account, in immediately available funds. For the avoidance of doubt, the Administrative Agent agrees that the Borrower, in its sole and absolute discretion, may elect to extend the date set forth in the definition of “Stated Maturity Date”.

SECTION 2.02       Procedure for Advances.

(a)           During the Reinvestment Period, the Lenders will make Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof.

(b)           The Borrower shall request an Advance by delivering irrevocable written notice in the form of a Notice of Borrowing, in which the Borrower shall specify whether the Advance shall be a LIBOR Advance or a Base Rate Advance. For each LIBOR Advance, the Borrower shall deliver a Notice of Borrowing to the Administrative Agent and each Lender (with a copy to the Collateral Custodian and the Account Bank) no later than 1:00 p.m. at least three Business Days before the Business Day on which the LIBOR Advance is to be made; provided that if such Notice of Borrowing is delivered later than 1:00 p.m. on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day. For each Base Rate Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing to the Administrative Agent and each Lender no later than 1:00 p.m. one Business Day prior to the Business Day on which such Base Rate Advance is to be made; provided that if such Notice of Borrowing is delivered later than 1:00 p.m. on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day. The Borrower or the Servicer shall post all Loan Agreements and other loan documents and information with respect to each proposed Eligible Loan Asset, if any, to a Deal Interactive (or other replacement) website to which the Administrative Agent and each Lender has access. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof), and shall specify:

(i)          the aggregate amount of such Advance, which amount shall not cause the Advances Outstanding to exceed the Borrowing Base; provided that, except with respect to an Advance pursuant to Section 2.02(f), the amount of such Advance must be at least equal to $500,000;

(ii)         the proposed Advance Date and whether such Advance will be a LIBOR Advance or a Base Rate Advance;

(iii)        a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied;

(iv)        the amount of cash that will be funded by the Transferor or the Borrower into the Unfunded Exposure Account in connection with any Revolving Loan Asset or Delayed Draw Loan Asset funded by such Advance, if applicable; and

(v)        whether such Advance (or portion thereof) should be remitted to the Advance Funding Account or the Unfunded Exposure Account.

On the date of each Advance, upon satisfaction of the applicable conditions set forth in Article III, each Lender shall, in accordance with instructions received by the Borrower, either (i) make available to the Borrower, in same day funds, an amount equal to such Lender’s Pro Rata Share of such Advance, by payment into the Advance Funding Account or (ii) remit in same day funds an amount equal to such Lender’s Pro Rata Share of such Advance into the Unfunded Exposure Account, as applicable; provided that, with respect to an Advance funded pursuant to Section 2.02(f), each Lender shall remit the Advance equal to such Lender’s Pro Rata Share of the Unfunded Exposure Amount Shortfall in same day funds to the Unfunded Exposure Account.

(c)          Each LIBOR Advance shall bear interest at the applicable LIBOR Yield Rate. The Base Rate Advances Outstanding shall bear interest at the Base Rate Yield Rate. So long as no Event of Default has occurred and is continuing, the Borrower may request that the Administrative Agent convert any Base Rate Advance, in whole and not in part, to a LIBOR

Advance by delivering a Conversion Notice to the Administrative Agent no later than 1:00 p.m. at least three Business Days before the Conversion Date on which such Base Rate Advance is to be converted into a LIBOR Advance.

(d)          Subject to Section 2.18 and the other terms, conditions, provisions and limitations set forth herein (including, without limitation, the payment of the Make-Whole Premium and Breakage Fees, as applicable), the Borrower may (i) borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Closing Date and prior to the end of the Reinvestment Period and (ii) repay or prepay Advances without any penalty, fee or premium after the end of the Reinvestment Period and prior to the Facility Maturity Date.

(e)          A determination by SMBC of the existence of any Eurodollar Disruption Event (any such determination to be communicated to the Borrower by written notice from the Administrative Agent promptly after the Administrative Agent learns of such event), or of the effect of any Eurodollar Disruption Event on its making or maintaining Advances at LIBOR (or the applicable Benchmark), shall be conclusive absent ~~manifest error~~demonstrable error; provided that if a Eurodollar Disruption Event with respect to SMBC has occurred and LIBOR (or the applicable Benchmark) has been replaced with a Benchmark Replacement, such Eurodollar Disruption Event shall no longer be continuing, and interest on such Advances Outstanding on and after the date of such replacement shall accrue interest at the Benchmark Replacement.

(f)          If, on the last day of the Reinvestment Period (or no later than three Business Days after the occurrence of an Event of Default if the Reinvestment Period ends due to the occurrence of an Event of Default), the amount on deposit in the Unfunded Exposure Account is less than the aggregate Unfunded Exposure Amount, the Borrower shall request an Advance in the amount of such shortfall after taking into account the amounts required to be deposited into the Unfunded Exposure Account in accordance with clause (iii) below (the “Unfunded Exposure Amount Shortfall”). Following receipt of a Notice of Borrowing (as described in clause (ii) below), each Lender shall fund such Unfunded Exposure Amount Shortfall in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including, without limitation, (a) the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.02, (b) the occurrence of an Event of Default or (c) the existence of (x) an Unmatured Event of Default or (y) a Borrowing Base Deficiency); provided that:

(i)          each Lender may fund such Unfunded Exposure Amount Shortfall in its sole discretion to the extent that doing so would cause such Lender to make an Advance that would result in the aggregate outstanding principal amount of such Lender’s Advances to exceed such Lender’s Commitment;

(ii)         the Borrower shall have caused a properly completed Notice of Borrowing (which shall specify the account details of the Unfunded Exposure Account where the funds will be made available) to be delivered to the Administrative Agent (with a copy to the Lenders) on a timely basis; and

(iii)        to the extent the Reinvestment Period has ended due to the occurrence of an Event of Default, each Lender shall have a funding obligation with respect to the Unfunded Exposure Amount Shortfall under this Section 2.02(f) solely to the extent that (A) the Borrower shall have, prior to the applicable Advance Date, deposited an amount not less than the Unfunded Exposure Equity Amount in the Unfunded Exposure Account pursuant to Section 2.04(a)(viii) or by an equity contribution by (x) prior to the consummation of a Permitted BDC Merger, CCT, and (y) on or after the consummation of each Permitted BDC Merger, the applicable Permitted BDC, or by any combination of those two methods and (B) such funds, as of such Advance Date, remain on deposit in the Unfunded Exposure Account.

For the avoidance of doubt, the Borrower shall not be required to fund the Unfunded Exposure Account unless and until the occurrence of an Event of Default or the last day of the Reinvestment Period or as required to prevent the occurrence of a Borrowing Base Deficiency. For the further avoidance of doubt, any obligation of a Lender to make an Advance pursuant to this Section 2.02(f) shall be without prejudice to the obligation of the Borrower to cure any Borrowing Base Deficiency that exists prior to such Advance or results therefrom.

(g)           The obligation of each Lender to remit its Pro Rata Share of any Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

SECTION 2.03     Determination of Yield. Each Lender shall determine the Yield for its portion of the Advances Outstanding (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date and shall advise the Servicer thereof on or prior to 10:00a.m. on the third Business Day prior to such Payment Date.

SECTION 2.04     Remittance Procedures. By delivery of a Servicing Report on a Reporting Date, the Servicer, as agent for the Administrative Agent and the Lenders, shall, and if the Servicer fails to do so, the Administrative Agent may instruct the Account Bank to, apply funds on deposit in the Controlled Accounts on the related Payment Date as described in this Section 2.04; provided that at any time after delivery of Notice of Exclusive Control that has not been rescinded, the Administrative Agent shall instruct the Collateral Agent (who shall instruct the Account Bank) to apply funds on deposit in the Controlled Accounts as described in this Section 2.04.

(a)           Interest and Principal Payments During Reinvestment Period and Absent a Sequential Pay Event. On each Payment Date during the Reinvestment Period, so long as no Sequential Pay Event has occurred and is continuing, the Servicer shall transfer (or instruct the Account Bank to transfer) Interest Collections and Principal Collections held by the Account Bank in the Collection Account as of the Payment Date Cut-Off, in accordance with the Servicing Report, to the following Persons in the following amounts and priority:

(i)          to any applicable Governmental Authority, any Tax or withholding for or on account of any Tax which could result in a Lien on any of the Collateral Portfolio;

(ii)         pari passu to (a) the Collateral Agent, in payment in full of the Collateral Agent Fee with respect to such Payment Date (along with any unpaid Collateral Agent Fee with respect to any previous Payment Date) and all accrued and unpaid Collateral Agent Expenses and (b) the Collateral Custodian and the Account Bank in payment in full of the Collateral Custodian and Account Bank Fees with respect to such Payment Date (along with any unpaid Collateral Custodian and Account Bank Fees with respect to any previous Payment Date) and all accrued and unpaid Collateral Custodian and Account Bank Expenses; provided that, so long as no Event of Default has occurred and is continuing, (i) amounts payable to the Collateral Agent for the Collateral Agent Expenses pursuant to the foregoing shall not exceed $60,000 for any 12-month period and (ii)  amounts payable to the Collateral Custodian and Account Bank pursuant to the foregoing clause (b) shall not exceed $75,000 for any 12-month period (other than indemnity amounts payable by the Borrower to the Collateral Custodian and Account Bank under the Transaction Documents, which amounts shall not be subject to such cap);

(iii)        to the Servicer, in payment in full of all accrued and unpaid expenses; provided that amounts payable to the Servicer pursuant to the foregoing shall not exceed $25,000 for any three-month period;

(iv)       to the Servicer, in payment in full of the Servicing Fees with respect to such Payment Date (along with any unpaid Servicing Fees with respect to any previous Payment Date);

(v)        to the Administrative Agent, all accrued and unpaid fees, out-of-pocket expenses (including reasonable and reasonably documented out-of-pocket outside attorneys’ fees, costs and expenses), indemnity amounts and any other administrative expenses and amounts payable by the Borrower to the Administrative Agent under the Transaction Documents;

(vi)       pro rata, in accordance with the amounts due under this clause, to each Lender (A) all Yield payable on such Payment Date and (B) the Non-Usage Fee to the extent that such Non-Usage Fee is accrued and unpaid as of the last day of the related Remittance Period;

(vii)      pro rata, to each Lender, all accrued and unpaid fees (including Breakage Fees), out-of-pocket expenses (including reasonable and reasonably documented out-of-pocket outside attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to any Lender under the Transaction Documents;

(viii)     to pay the Advances Outstanding to the extent required to satisfy any outstanding Borrowing Base Deficiency or to avoid a Borrowing Base Deficiency (on a pro forma basis after giving effect to the payment to be made on such Payment Date) from arising;

(ix)        at the discretion of the Servicer, to the Unfunded Exposure Account up to an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Equity Amount;

(x)         first to (a) the Collateral Custodian and the Account Bank, in payment in full of all accrued and unpaid Collateral Custodian and Account Bank Expenses, and second to (b) the Collateral Agent, in payment in full of all accrued and unpaid Collateral Agent Expenses, each to the extent not paid pursuant to Section 2.04(b)(ii);

(xi)        to the Servicer, in payment in full of any expenses not reimbursed pursuant to Section 2.04(a)(iii); and

(xii)       to the Borrower, any remaining amounts.

(b)           Payment Date Transfers After the Reinvestment Period or Following the Occurrence of a Sequential Pay Event. On each Payment Date after the expiration of the Reinvestment Period, or if a Sequential Pay Event has occurred and is continuing, the Servicer shall transfer collected funds held by the Account Bank in the Collection Account as of the Payment Date Cut-Off, in accordance with the Servicing Report, to the following Persons in the following amounts and priority:

(i)          to any applicable Governmental Authority, any Tax or withholding for or on account of any Tax which could result in a Lien on any of the Collateral Portfolio;

(ii)         pari passu to (a) the Collateral Agent, in payment in full of the Collateral Agent Fee with respect to such Payment Date (along with any unpaid Collateral Agent Fee with respect to any previous Payment Date) and all accrued and unpaid Collateral Agent Expenses and (b) the Collateral Custodian and the Account Bank in payment in full of the Collateral Custodian and Account Bank Fees with respect to such Payment Date (along with any unpaid Collateral Custodian and Account Bank Fees with respect to any previous Payment Date) and all accrued and unpaid Collateral Custodian and Account Bank Expenses; provided that, so long as no Event of Default has occurred and is continuing, (i) amounts payable to the Collateral Agent for the Collateral Agent Expenses pursuant to the foregoing shall not exceed $60,000 for any 12-month period and (ii)  amounts payable to the Collateral Custodian and Account Bank pursuant to the foregoing clause (b) shall not exceed $75,000 for any 12-month period (other than indemnity amounts payable by the Borrower to the Collateral Custodian and Account Bank under the Transaction Documents, which amounts shall not be subject to such cap);

(iii)        to the Servicer, in payment in full of all accrued and unpaid expenses; provided that amounts payable to the Servicer pursuant to the foregoing shall not exceed $25,000 for any three-month period;

(iv)       to the Servicer, in payment in full of the Servicing Fees with respect to such Payment Date (along with any unpaid Servicing Fees with respect to any previous Payment Date);

(v)        to the Administrative Agent, all accrued and unpaid fees, out-of-pocket expenses (including reasonable and reasonably documented out-of-pocket outside attorneys’ fees, costs and expenses), indemnity amounts and any other administrative expenses and amounts (to the extent not previously paid in accordance with Section 8.01(b)) payable by the Borrower to the Administrative Agent under the Transaction Documents;

(vi)        pro rata, in accordance with the amounts due under this clause, to each Lender (A) all Yield payable on such Payment Date and (B) the Non-Usage Fee to the extent that such Non-Usage Fee is accrued and unpaid as of the last day of the related Remittance Period;

(vii)       pro rata, to each Lender, all accrued and unpaid fees (including Breakage Fees), out-of-pocket expenses (including reasonable and reasonably documented out-of-pocket outside attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to any Lender under the Transaction Documents;

(viii)      to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Amount;

(ix)        prior to the occurrence of a Sequential Pay Event, pro rata to each Lender, the Lender Allocation Percentage of the amount available under this clause (ix) to pay the Advances Outstanding, including any applicable Make-Whole Premium, until paid in full;

(x)         after the occurrence of a Sequential Pay Event, pro rata to each Lender, to pay the Advances Outstanding, including any applicable Make-Whole Premium, until paid in full;

(xi)        first to (a) the Collateral Custodian and the Account Bank, in payment in full of all accrued and unpaid Collateral Custodian and Account Bank Expenses, and second to (b) the Collateral Agent, in payment in full of all accrued and unpaid Collateral Agent Expenses, each to the extent not paid pursuant to Section 2.04(b)(ii);

(xii)       to the Servicer, in payment in full of any expenses not reimbursed pursuant to Section 2.04(b)(iii) and

(xiii)      to the Borrower, any remaining amounts.

(c)           Unfunded Exposure Account. On or prior to the last day of the Reinvestment Period, the Borrower shall fund an amount equal to the Unfunded Exposure Amount into the Unfunded Exposure Account. During the Reinvestment Period, no amounts shall be required to be deposited into the Unfunded Exposure Account (other than pursuant to Section 2.02(f) or Section 2.06(a)). Funds on deposit in the Unfunded Exposure Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under any Revolving Loan Asset or Delayed Draw Loan Asset; provided that, until an Event of Default has occurred, the amount withdrawn to fund such draw request shall not create any Borrowing

Base Deficiency. Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Servicer (on behalf of the Borrower) to the Account Bank (with a copy to the Administrative Agent, the Collateral Agent and each Lender) in the form of a Disbursement Request, and the Servicer (on behalf of the Borrower) shall instruct the Account Bank to fund such draw request in accordance with the Disbursement Request; provided that at any time after delivery of Notice of Exclusive Control, the Collateral Agent shall so instruct the Account Bank. At any time, the Servicer (or, after delivery of a Notice of Exclusive Control, the Collateral Agent acting at the direction of the Administrative Agent) may cause any amounts on deposit in the Unfunded Exposure Account which exceed the Unfunded Exposure Amount as of any date of determination to be deposited into the Principal Collection Account as Principal Collections.

(d)           Insufficiency of Funds. The parties hereby agree that, subject to this Section 2.04, if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date, the Borrower shall nevertheless remain responsible for, and shall pay on each succeeding Payment Date until paid in full all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, any failure by the Borrower to pay any amount payable under any Transaction Document on the date such payment is due according to such Transaction Document shall, if not cured within any applicable grace period, constitute an Event of Default notwithstanding that at the time such payment is due and during any applicable grace period Available Collections are insufficient for the Borrower to make such payment.

SECTION 2.05     Instructions to the Collateral Agent. To the extent permitted by Applicable Law, the Administrative Agent shall promptly transmit to the Servicer and the Borrower by telecopy or e-mail a copy of all instructions and directions given to the Collateral Agent or the Account Bank by the Administrative Agent, pursuant to Section 2.04. If either the Administrative Agent or Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Servicer under Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Servicer and the Collateral Agent in writing and in reasonable detail to identify the specific disagreement. If such disagreement cannot be resolved within two Business Days, the determination of the Administrative Agent as to such amounts shall be conclusive and binding on the parties hereto absent manifest error. In the event the Collateral Agent or the Account Bank receives instructions from the Servicer or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Agent or the Account Bank, as applicable, shall rely on and follow the instructions given by the Administrative Agent.

SECTION 2.06     Borrowing Base Deficiency Payments.

(a)           In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall, within 12 Business Days from the earlier of (x) the date of the Borrower acquiring knowledge of such Borrowing Base Deficiency and (y) the date of the Borrower receives written notice of such Borrowing Base Deficiency from the Administrative Agent, eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) deposit cash in Dollars into the Principal Collection Account and/or the Unfunded Exposure Account in the amount necessary to eliminate such Borrowing Base Deficiency, (ii) repay Advances Outstanding (together with any Breakage Fees and all accrued and unpaid costs and expenses of the Administrative Agent and the Lenders, in each case in respect of the amount so prepaid) in the amount necessary to eliminate such Borrowing Base Deficiency, and/or (iii) subject to the approval of the Administrative Agent, in its sole discretion, Pledge additional Eligible Loan Assets in the amount necessary to eliminate such Borrowing Base Deficiency. If the Administrative Agent does not reply to a request by the Borrower within any time period provided for such a reply pursuant to this Section 2.06(a) and does not inform the Borrower that the Administrative Agent is extending the period for such a reply, such failure to reply shall constitute a denial of such request.

(b)          No later than 2:00 p.m. on the Business Day prior to the proposed repayment of Advances Outstanding or Pledge of additional Eligible Loan Assets pursuant to Section 2.06(a), (unless waived by the Administrative Agent), the Borrower (or the Servicer on its behalf) shall deliver (i) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian), notice of such repayment or Pledge and a duly completed Borrowing Base Certificate, updated to the date such repayment or Pledge is being made and giving pro forma effect to such repayment or Pledge, and (ii) to the Administrative Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be Pledged and added to the updated Loan Asset Schedule. Any notice pertaining to any repayment or any Pledge pursuant to this Section 2.06 shall be irrevocable.

SECTION 2.07     Substitution and Sale of Loan Assets; Affiliate Transactions.

(a)          Substitutions. The Borrower may, with the consent of the Administrative Agent in its sole discretion, replace any Loan Asset (including, without limitation, any Defaulted Loan Assets) with an Eligible Loan Asset so long as (i) no event has occurred, or would result from such substitution, which constitutes an Event of Default an Unmatured Event of Default or a Borrowing Base Deficiency provided that a Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) shall not impair the right of the Borrower to effect an otherwise permitted substitution as necessary to facilitate a cure of such Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) so long as immediately after giving effect to such substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency shall be cured or if not cured, reduced and (ii) simultaneously therewith, the Borrower Pledges (in accordance with all of the terms and provisions contained herein) a Substitute Eligible Loan Asset.

(b)          Discretionary Sales. The Borrower shall be permitted to sell Loan Assets to Persons other than the Transferor or its Affiliates (which, for the avoidance of doubt, shall be permitted in accordance with Section 2.06(e)) from time to time; provided that (A) the proceeds of such sale shall be deposited into the Collection Account to be disbursed in accordance with Section 2.04 hereof or reinvested, prior to the end of the Reinvestment Period, in additional Eligible Loan Assets in accordance with (and to the extent permitted under) Section 2.21 hereof, (B) no Event of Default has occurred or would result from such sale, and no Unmatured Event of

Default or a Borrowing Base Deficiency exists or would result from such sale; and (C) the prior written consent of the Administrative Agent (in its sole discretion) shall be required if:

(i)             the proceeds of the sale of such Loan Asset will be less than the Adjusted Borrowing Value of such Loan Asset;

(ii)            after giving effect to such sale and all other sales, substitutions or releases of Loan Assets (other than Warranty Loan Assets) pursuant to Sections 2.07(a), 2.07(b), 2.07(e) or 2.07(g) during the previous 12-month period (or, at any time prior to the first 12 months following the Closing Date, such shorter period), the Outstanding Balance of all Loan Assets disposed pursuant to such sales, substitutions or releases will exceed 30% of the highest aggregate Outstanding Balance of all Loan Assets at any time during such period; or

(iii)           at any time from and after the end of the Reinvestment Period, the proceeds of the sale of such Loan Asset will be equal to or greater than the Adjusted Borrowing Value of such Loan Asset immediately after the sale of such Loan Asset and

a.       the Collateral Portfolio will include fewer than seven Loan Assets, or

b.       the aggregate Adjusted Borrowing Value of all the Loan Assets will be less than $70,000,000.

(c)          Repurchase or Substitution of Warranty Loan Assets. If on any day a Loan Asset is (or becomes) a Warranty Loan Asset, no later than 10 Business Days following the earlier of knowledge by the Borrower, the Servicer or the Transferor (if applicable) of such Loan Asset becoming a Warranty Loan Asset or receipt by the Borrower from the Administrative Agent of written notice thereof, the Borrower shall either:

(i)         make a deposit to the Collection Account (as Principal Collections for allocation pursuant to Section 2.04) in immediately available funds in an amount equal to the sum of (x) the initial Assigned Value with respect to such Loan Asset multiplied by the Outstanding Balance of such Loan Asset and (y) any expenses or fees with respect to such Loan Asset and costs and damages incurred by the Administrative Agent or by any Lender in connection with any violation by such Loan Asset of any predatory or abusive lending law which is an Applicable Law (a notification regarding the amount of such expenses or fees to be provided by the Administrative Agent to the Borrower); provided that the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements; or

(ii)         with the prior written consent of the Administrative Agent, in its sole discretion, substitute a Substitute Eligible Loan Asset for such Warranty Loan Asset.

Upon confirmation of the deposit of the amounts set forth in Section 2.07(c)(i) into the Collection Account or the delivery by the Borrower of a Substitute Eligible Loan Asset for each Warranty Loan Asset (the date of such confirmation or delivery, the “Release Date”), such Warranty Loan Asset and related Portfolio Assets shall be removed from the Collateral

Portfolio and, as applicable, the Substitute Eligible Loan Asset and related Portfolio Assets shall be included in the Collateral Portfolio. On the Release Date of each Warranty Loan Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Loan Asset and any related Portfolio Assets and all future monies due or to become due with respect thereto.

(d)         Conditions to Sales, Substitutions and Repurchases. Any sales, substitutions or repurchases effected pursuant to Sections 2.07(a), (b), or (c) shall be subject to the satisfaction of the following conditions (as certified in writing to the Administrative Agent and Collateral Agent by the Borrower):

(i)         the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent in connection with such sale, substitution or repurchase;

(ii)        the Borrower shall deliver a list of all Loan Assets to be sold, substituted or repurchased;

(iii)       the Loan Assets were selected for sale, repurchase or substitution in a manner consistent with and pursuant to the Investment Policies in effect as of the date of such selection;

(iv)       the Borrower shall give one Business Day’s notice of such sale, substitution or repurchase;

(v)        the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any sale, substitution or repurchase;

(vi)       the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects), except to the extent relating to an earlier date;

(vii)     any repayment of Advances Outstanding in connection with any sale, substitution or repurchase of Loan Assets hereunder shall comply with the requirements set forth in Section 2.18; and

(viii)     the Borrower and the Servicer (on behalf of the Borrower) shall agree to pay the reasonable and reasonably documented outside legal fees and expenses of the Administrative Agent, each Lender, Collateral Agent and the Collateral Custodian in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties and any other party having an interest in the Loan Asset in connection with such sale, substitution or repurchase).

(e)           Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, the Transferor shall not reacquire and no Affiliate of the Transferor shall acquire from the Borrower and the Borrower shall not transfer to the Transferor or to Affiliates of the Transferor, and none of the Transferor nor any Affiliates thereof shall have a right or ability to purchase, the Loan Assets other than transfers that (i) are permitted by Section 2.07(f) of this Agreement, and (ii) are made on an arms’ length basis and for fair market value; provided that (x) the proceeds of such sale shall be deposited into the Collection Account to be disbursed in accordance with Section 2.04 hereof, (y) no Event of Default has occurred and is continuing or would result from such sale and no Unmatured Event of Default or a Borrowing Base Deficiency exists or would result from such sale; and (z) the Administrative Agent shall provide prior written consent to such sale.

(f)           Limitations on Sales and Substitutions. (i) The Outstanding Balance of all Loan Assets (other than Warranty Loan Assets) substituted with Eligible Loan Assets from the Transferor or any Affiliate pursuant to Section 2.07(a), sold pursuant to Sections 2.07(e) or released pursuant to a Lien Release Dividend during the term of this Agreement shall not exceed 20% of the highest aggregate Outstanding Balance of all Loan Assets at any time during the previous 12-month period, and (ii) the Outstanding Balance of all Defaulted Loan Assets (other than Warranty Loan Assets) substituted with Eligible Loan Assets from the Transferor or any Affiliate pursuant to Section 2.07(a), sold pursuant to Section 2.07(e) or released pursuant to a Lien Release Dividend during the term of this Agreement shall not exceed 10% of the highest aggregate Outstanding Balance of all Loan Assets at any time during the previous 12-month period. Notwithstanding the foregoing, the Borrower shall be permitted to sell Loan Assets that are not Eligible Loan Assets; provided that, after the occurrence and during the continuance of an Event of Default, the prior written consent of the Administrative Agent shall be required for any such sale.

(g)           Lien Release Dividend. Notwithstanding any provision contained in this Agreement to the contrary, provided no Event of Default has occurred and no Unmatured Event of Default exists, on a Lien Release Dividend Date, the Borrower may dividend to the Transferor any Loan Assets that were sold by the Transferor to the Borrower, or portions thereof (each, a “Lien Release Dividend”), subject to the following terms and conditions, as certified by the Borrower and the Transferor to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian):

(i)         The Borrower and the Transferor shall have given the Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian, at least five Business Days prior written notice requesting that the Administrative Agent consent to the effectuation of a Lien Release Dividend, in the form of Exhibit I hereto and which shall contain a list specifying all Loan Assets or portions thereof to be transferred (a “Notice and Request for Consent”), which consent shall be given in the sole and absolute discretion of the Administrative Agent; provided that the Administrative Agent will endeavor to promptly respond to the Notice and Request for Consent but if the Administrative Agent shall not have responded to the Notice and Request for Consent by 11:00 a.m. on the day that is one Business Day prior to the proposed Lien Release Dividend Date, the Administrative Agent shall be deemed not to have given its consent;

(ii)         On any Lien Release Dividend Date, no more than four Lien Release Dividends shall have been made during the 12-month period immediately preceding the proposed Lien Release Dividend Date;

(iii)       After giving effect to the Lien Release Dividend on the Lien Release Dividend Date, (A) no Borrowing Base Deficiency, Event of Default or Unmatured Event of Default shall exist, (B) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date, (C) the eligibility of any Loan Asset remaining as part of the Collateral Portfolio after the Lien Release Dividend will be redetermined as of the Lien Release Dividend Date, (D) no claim shall have been asserted or proceeding commenced challenging the enforceability or validity of any of the Required Loan Documents and (E) there shall have been no Material Adverse Effect with respect to the Servicer or the Borrower;

(iv)       Such Lien Release Dividend must be in compliance with Applicable Law and may not (A) be made with the intent to hinder, delay or defraud any creditor of the Borrower or (B) leave the Borrower, immediately after giving effect to the Lien Release Dividend, not Solvent;

(v)        On or prior to the Lien Release Dividend Date, the Borrower shall have obtained all authorizations, consents and approvals required to effectuate the Lien Release Dividend;

(vi)       If a portion of a Loan Asset is being transferred pursuant to such Lien Release Dividend, (A) such transfer shall not have an adverse effect on the portion of such Loan Asset remaining as a part of the Collateral Portfolio, any other aspect of the Collateral Portfolio, the Lenders, the Administrative Agent or any other Secured Party and (B) a new promissory note (other than with respect to a Noteless Loan Asset) for the portion of the Loan Asset remaining as a part of the Collateral Portfolio shall have been executed, and the original thereof has been endorsed to the Collateral Agent and delivered to the Collateral Custodian;

(vii)      Each Loan Asset, or portion thereof, as applicable, shall be transferred at a value equal to the Outstanding Balance thereof, exclusive of any accrued and unpaid interest or PIK Interest thereon;

(viii)     The Borrower shall deliver a Borrowing Base Certificate (including a calculation of the Borrowing Base after giving effect to such Lien Release Dividend) to the Administrative Agent;

(ix)       The Borrower shall have paid in full an aggregate amount equal to the sum of all amounts due and owing to the Administrative Agent, the Lenders, the Collateral Agent or the Collateral Custodian, as applicable, under this Agreement and the other Transaction Documents, if any, to the extent accrued to such date (including, without limitation, Breakage Fees) with respect to the Loan Assets to be transferred pursuant to such Lien Release Dividend and incurred in connection with the transfer of such Loan Assets pursuant to such Lien Release Dividend; and

(x)         The Borrower and the Servicer (on behalf of the Borrower) shall pay the reasonable and reasonably documented outside legal fees and expenses of the Administrative Agent, the Lenders, the Collateral Agent and the Collateral Custodian in connection with any Lien Release Dividend (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, and any other party having an interest in the Loan Assets in connection with such Lien Release Dividend).

SECTION 2.08       Payments and Computations, Etc.

(a)         All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 5:00 p.m. on the day when due in Dollars in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. The Borrower or the Servicer, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due to any of the Secured Parties hereunder at 2.0% per annum above the Base Rate (other than with respect to any Advances Outstanding, which shall accrue at the LIBOR Yield Rate or Base Rate Yield Rate, as applicable), payable on demand, from the date of such nonpayment until such amount is paid in full (as well after as before judgment); provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. Each LIBOR Advance shall accrue interest at the applicable LIBOR Yield Rate for such LIBOR Advance during each applicable Interest Period. All computations of interest and all computations with respect to the Yield, the LIBOR Yield and the LIBOR Yield Rate with respect to LIBOR Advances shall be computed on the basis of a year of 360 days for the actual number of days elapsed, other than calculations with respect to the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable. Payments of Yield with respect to each LIBOR Advance shall be payable on each Payment Date on which an Interest Period for such LIBOR Advance ends. Each Base Rate Advance shall accrue interest at the Base Rate Yield Rate for each day beginning on, and including, the Advance Date with respect to such Base Rate Advance and ending on, but excluding, the Conversion Date for such Base Rate Advance or the date such Base Rate Advance is repaid in full. All computations of interest and all computations with respect to the Yield and Base Rate Yield Rate with respect to Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed. With respect to any calendar month in which a Payment Date occurs, any Yield that accrues with respect to any Base Rate Advance during the period that commences and on and includes the first day of such calendar month and ends on and includes the Payment Date Cut-Off in such calendar month shall be payable on the Payment Date that occurs in such calendar month. Any Yield with respect to any Base Rate Advance that accrues in such calendar month after the Payment Date Cut-Off in such calendar month shall be payable on the Payment Date next following the Payment Date that occurs in such calendar month.

(b)         Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be.

(c)         If any Advance requested by the Borrower and approved by the Lenders and the Administrative Agent pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Lenders, the Administrative Agent or an Affiliate thereof, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender related thereto (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct or failure to fund such Advance on the part of the Lenders, the Administrative Agent or an Affiliate thereof), including, without limitation, any loss (including cost of funds and reasonable out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund Advances or maintain the Advances Outstanding. Any such Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.

(d)         Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Facility Maturity Date or on such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent, the Collateral Agent and the Lenders.

SECTION 2.09      Fees. The Borrower shall pay the Lenders (either directly or through the Administrative Agent) the Fees in the amounts and on the dates set forth in the Lender Fee Letter.

SECTION 2.10      Increased Costs; Capital Adequacy.

(a)         If, due to either (i) the introduction of or any change following the date hereof (including, without limitation, any change by way of imposition or increase of reserve or liquidity requirements) in or in the interpretation, administration or application following the date hereof of any Applicable Law (including, without limitation, any law or regulation resulting in any payments paid to any Lender under this Agreement being subject to any Tax, except for Taxes on the overall net income of such Lender), in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Administrative Agent, any Lender or any Affiliate, participant, successor or assign thereof (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder), as the case may be, or there shall be any reduction in the amount of any sum received or receivable by an Affected Party under this Agreement or under any other Transaction Document, the Borrower shall, from time to time, after written demand by the Administrative Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Party, pay to the Administrative Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such increased costs or reduced payments within 10 days after such demand; provided that the amounts payable under this Section 2.10 shall be without duplication of amounts payable under Section 2.11 and shall not include any Excluded Taxes.

(b)         If either (i) the introduction of or any change following the date hereof in or in the interpretation, administration or application following the date hereof of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Governmental Authority or agency, including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Administrative Agent on behalf of such Affected Party such additional amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, any increase in cost and/or reduction in Yield with respect to any Affected Party caused by regulatory capital allocation adjustments due to FAS 166, 167 and subsequent statements and interpretations shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.10.

(c)         In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. The Administrative Agent, on behalf of any Affected Party making a claim under this Section 2.10, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

(d)         Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation; provided that the Borrower shall not be required to compensate such Affected Party pursuant to this Section 2.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Affected Party notifies the Borrower of any change set forth in clauses (a) and (b) above giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor (except that, if such change giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)         If at any time the Borrower shall be liable for the payment of any additional amounts in accordance with this Section 2.10, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.18(b) but without the payment of any Make-Whole Premium); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.10 in accordance with the terms hereof.

(f)         Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or issued in connection therewith shall be deemed to have been introduced after the Closing Date, thereby constituting a change for which a claim for increased costs or additional amounts may be made hereunder with respect to the Affected Parties, regardless of the date enacted, adopted or issued.

SECTION 2.11     Taxes.

(a)         All payments made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in good faith discretion of an applicable Withholding Agent) requires any Taxes to be withheld from any amounts payable to any Indemnified Party, then the amount payable to such Person will be increased (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been made. The foregoing obligation to pay Additional Amounts with respect to payments required to be made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement will not, however, apply with respect to (i) Taxes imposed on or measured by the overall net income (however denominated) of the Administrative Agent, any Lender, or any other recipient of any payment to be made hereunder, or profits, franchise and similar Taxes imposed on the Administrative Agent or such Lender or other recipient (in lieu of net income or profit taxes) and backup withholding and similar Taxes by (I) the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office or the office to which its interest in the Advances is assigned is located or (II) any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between the Administrative Agent or such Lender or other recipient and such jurisdiction imposing such Tax other than a connection arising solely as a result of engaging in any transaction contemplated under this Agreement, (ii) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction described in clause (i) above; (iii) in the case of a Lender, any United States federal withholding Tax that is imposed on amounts payable (including, for the avoidance of doubt, consent, amendment or similar fees) to such Lender at the time such Lender acquires an interest in the Advances or designates a new lending office (other than a designation made at the request of Borrower), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive Additional Amounts from Borrower with respect to such withholding tax pursuant to this Section 2.11(a); (iv) in the case of a Lender who designates a new lending office (other than a designation made at the request of Borrower), any United States federal withholding Tax that is imposed on interest payments pursuant to any Applicable Law that is in effect at the time of such change in lending office, except to the extent that such Lender was entitled, immediately prior to such change in lending office, to receive Additional Amounts or indemnity payments from the Borrower with respect to such withholding Tax pursuant to this Section 2.11(a); (v) any Tax attributable to such recipient’s failure to comply with Section 2.11(d); (vi) any Taxes imposed under, or as a result of the failure of such recipient to satisfy the applicable requirements under, FATCA; and (vii) interest, penalties, additions to Tax and costs or expenses solely resulting from the assessment or imposition of Taxes described in clauses (i) through (vi) of this definition (“Excluded Taxes”).

(b)         The Borrower will indemnify (and, to the extent the funds available for such indemnification pursuant to Section 2.04 are insufficient, the Servicer, on behalf of the Borrower, will indemnify) each Indemnified Party for the full amount of Taxes (other than Excluded Taxes) payable by such Person in respect of Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. All payments in respect of this indemnification shall be made within 10 days from the date a written invoice therefor is delivered to the Borrower.

(c)         Within 30 days after the date of any payment by the Borrower or by the Servicer on behalf of the Borrower of any Taxes, the Borrower or the Servicer, as applicable, will furnish to the Administrative Agent and the Lenders at the applicable address set forth on this Agreement, appropriate evidence of payment thereof.

(d)         Each Foreign Lender that (a) is a party hereto on the Closing Date or (b) becomes an assignee of an interest under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall deliver to the Borrower with a copy to the Administrative Agent, (i) within 15 days after becoming a Foreign Lender hereunder, one (or such other number as may from time to time be prescribed by Applicable Law) duly completed and properly executed copy of the applicable Internal Revenue Service Form W-8 (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Law), as appropriate, to permit the Borrower to make payments hereunder for the account of such Lender without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.11(d), copies (in such numbers as may from time to time be prescribed by Applicable Law or regulations) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Law to permit the Borrower or the Servicer to make payments hereunder for the account of such Lender without deduction or withholding of United States federal income or similar Taxes. In addition, any Lender that is a U.S. Person shall deliver to the Borrower, with a copy to the Administrative Agent, one (or such other number as may from time to time be prescribed by Applicable Law) duly completed and properly executed copy of Internal Revenue Service Form W-9 (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Law) as will enable Borrower, Servicer and Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(e)         If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to any Lender in connection with this Agreement or the funding or maintenance of Advances hereunder, such Lender is required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this Section 2.11, then, within 10 days after demand by each applicable Lender, the Borrower shall pay to such Lender such additional amount or amounts as may be necessary to reimburse such Lender for any amounts paid by them.

(f)         If a payment made to a Lender hereunder would be subject to United States federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Servicer and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower, the Servicer or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, Servicer and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with Lender obligations under FATCA and to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.11, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)         If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund or credit (in lieu of such refund) of any amounts as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.11, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the amounts giving rise to such refund), together with any interest paid by the relevant Governmental Authority with respect to such refund, provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns or its books or records (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(h)         Without prejudice to the survival of any other agreement of the Borrower and the Servicer hereunder, the agreements and obligations of the Borrower, the Servicer, the Administrative Agent and each Lender contained in this Section 2.11 shall survive the termination of this Agreement.

(i)           For the purposes of this Section 2.11, the term “Applicable Law” includes FATCA.

SECTION 2.12     Collateral Assignment of Agreements. The Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Purchase and Sale Agreement (and any UCC financing statements filed under or in connection therewith), the Loan Agreements related to each Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the “Assigned Documents”). In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, its right to indemnification under Article IX of the Purchase and Sale Agreement. The Borrower confirms that until the Collection Date the Collateral Agent (at the direction of the Administrative Agent) on behalf of the Secured Parties shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase and Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties. The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall automatically terminate upon the Collection Date.

SECTION 2.13     Grant of a Security Interest. To secure the prompt, complete and indefeasible payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Borrower hereby (a) collaterally assigns and pledges to the Collateral Agent, on behalf of the Secured Parties, and (b) grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral Portfolio, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral Portfolio shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral Portfolio to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral Portfolio shall not release the Borrower from any of its duties or obligations under the Collateral Portfolio, and (c) none of the Administrative Agent, the Collateral Agent, any Lender (nor its successors and assigns) nor any Secured Party shall have any obligations or liability under the Collateral Portfolio by reason of this Agreement, nor shall the Administrative Agent, the Collateral Agent, any Lender (nor its successors and assigns) nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The Borrower authorizes the Collateral Agent to file all such financing statements and amendments thereto pursuant to the UCC or other notices appropriate under applicable law, as the Collateral Agent may require, each in form satisfactory to the Collateral Agent. Such financing statements and amendments may contain a description of the Collateral as set forth herein or in any generic manner and may describe the Collateral Portfolio as “all assets” or words of similar effect.

SECTION 2.14     Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as the agent of the Borrower, at its address referred to in Section 11.02 a copy of each assignment and acceptance agreement and participation agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

SECTION 2.15     Survival of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 are made and are true and correct on the date of this Agreement and on each Cut-Off Date unless such representations and warranties are made as of a specific date.

SECTION 2.16     Release of Loan Assets.

(a)          The Borrower may obtain the release of (i) any Loan Asset (and the related Portfolio Assets pertaining thereto) released pursuant to a Lien Release Dividend or sold or substituted in accordance with the applicable provisions of Section 2.07 and any Portfolio Assets pertaining to such Loan Asset, (ii) any Collateral Portfolio that expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account and (iii) any Collateral Portfolio as otherwise specified in, and in accordance with, Section 3.4 of the Custody Agreement. The Servicer, with the consent of the Administrative Agent, shall give notice of such release to the Collateral Custodian and the Collateral Agent (in the form of Exhibit L). If applicable, the Collateral Agent, for the benefit of the Secured Parties, shall at the sole expense of the Servicer and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower and take other such actions as shall reasonably be requested by the Borrower to effect a release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Servicer as described in the first sentence of this clause (a), if applicable, the Collateral Custodian shall deliver the Required Loan Documents to the Borrower.

(b)          Promptly after the Collection Date has occurred, each Lender and the Administrative Agent, in accordance with their respective interests, shall release to the Borrower, for no consideration but at the sole expense of the Borrower, their respective remaining interests in the Portfolio Assets, free and clear of any Lien resulting solely from an act by the Collateral Agent, any Lender or the Administrative Agent but without any other representation or warranty, express or implied, by or recourse against any Lender or the Administrative Agent.

SECTION 2.17     Treatment of Amounts Received by the Borrower. Amounts received by the Borrower pursuant to Section 2.07 on account of Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.

SECTION 2.18      Prepayment; Termination.

(a)          Except as expressly permitted or required herein, including, without limitation, any repayment necessary to cure a Borrowing Base Deficiency, Advances Outstanding may only be reduced in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent, the Collateral Agent and the Lenders at least three Business Days prior to such reduction. Upon any prepayment, the Borrower shall also pay in full the related Breakage

Fees, if any, (solely to the extent such prepayment occurs on any day other than a Payment Date), and other accrued and unpaid costs and expenses of Administrative Agent and Lenders related to such prepayment; provided that no reduction in Advances Outstanding shall be given effect unless (i) sufficient funds have been remitted to pay all such amounts in full, as determined by the Administrative Agent, in its sole discretion and (ii) no event has occurred, or would result from, such prepayment which would constitute an Event of Default or an Unmatured Event of Default. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.18(a) to the payment of any Breakage Fees, to the pro rata reduction of the Advances Outstanding and to the payment of any accrued and unpaid costs and expenses of the Administrative Agent and the Lender related to such prepayment. Any notice relating to any repayment pursuant to this Section 2.18(a) shall be irrevocable.

(b)           The Borrower may, at its option, terminate this Agreement and the other Transaction Documents upon three Business Days’ prior written notice to the Administrative Agent and the Lenders and upon payment in full of all Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders, payment of the Make-Whole Premium pro rata to each Lender if such prepayment occurs prior to the third anniversary of the Closing Date (subject to Section 2.10(f)) and payment of all other Obligations (other than unmatured contingent indemnification obligations). In addition, the Borrower may, at its option, reduce the Maximum Facility Amount in whole or in part upon payment in full of the Make-Whole Premium, if applicable, and delivery of a Notice of Reduction at least three Business Days prior to such reduction; provided that (x) after giving effect to such reduction the Maximum Facility Amount is not less than the Advances Outstanding and (y) no Event of Default or Unmatured Event of Default would result from such reduction in the Maximum Facility Amount. Any termination of this Agreement shall be subject to Section 11.05.

(c)           The Borrower hereby acknowledges and agrees that the Make-Whole Premium constitutes additional consideration for the Lenders to enter into this Agreement.

SECTION 2.19      Value Adjustment Events.

(a)           If a Value Adjustment Event occurs with respect to any Loan Asset, the Assigned Value of such Loan Asset may be amended one time by the Administrative Agent after each such Value Adjustment Event, in its commercially reasonable judgment. The Administrative Agent will provide written notice of the revised Assigned Value to the Borrower and the Servicer. To the extent the Servicer has actual knowledge or has received notice of any Value Adjustment Event with respect to any Loan Asset, the Servicer shall give prompt notice thereof to the Administrative Agent (but, in any event, not later than two Business Days after it receives notice or gains actual knowledge thereof).

(b)           If the circumstances giving rise to any Value Adjustment Event with regard to any Loan Asset cease to be applicable, the Servicer may provide written notice of such changed circumstance to the Administrative Agent, and if no Value Adjustment Event shall then be continuing for such Loan Asset, the Administrative Agent shall in good faith re-evaluate the Assigned Value for such Collateral Obligation.

(c)          In the event the Borrower disagrees with any Assigned Value for any Loan Asset designated by the Administrative Agent following a Value Adjustment Event with respect to such Loan Asset, the Borrower may (at its expense) retain any Approved Valuation Firm selected by the Administrative Agent to value such Loan Asset and if the value determined by such firm is greater than the Assigned Value designated by the Administrative Agent, such firm’s valuation shall become the Assigned Value of such Loan Asset; provided that the Assigned Value of such Loan Asset shall be the value assigned by the Administrative Agent until such firm has determined its value; provided further that if the value determined by such firm is less than the Assigned Value designated by the Administrative Agent, the Administrative Agent in its sole discretion may further modify the Assigned Value of such Loan Asset to reflect such lower value.

SECTION 2.20     Collections and Allocations.

(a)          The Servicer shall promptly identify Available Collections received as being on account of Interest Collections or Principal Collections and shall transfer, or cause to be transferred, all Available Collections received directly by it to the Collection Account by the close of business on the second Business Day after such Collections are received. Upon the transfer of Available Collections to the Collection Account, the Servicer shall segregate Principal Collections and Interest Collections and transfer the same to the Principal Collection Account and the Interest Collection Account, respectively. The Servicer shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account on each Quarterly Reporting Date in the Servicing Report delivered pursuant to Section 6.08(b).

(b)          On the Cut-Off Date with respect to any Loan Asset, the Servicer will deposit into the Collection Account all Available Collections received in respect of Eligible Loan Assets being transferred to and included as part of the Collateral Portfolio on such date.

(c)          With the prior written consent of the Administrative Agent (a copy of which will be provided by the Servicer to the Collateral Agent), the Servicer may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Administrative Agent and each Lender a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent.

(d)          Prior to a Notice of Exclusive Control, the Servicer shall, pursuant to written instruction (which may be in the form of standing instructions), and, if the Servicer fails to do so, the Administrative Agent may cause the investment of, funds on deposit in the Controlled Accounts in Permitted Investments. Absent any such written instruction, such funds shall not be invested. A Permitted Investment acquired with funds deposited in the Collection Account shall mature not later than the Business Day immediately preceding any Payment Date, and shall not be sold or disposed of prior to its maturity. A Permitted Investment acquired with funds deposited in the Unfunded Exposure Account shall mature not later than the next Business Day succeeding the day of investment, and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be held by the Account Bank subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, and otherwise comply with assumptions of the legal opinions of Dechert LLP dated the Closing Date and delivered in connection with this Agreement; provided that compliance shall be the responsibility of the Borrower and the Servicer and not the Collateral Agent and Account Bank. All income and gain realized from any such investment, as well as any interest earned on deposits in any Controlled Account shall be distributed in accordance with the provisions of Article II hereof. The Borrower shall deposit in the Collection Account or the Unfunded Exposure Account, as the case may be (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Account Bank, the Collateral Agent, the Administrative Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in any Controlled Account, other than with respect to fraud or their own gross negligence or willful misconduct. The parties hereto acknowledge that the Collateral Agent, the Account Bank or any of its Affiliates may perform services and receive compensation with respect to the Permitted Investments.

(e)          Until the Collection Date, neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Controlled Account, except to the extent explicitly set forth in this Agreement or the Control Agreement.

SECTION 2.21     Reinvestment of Principal Collections.

On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent and Administrative Agent, the Servicer may, to the extent of any Principal Collections on deposit in the Principal Collection Account:

(a)          prior to the end of the Reinvestment Period, withdraw such funds for the purpose of reinvesting in additional Eligible Loan Assets to be acquired hereunder and to be included in the Collateral Portfolio; provided that the following conditions are satisfied:

(i)          all conditions precedent set forth in Section 3.04 have been satisfied;

(ii)          no Event of Default has occurred, or would result from such withdrawal and reinvestment, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such withdrawal and reinvestment;

(iii)         the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date;

(iv)        the Servicer provides same day written notice to the Administrative Agent and the Account Bank by facsimile or email (to be received no later than 1:00 p.m. on such day) of the request to withdraw Principal Collections and the amount of such request;

(v)          the notice required in clause (iv) above shall be accompanied by a Disbursement Request and a Borrowing Base Certificate, each executed by the Borrower and a Responsible Officer of the Servicer;

(vi)        the Account Bank provides to the Administrative Agent by facsimile or email (to be received no later than 1:30 p.m. on that same day) a statement reflecting the total amount on deposit as of the opening of business on such day in the Principal Collection Account;

(vii)      such Loan Asset satisfies the Eligibility Criteria as set forth in Schedule II hereto; and (viii) if such funds are to be withdrawn within three Business Days prior to any Payment Date, the Principal Collections on deposit in the Principal Collection Account are sufficient to be applied in the amounts designated in the related Servicing Report on each Payment Date in accordance with Section 2.04; or

(b)         prior to the Facility Maturity Date, withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.18(a).

Upon the satisfaction of the applicable conditions set forth in this Section 2.21 (as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Servicer or the Collateral Agent (after delivery of a Notice of Exclusive Control) will instruct the Account Bank to release funds from the Principal Collection Account to the Servicer in an amount not to exceed the lesser of (A) the amount requested by the Servicer and (B) the amount on deposit in the Principal Collection Account on such day.

SECTION 2.22      Additional Lenders.

The Borrower may, with the written consent of the Administrative Agent, add additional Persons as Lenders. Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent and the Borrower a Joinder Supplement and an Assignment and Acceptance.

ARTICLE III.

CONDITIONS PRECEDENT

SECTION 3.01      Conditions Precedent to Effectiveness.

(a)          This Agreement shall be effective upon the first day on which all of the following conditions precedent are satisfied:

(i)          all reasonable out-of-pocket up-front expenses and fees (including legal fees, any fees required under any Lender Fee Letter and the Collateral Custodian and Account Bank Fee Letter) that are invoiced at or prior to the Closing Date shall have been paid in full;

(ii)        any and all information submitted to each Lender and the Administrative Agent by the Borrower, the Transferor, the Parent or the Servicer or any of their Affiliates is true, accurate, complete in all material respects and not misleading in any material respect;

(iii)         the Administrative Agent shall have received all documentation and other information requested by the Administrative Agent in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor, the Parent and the Servicer under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, all in form and substance reasonably satisfactory to the Administrative Agent;

(iv)        the Administrative Agent shall have received on or before the date of such effectiveness the items listed in Schedule I hereto, each in form and substance satisfactory to the Administrative Agent;

(v)         no Material Adverse Effect on the business, assets, financial conditions or performance of the Parent and its Subsidiaries, including the Borrower, on a consolidated basis has occurred and is continuing as of such day;

(vi)        the results of Administrative Agent’s financial, legal, tax and accounting due diligence relating to the Transferor, the Parent, the Borrower, the Servicer, the Eligible Loan Assets and the transactions contemplated hereunder are satisfactory to Administrative Agent;

(vii)       the Administrative Agent shall have received approval from its internal credit committee and all other necessary approvals, as required by the Administrative Agent, in its sole discretion; and

(viii)      each applicable Lender that has requested a Variable Funding Note shall have received a duly executed Variable Funding Note, in a principal amount equal to the Commitment of such Lender.

(b)         By its execution and delivery of this Agreement, each of the Borrower and the Servicer hereby certifies that each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 have been satisfied; provided that with respect to conditions precedent that expressly require the consent or approval of the Administrative Agent or another party (other than the Borrower or the Servicer), the foregoing certification is only to the knowledge of the Borrower and the Servicer, as applicable, with respect to such consents or approvals.

SECTION 3.02     Conditions Precedent to All Advances. Each Advance (including the Initial Advance, except (x) with respect to any Advance required by Section 2.02(f) or (y) as explicitly set forth below) to the Borrower from the Lenders shall be subject to the further conditions precedent that:

(a)          On the Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:

(i)          the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent and each Lender (with a copy to the Collateral Agent, the Collateral Custodian and the Account Bank), with respect to LIBOR Advances no later than 1:00

p.m. on the date that is three Business Days prior to the related Advance Date and with respect to Base Rate Advances no later than 1:00 p.m. one Business Day prior to the related Advance Date: (A) a Notice of Borrowing, (B) a Borrowing Base Certificate, (C) an updated Loan Asset Schedule (if applicable), (D) with respect to Loan Assets purchased from the Transferor, a Loan Assignment (including Schedule I thereto) and containing such additional information as may be reasonably requested by the Administrative Agent (if applicable) and (E) with respect to the purchase of any Loan Assets (whether from the Transferor or any other Person), all documents (or copies thereof) evidencing each assignment or novation contemplated by each relevant Loan Agreement evidencing that the Borrower shall be the lender of record under such Eligible Loan Asset; in addition, the Notice of Borrowing for the Initial Advance shall not be delivered prior to the first Business Day after the Closing Date;

(ii)          the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. one Business Day prior to the related Advance Date, faxed or e-mailed copies of the duly executed original promissory notes of any Loan Assets to be Pledged in connection with such Advance, except in the case of a Noteless Loan Asset; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and all other Required Loan Documents to be in the possession of the Collateral Custodian no later than 10 Business Days after the later of (x) any related Advance Date as to any Loan Assets and (y) the date such loan assets have settled;

(iii)          the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all respects on and as of such date as though made on and as of such date (other than any representation and warranty that is made as of a specific date), and there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom;

(iv)          on and as of such Advance Date, after giving effect to such Advance and the addition to the Collateral Portfolio of any Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance (except with respect to an Advance made as contemplated by Section 2.02(f)), the Advances Outstanding does not exceed the Borrowing Base; provided that in the case of an Advance made as contemplated by Section 2.02(f), nothing set forth in this clause shall relieve the Borrower of its obligations elsewhere hereunder to cure any Borrowing Base Deficiency that exists prior to such Advance or results therefrom;

(v)          except with respect to an Advance made as contemplated by Section 2.02(f), no Event of Default has occurred, or would result from such Advance, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Advance; provided that in the case of an Advance made as contemplated by Section 2.02(f), nothing set forth in this clause shall relieve the Borrower of its obligations elsewhere hereunder to cure any Borrowing Base Deficiency that exists prior to such Advance or results therefrom;

(vi)          no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Termination Event or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Termination Event;

(vii)         since the Closing Date, no material adverse change has occurred in the ability of the Servicer, the Transferor or the Borrower to perform its obligations under any Transaction Document;

(viii)       no Liens exist in respect of Taxes which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Pledged on such Advance Date; and

(ix)         all terms and conditions of the Purchase and Sale Agreement, if applicable, each assignment or novation contemplated by each relevant Loan Agreement and each Loan Assignment required to be satisfied in connection with the assignment of each Eligible Loan Asset being Pledged hereunder on such Advance Date (and the Portfolio Assets related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed.

(b)          The Administrative Agent shall have approved as of the applicable Cut-Off Date in its sole and absolute discretion each of the Eligible Loan Assets identified to be added to the Loan Asset Schedule for inclusion in the Collateral Portfolio; provided that:

(i)           the Administrative Agent may approve or reject a Loan Asset for any reason or for no reason;

(ii)          the Administrative Agent shall have up to ten (10) Business Days to approve or reject a Loan Asset (such period, which may be extended by express mutual agreement of the Administrative Agent and the Servicer, the “Underwriting Period”), commencing on the date on which the Servicer has delivered to the Administrative Agent a written request proposing that such Loan Asset be so acquired, in substantially the form attached hereto as Exhibit Q (each, an “Underwriting Request”), which shall be accompanied by the information and other documentation referenced in the Underwriting Request (to the extent reasonably available to the Servicer) and any other information reasonably requested by the Administrative Agent (to the extent reasonably available to the Servicer) in respect of the Loan Asset proposed to be acquired by the Borrower (with such information and documentation to be in form and substance reasonably acceptable to the Administrative Agent); provided that (A) in the event that the Administrative Agent shall not have delivered an Approval Notice either approving or rejecting the acquisition of any such Loan Asset by the Borrower by the end of the Underwriting Period, such Loan Asset shall be deemed to have been rejected by the Administrative Agent in its sole discretion, without prejudice, and (B) any Business Day occurring during the period beginning on or after the date the Administrative Agent notifies the Servicer in writing of a reasonable request for additional information and/or documentation with respect to such Loan Asset and ending on the date the Administrative Agent notifies the Servicer in writing that such requested additional information and/or documentation has been received to its satisfaction shall be disregarded for purposes of calculating Business Days constituting the Underwriting Period. Any express mutual agreement extending the Underwriting Period and/or any notice from the Administrative Agent referenced in clause (B) of the proviso in the foregoing clause (ii) shall be effective if communicated via email.

(c)          No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by any Lender or the proposed Pledge of Eligible Loan Assets in accordance with the provisions hereof.

(d)          (i) Except with respect to an Advance required by Section 2.02(f), the proposed Advance Date shall take place during the Reinvestment Period and (ii) the Facility Maturity Date has not yet occurred.

(e)          The Borrower shall have paid all fees then required to be paid, including all fees required hereunder and under the applicable Lender Fee Letters and the Collateral Custodian and Account Bank Fee Letter and shall have reimbursed the Lenders, the Administrative Agent, each Lender, the Collateral Custodian, the Account Bank and the Collateral Agent for all reasonable and reasonably documented fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable and reasonably documented outside attorney fees and any other outside legal and document preparation costs incurred by the Lenders, the Administrative Agent and each Lender.

The failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Administrative Agent and the applicable Lender, which right may be exercised at any time on the demand of the applicable Lender, to rescind the related Advance and direct the Borrower to pay to the applicable Lender an amount equal to the Advances made during any such time that any of the foregoing conditions precedent were not satisfied.

SECTION 3.03     Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an Advance unless such waiver is in writing and executed by such Lender.

SECTION 3.04     Conditions to Pledges of Loan Assets. Each Pledge of an additional Eligible Loan Asset acquired by the Borrower pursuant to Section 2.06, a Substitute Eligible Loan Asset acquired by the Borrower pursuant to Section 2.07(a) or (c) or any other Pledge of a Loan Asset hereunder shall be subject to the further conditions precedent that (as certified to the Collateral Agent by the Borrower):

(a)       the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent and each Lender (with a copy to the Collateral Agent, the Collateral Custodian and the Account Bank) no later than 5:00 p.m. on the date that is one Business Day prior to the related Cut-Off Date: (A) a Borrowing Base Certificate, (B) an updated Loan Asset Schedule; (C) a Loan Assignment (with respect to purchases of Loan Assets from the Transferor) and containing such additional information as may be reasonably requested by the Administrative Agent; and (D) all documents (or copies thereof) evidencing each assignment or novation contemplated by each such relevant Loan Agreement showing that the Borrower is the lender of record under the Eligible Loan Assets to be purchased;

(b)       the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. one Business Day prior to the related Cut-Off Date, faxed or e-mailed copies of (A) the duly executed original promissory notes of the Loan Assets, except in the case of a Noteless Loan Asset, and (B) the other applicable Required Loan Documents specified in clause (a) of the definition thereof; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and all other Required Loan Documents to be in the possession of the Collateral Custodian no later than the 10 Business Days after the later of (x) any related Advance Date as to any Loan Assets and (y) the date such Loan Assets have settled;

(c)       no Liens exist in respect of Taxes which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Pledged on such Cut-Off Date;

(d)       all terms and conditions of the Purchase and Sale Agreement, if applicable, each assignment or novation contemplated by each relevant Loan Agreement and each Loan Assignment required to be satisfied in connection with the assignment of each Eligible Loan Asset being Pledged hereunder on such Cut-Off Date (and the Portfolio Assets related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed;

(e)       the Administrative Agent shall have approved in its sole and absolute discretion each of the Eligible Loan Assets identified to be added to the Loan Asset Schedule for inclusion in the Collateral Portfolio on the applicable Cut-Off Date;

(f)       no Event of Default has occurred, or would result from such Pledge, and no Unmatured Event of Default exists, or would result from such Pledge (other than, with respect to any Pledge of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Section 2.06, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency); and

(g)       the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all respects on and as of such date as though made on and as of such date (other than any representation and warranty that is made as of a specific date), and there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Pledge to take place on such Cut-Off Date (other than any breaches that may have occurred before such Pledge solely (x) with respect to any Pledge of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Section 2.06, with respect to or as a result of, such Borrowing Base Deficiency or (y) with respect to any Pledge of any Substitute Eligible Loan Asset as a substitute for a Warranty Loan Asset in accordance with Section 2.07, with respect to or as a result of, such Warranty Loan Asset).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

SECTION 4.01      Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a)       Formation, Good Standing and Due Qualification. The Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral Portfolio requires such qualification; except in each case, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)       Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the necessary power, authority and legal right to make, deliver and perform this Agreement and each other Transaction Document to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first-priority perfected security interest in the Collateral Portfolio on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c)       Binding Obligation. This Agreement and each other Transaction Document to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(d)       All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any other Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect.

(e)       No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Pledge of the Collateral Portfolio will not (i) create any Lien on the Collateral Portfolio other than Permitted Liens or (ii) violate any Applicable Law or the certificate of formation or limited liability company agreement of the Borrower to the extent such violation would reasonably be expected to have a Material Adverse Effect or (iii) violate any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound to the extent such violation would reasonably be expected to have a Material Adverse Effect.

(f)       No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)       Origination of Loan Assets. Each Loan Asset was originated or acquired pursuant to and in accordance in all material respects with the Investment Policies in effect as of such date of origination or acquisition. In selecting the Loan Assets to be acquired by the Borrower, no selection procedures were employed which are intended to be adverse to the interests of the Lender.

(h)       Bulk Sales. The grant of the security interest in the Collateral Portfolio by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(i)       Pledge of Collateral Portfolio. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral Portfolio has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by Article II and the Pledge of such Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.

(j)       Indebtedness. The Borrower has no Indebtedness or other indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

(k)       Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents.

(l)       No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

(m)       Taxes. The Borrower has filed or caused to be filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed by it (subject to any extensions to file properly obtained by the same) and, other than in accordance with the Transaction Documents or pursuant to a contract entered into by the Borrower in the ordinary course of business the primary purpose of which does not relate to Taxes, is not liable for Taxes payable by any other Person. The Borrower has paid or made adequate provisions for the payment of all Taxes made against it or any of its property except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves in accordance with GAAP on its books or which are not yet delinquent. No Tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax. Any Taxes due and payable by the Borrower, as applicable, in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(n)       Location. The Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. The chief executive office of the Borrower (and the location of the Borrower’s records regarding the Collateral Portfolio (other than those delivered to the Collateral Custodian)) is located at the address set forth in Section 11.02 of this Agreement (or at such other address as shall be designated by such party in a written notice to the other parties hereto).

(o)       Tradenames. Except as permitted hereunder, the Borrower’s legal name is as set forth in this Agreement. Except as permitted hereunder, the Borrower has not changed its name since its formation; does not have tradenames, fictitious names, assumed names or “doing business as” names; the Borrower’s only jurisdiction of formation is Delaware, and, except as permitted hereunder, the Borrower has not changed its jurisdiction of formation.

(p)       Solvency. The Borrower is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The Borrower is Solvent, and the transactions contemplated by this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent.

(q)       No Subsidiaries. The Borrower has no Subsidiaries.

(r)       Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Transferor or other applicable transferor in exchange for the purchase of the Loan Assets (or any number of them) from such transferor pursuant to the Purchase and Sale Agreement or other assignment or novation. No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the relevant transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(s)       Reports Accurate. All Servicer’s Certificates, Servicing Reports, Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower (or the Servicer on its behalf) to the Administrative Agent, the Collateral Agent, the Lenders, the Account Bank or the Collateral Custodian in connection with this Agreement are, as of their date, accurate, true and correct in all material respects and no such document or certificate omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Loan Asset, such information need only be accurate, true and correct in all material respects to the knowledge of the Borrower; provided further that the foregoing proviso shall not apply to any information presented in a Servicer’s Certificate, Servicing Report, Notice of Borrowing or Borrowing Base Certificate.

(t)       Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of proceeds from the sale of the Collateral Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(u)       No Adverse Agreements. There are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral Portfolio contemplated by Section 2.13.

(v)       Event of Default/Unmatured Event of Default. No event has occurred which constitutes an Event of Default, and no event has occurred and is continuing which constitutes an Unmatured Event of Default (other than any Event of Default or Unmatured Event of Default which has previously been disclosed to the Administrative Agent as such).

(w)       Servicing Standard. Each of the Loan Assets is being serviced in conformance with the Servicing Standard.

(x)       ERISA; Plan Assets. The present value of all benefits vested under each “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower, or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (each, a “Pension Plan”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code. No prohibited transactions, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code (with respect to any Pension Plan other than a Multiemployer Plan), waiver of the minimum funding standard, withdrawals or reportable events have occurred with respect to any Pension Plan that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(c) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan. In addition, either (a) neither Borrower nor any ERISA Affiliate of Borrower contributes to or has any obligation to contribute to any Multiemployer Plan and neither has any material liability (other than contributions that are paid when due) to any Multiemployer Plan, or (b) neither the Borrower nor any ERISA Affiliate of Borrower has incurred any material liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan and neither the Borrower nor any ERISA Affiliate of Borrower has received any notice concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA. Further, Borrower is not a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, a “governmental plan” within the meaning of Section 3(32) of ERISA, or any other entity the assets of which are subject to state statutes or regulations applicable to the Borrower that impose prohibitions materially similar to the prohibited transaction provisions contained in Section 406 of ERISA or Section 4975 of the Code (collectively, a “Benefit Plan Entity”).

(y)       Allocation of Charges. Other than in connection with, relating to or arising from a Permitted BDC Merger, there is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

(z)       Broker-Dealer. The Borrower is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(aa)    Instructions to Obligors. The Collection Account is the only account to which Obligors have been instructed by the Borrower, or the Servicer on the Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral Portfolio. The Borrower has not granted any Person other than the Collateral Agent, on behalf of the Secured Parties, an interest in the Collection Account.

(bb)   Purchase and Sale Agreement. The Purchase and Sale Agreement, the Loan Assignment contemplated therein and any Required Loan Document specified in clause (a) of the definition thereof are the only agreements pursuant to which the Borrower acquires that portion of the Collateral Portfolio acquired from the Transferor.

(cc)    Investment Company Act. The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.

(dd)   Compliance with Law. The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of the Collateral Portfolio contravenes any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(ee)    Collections. The Borrower acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio Pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account within two Business Days after receipt as required herein.

(ff)     Set-Off, etc. No Loan Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Transferor or the Obligor thereof, and no Loan Asset in the Collateral Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral Portfolio or otherwise, by the Borrower, the Transferor or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral Portfolio otherwise permitted pursuant to Section 6.04(a) of this Agreement and in accordance with the Servicing Standard.

(gg)    Full Payment. As of the applicable Cut-Off Date with respect thereto, the Borrower has no knowledge of any fact which should lead it to expect that any Loan Asset will not be paid in full.

(hh)   Environmental. With respect to each item of Underlying Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Borrower: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, none of the Borrower, the Transferor nor the Servicer has received any written or oral notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.

(ii)       USA PATRIOT Act. Neither the Borrower nor any Affiliate of the Borrower is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(jj)          [Reserved].

(kk)        Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained in any other Transaction Document or any certificate or other document furnished by the Borrower in writing pursuant hereto or in connection herewith is true and correct in all material respects.

(ll)          Reaffirmation of Representations and Warranties. On each day that any Advance is made hereunder, the Borrower shall be deemed to have certified that all representations and warranties described in Section 4.01 and Section 4.02 are correct on and as of such day as though made on and as of such day, except for any such representations or warranties which are made as of a specific date.

(mm)       Security Interest.

(i)       This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral Portfolio in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii)       the Collateral Portfolio is comprised of “instruments”, “security entitlements”, “general intangibles” (including “payment intangibles”), “tangible chattel paper”, “accounts”, “certificated securities”, “uncertificated securities”, “securities accounts”, “deposit accounts”, “supporting obligations” or “insurance” (each as defined in the applicable UCC), real property and/or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.01(mm);

(iii)       with respect to Collateral Portfolio that constitute “security entitlements”:

a.       all of such security entitlements have been credited to one of the Controlled Accounts and the securities intermediary for each Controlled Account has agreed to treat all assets credited to such Controlled Account as “financial assets” within the meaning of the applicable UCC;

b.       the Borrower has taken all steps necessary to cause the securities intermediary to identify in its records the Borrower, subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties, as the Person having a security entitlement against the securities intermediary in each of the Controlled Accounts; and

c.       the Controlled Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties. The securities intermediary of any Controlled Account which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a Notice of Exclusive Control by the Collateral Agent (acting at the direction of the Administrative Agent), the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments.

(iv)       all Controlled Accounts constitute “securities accounts” or “deposit accounts” as defined in the applicable UCC;

(v)       with respect to any Controlled Account which constitutes a “deposit account” as defined in the applicable UCC, the Borrower, the Account Bank and the Collateral Agent, on behalf of the Secured Parties, have entered into an account control agreement which permits the Collateral Agent on behalf of the Secured Parties to direct disposition of the funds in such deposit account;

(vi)       the Borrower owns and has good and marketable title to (or with respect to assets securing any Loan Assets, a valid security interest in) the Collateral Portfolio free and clear of any Lien (other than Permitted Liens) of any Person;

(vii)       the Borrower has received all consents and approvals required by the terms of any Loan Asset to the granting of a security interest in the Loan Assets hereunder to the Collateral Agent, on behalf of the Secured Parties;

(viii)       the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement in the Collateral Portfolio and that portion of the Loan Assets in which a security interest may be perfected by filing; provided that filings in respect of real property shall not be required;

(ix)       other than as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral Portfolio. The Borrower has not authorized the filing of and is not aware of any effective financing statements against the Borrower that include a description of collateral covering the Collateral Portfolio other than any financing statement (A) relating to the security interests granted to the Borrower under the Purchase and Sale Agreement, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the date hereof or names the Collateral Agent as secured party. The Borrower is not aware of the filing of any judgment or Tax lien (other than Permitted Liens in respect of Taxes) filings against the Borrower;

(x)       all original executed copies of each underlying promissory note, if any, or copies of each Loan Asset Register, as applicable, that constitute or evidence each Loan Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;

(xi)       other than in the case of Noteless Loan Assets, the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties;

(xii)       none of the underlying promissory notes, or Loan Asset Registers, as applicable, that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;

(xiii)       with respect to any Collateral Portfolio that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security; and

(xiv)       with respect to any Collateral Portfolio that constitutes an “uncertificated security”, that the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

SECTION 4.02 Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio. The Borrower hereby represents and warrants, as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a)       Valid Transfer and Security Interest. This Agreement constitutes a grant of a security interest in all of the Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, which upon the delivery of the Required Loan Documents to the Collateral Custodian, the crediting of Loan Assets to the Controlled Accounts and the filing of the financing statements, shall be a valid and first-priority perfected security interest in the Loan Assets forming a part of the Collateral Portfolio and in that portion of the Loan Assets in which a security interest may be perfected by filing subject only to Permitted Liens. Neither the Borrower nor any Person claiming through or under the Borrower shall have any claim to or interest in the Controlled Accounts and nothing in this Agreement constitutes the grant of a security interest in such property, except for the security interest referenced in this Section 4.02(a) and for the interest of the Borrower in such property as a debtor for purposes of the UCC.

(b)       Eligibility of Collateral Portfolio. As of the Closing Date, each Cut-Off Date and each Advance Date, (i) the Loan Asset Schedule and the information contained in each Notice of Borrowing, is an accurate and complete listing of all the Loan Assets contained in the Collateral Portfolio as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Collateral Portfolio and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of Borrowing Base or Borrowing Base Deficiency is an Eligible Loan Asset and (iii) with respect to each item of Collateral Portfolio, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the transfer of a security interest in each item of Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect. For the avoidance of doubt, any inaccurate representation that a Loan Asset is an Eligible Loan Asset hereunder or under the Purchase and Sale Agreement shall not constitute an Event of Default if the Borrower complies with Section 2.07(c) hereunder and the Transferor complies with Section 6.1 of the Purchase and Sale Agreement

(c)       No Fraud. To the best of the Borrower’s knowledge, each Loan Asset was originated or acquired without any fraud or material misrepresentation by the Transferor or the relevant seller or on the part of the Obligor.

SECTION 4.03 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants, as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a)       Formation and Good Standing. The Servicer has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland (except as such jurisdiction is changed as permitted hereunder), with all requisite power and authority necessary to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b)       Due Qualification. The Servicer is duly qualified to do business as a corporation and is in good standing as a corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

(c)       Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other

Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d)       Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

(e)       No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s articles of incorporation or bylaws, (ii) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any contractual obligation of the Servicer except to the extent such conflict or breach of such contractual obligation would not reasonably be excepted to have a Material Adverse Effect, (iii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iv) violate any Applicable Law except to the extent such violation would not reasonably be excepted to have a Material Adverse Effect.

(f)       No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)       All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained.

(h)       Reports Accurate. No Borrowing Base Certificate, information, exhibit, financial statement, document, book, record or report furnished by the Servicer to the Administrative Agent, the Collateral Agent, the Lenders, the Account Bank or the Collateral Custodian in connection with this Agreement is inaccurate in any material respect as of the date it is dated, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Loan Asset, such information need only be accurate, true and correct in all material respects to the knowledge of the Servicer; provided further that the foregoing proviso shall not apply to any information presented in a Servicer’s Certificate, Servicing Reports, Notice of Borrowing or Borrowing Base Certificate.

(i)       Servicing Standard. The Servicer has complied in all material respects with the Servicing Standard with regard to the servicing of the Loan Assets.

(j)       Collections. The Servicer acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio transferred or Pledged hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two Business Days from receipt as required herein.

(k)       Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” act or similar law by the Servicer.

(l)       Solvency. The Servicer is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not Solvent.

(m)       Taxes. The Servicer has filed or caused to be filed all tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Servicer has paid or made adequate provisions for the payment of all material Taxes and assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer or any Tax which is not yet delinquent), and no Tax lien has been filed and no claim is being asserted, with respect to any such Tax, assessment or other charge.

(n)       Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the Proceeds from the sale of the Collateral Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(o)       Security Interest. The Servicer will take all steps necessary to ensure that the Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Collateral Agent as secured party and the Borrower as debtor, the Collateral Agent, for the benefit of the Secured Parties, shall have a valid and first-priority perfected security interest in the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing (except for any Permitted Liens). All filings (including, without limitation, such UCC filings) as are necessary for the perfection of the Secured Parties’ security interest in the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing have been (or prior to the applicable Advance will be) made.

(p)       ERISA. The present value of all benefits vested under each “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Servicer or any ERISA Affiliate of the Servicer or to which the Servicer or any ERISA Affiliate of the Servicer contributes or has an obligation to contribute, or has any liability (each, a “Servicer Pension Plan”) does not exceed the value of the assets of the Servicer Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Servicer Pension Plan pursuant to Sections 412 and 430 of the Code. No prohibited transactions, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code (with respect to any Servicer Pension Plan other than a Multiemployer Plan), waiver of the minimum funding standard, withdrawals or reportable events have occurred with respect to any Servicer Pension Plan that, in the aggregate, could subject the Servicer to any material tax, penalty or other liability. No notice of intent to terminate a Servicer Pension Plan has been filed, nor has any Servicer Pension Plan been terminated under Section 4041(c) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Servicer Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Servicer Pension Plan. In addition, either (a) neither Servicer nor any ERISA Affiliate of Servicer contributes to or has any obligation to contribute to any Multiemployer Plan and neither has any material liability (other than contributions that are paid when due) to any Multiemployer Plan, or (b) neither the Servicer nor any ERISA Affiliate of Servicer has incurred any material liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan and neither the Servicer nor any ERISA Affiliate of Servicer has received any notice concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

(q)       USA PATRIOT Act. Neither the Servicer nor any Affiliate of the Servicer is (i) a country, territory, organization, person or entity named on an OFAC list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(r)       Environmental. With respect to each item of Underlying Collateral, to the actual knowledge of a Responsible Officer of the Servicer: (i) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (ii) none of the related Obligor’s operations is the subject of a Federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (iii) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. The Servicer has not received any written or oral notice of, or inquiry from any Governmental Authority regarding, any material violation, alleged material violation, material non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does the Servicer, have knowledge or reason to believe that any such notice will be received or is being threatened.

(s)       No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.

(t)       Instructions to Obligors. The Collection Account is the only account to which Obligors have been instructed by the Servicer on the Borrower’s behalf to send Principal Collections and Interest Collections on the Collateral Portfolio.

(u)       Allocation of Charges. Other than in connection with, relating to or arising from a Permitted BDC Merger, there is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

(v)       Servicer Termination Event. No event has occurred which constitutes a Servicer Termination Event (other than any Servicer Termination Event which has previously been disclosed to the Administrative Agent as such).

(w)       Broker-Dealer. The Servicer is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(x)       Compliance with Applicable Law. The Servicer has complied in all material respects with all Applicable Law to which it may be subject, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect and no item in the Collateral Portfolio contravenes, in any respect, Applicable Law.

ARTICLE V.

GENERAL COVENANTS

SECTION 5.01       Affirmative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a)       Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its certificate of formation, limited liability company agreement and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Loan Assets and the ownership and management of the Portfolio Assets and the related assets in the Collateral Portfolio; (ii) the sale, transfer or other disposition of Portfolio Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Loan Agreements to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b)       Special Purpose Entity Requirements. The Borrower will at all times: (i) maintain at least one Independent Director; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Transferor and any other Person; (iv) have a board of directors separate from that of the Transferor and any other Person; (v) file its own tax returns, if any, as may be required under Applicable Law, to the extent it is (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a disregarded entity or division for tax purposes of another taxpayer, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (vi) except as contemplated by the Transaction Documents, not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (viii) maintain separate financial statements, except to the extent that the Borrower’s financial and operating results are consolidated with those of (A) prior to the consummation of a Permitted BDC Merger, CCT, and (B) on or after the consummation of each Permitted BDC Merger, the applicable Permitted BDC, in consolidated financial statements; (ix) pay its own liabilities only out of its own funds; (x) maintain an arm’s-length relationship with the Transferor and the Borrower’s other Affiliates; (xi) pay the salaries of its own employees, if any; (xii) not hold out its credit or assets as being available to satisfy the obligations of others; (xiii) allocate fairly and reasonably any overhead for shared office space; (xiv) use separate stationery, invoices and checks; (xv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xvi) correct any known misunderstanding regarding its separate identity; (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xviii) cause its board of directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe in all material respects all other Delaware limited liability company formalities; (xix) not acquire the obligations or any securities of its Affiliates; and (xx) cause the directors, officers, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower. Where necessary, the Borrower will obtain proper authorization from its members for limited liability company action.

(c)       Preservation of Company Existence. The Borrower will maintain its limited liability company existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify under Applicable Law.

(d)       Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain in all material respects the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Borrower, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(e)       Deposit of Collections. The Borrower shall promptly (but in no event later than two Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(f)       Disclosure of Purchase Price. The Borrower shall disclose to the Administrative Agent the purchase price for each Loan Asset proposed to be transferred to the Borrower.

(g)       Obligor Defaults and Bankruptcy Events. The Borrower shall give, or shall cause the Servicer to give, notice to the Administrative Agent within two Business Days of the Borrower’s, the Transferor’s or the Servicer’s actual knowledge of the occurrence of any default by an Obligor under any Loan Asset or any Bankruptcy Event with respect to any Obligor under any Loan Asset. Together with such notification, the Borrower or the Servicer shall inform the Administrative Agent whether, to the knowledge of the Borrower or Servicer, as applicable, such event constitutes a Value Adjustment Event.

(h)       Required Loan Documents. Except as otherwise provided herein, the Borrower shall deliver to the Collateral Custodian a copy of the Required Loan Documents and a copy of the Loan Asset Checklist pertaining to each Loan Asset no later than 10 Business Days after the later of (x) any related Advance Date as to any Loan Assets and (y) the date such loan assets have settled.

(i)       Taxes. The Borrower will file or cause to be filed its tax returns and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.01(m)).

(j)       Notice of Event of Default. The Borrower shall notify the Administrative Agent of the occurrence of any Event of Default under this Agreement promptly upon obtaining actual knowledge of such event. In addition, no later than two Business Days following the Borrower’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Borrower will provide to the Administrative Agent a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(k)       Notice of Material Events. The Borrower shall promptly, upon becoming aware thereof, notify the Administrative Agent of any event or other circumstance that is reasonably likely to have a Material Adverse Effect.

(l)       Notice of Income Tax Liability. The Borrower shall furnish to the Administrative Agent telephonic or facsimile notice, or notice by e-mail, within 10 Business

Days (confirmed in writing within five Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of (A) prior to the consummation of a Permitted BDC Merger, CCT, and (B) on or after the consummation of each Permitted BDC Merger, the applicable Permitted BDC, or any “affiliated group” (within the meaning of Section 1504(a)(l) of the Code) of which such Person is a member in an amount equal to or greater than $5,000,000 in the aggregate, or (ii) to the Tax liability of the Borrower itself in an amount equal to or greater than $500,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.

(m)       Notice of Auditors’ Management Letters. The Borrower shall promptly notify the Administrative Agent after the receipt of any auditors’ management letters received by the Borrower or by its accountants.

(n)       Notice of Breaches of Representations and Warranties under this Agreement. The Borrower shall promptly notify the Administrative Agent if any representation or warranty set forth in Section 4.01 or Section 4.02 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Cut-Off Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.

(o)       Notice of Breaches of Representations and Warranties under the Purchase and Sale Agreement. The Borrower confirms and agrees that the Borrower will, upon receipt of notice or discovery thereof, promptly send to the Administrative Agent and the Collateral Agent a notice of (i) any breach of any representation, warranty, agreement or covenant under the Purchase and Sale Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach.

(p)       Notice of Proceedings. The Borrower shall notify the Administrative Agent, as soon as possible and in any event within three Business Days, after the Borrower receives notice or obtains knowledge thereof, of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral Portfolio, or the Borrower, the Servicer or the Transferor or any of their respective Majority Owned Affiliates. For purposes of this Section 5.01(p), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral Portfolio, or the Borrower that could reasonably be expected to result in liability to such Person or reduce the value of the Collateral Portfolio, in each case, in excess of $1,000,000

(after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor or any of their respective Majority Owned Affiliates (other than the Borrower) that could reasonably be expected to result in liability of such Person in excess of $10,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect.

(q)       Notice of ERISA Events. The Borrower shall promptly notify the Administrative Agent (i) after receiving notice of any “reportable event” (as defined in Title IV of ERISA, other than an event for which the reporting requirements have been waived by regulations) with respect to the Borrower (or any ERISA Affiliate thereof), and provide them with a copy of such notice, and (ii) if it becomes a Benefit Plan Entity.

(r)       Notice of Accounting Changes. As soon as possible and in any event within three Business Days after the effective date thereof, the Borrower will provide to the Administrative Agent notice of any material change in the accounting policies of the Borrower.

(s)       Additional Documents. The Borrower shall provide the Administrative Agent with copies of such documents as the Administrative Agent may reasonably request evidencing the truthfulness of the representations set forth in this Agreement.

(t)       Protection of Security Interest. With respect to the Collateral Portfolio acquired by the Borrower, the Borrower will (i) with respect to any transfers from the Transferor, acquire such Collateral Portfolio pursuant to and in accordance with the terms of the Purchase and Sale Agreement, (ii) (at the expense of the Servicer, on behalf of the Borrower) take all action necessary or appropriate to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral Portfolio free and clear of any Lien other than the Lien created hereunder and any other Permitted Liens, including, without limitation, taking all action necessary to cause a valid, subsisting and enforceable first-priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower’s interests in all of the Collateral Portfolio being Pledged hereunder including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral Portfolio (which may include an “all asset” filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof), (iv) permit the Administrative Agent or any Lender or their respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters; provided that prior to the occurrence and continuance of an Event of Default, such visits (and any visits pursuant to Section 5.03(d)(ii), in the aggregate) will be limited to a maximum of two (2) per calendar year and (v) take all additional action that the Administrative Agent, any Lender or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective first priority perfected security interests of the parties to this Agreement in the Collateral Portfolio, or to enable the Administrative Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder.

(u)       Liens. The Borrower will promptly notify the Administrative Agent of the existence of any Lien on the Collateral Portfolio (other than Permitted Liens) and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral Portfolio against all claims of third parties.

(v)       Other Documents. At any time from time to time upon prior written request of the Administrative Agent, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest (subject only to Permitted Liens) granted hereunder and of the rights and powers herein granted (including, among other things, authorizing the filing of such UCC financing statements as the Administrative Agent may request).

(w)       Compliance with Law. The Borrower shall at all times comply in all material respects with all Applicable Law applicable to the Borrower or any of its assets (including, without limitation, Environmental Laws and all federal securities laws), and the Borrower shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(x)       Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP.

(y)       Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(z)       Performance of Covenants. The Borrower shall observe, perform and satisfy all the material terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. The Borrower shall pay and discharge all Taxes, levies, liens and other charges on it or its assets and on the Collateral Portfolio that, in each case, in any manner would create any lien or charge upon the Collateral Portfolio, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(aa)   Tax Treatment. The Borrower, the Transferor and the Lenders shall treat the Advances advanced hereunder as indebtedness of the Borrower (or, so long as the Borrower is treated as a disregarded entity for U.S. federal income tax purposes, as indebtedness of the entity of which it is considered to be a part) for U.S. federal income tax purposes and to file any and all tax forms in a manner consistent therewith.

(bb)        Maintenance of Records. The Borrower will maintain records with respect to the Collateral Portfolio and the conduct and operation of its business with no less a degree of prudence than if the Collateral Portfolio were held by the Borrower for its own account and will furnish the Administrative Agent and each Lender, upon the reasonable request by the Administrative Agent and each Lender, information with respect to the Collateral Portfolio and the conduct and operation of its business.

(cc)         Obligor Notification Forms. The Borrower shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney to send, after the occurrence or declaration of the Facility Maturity Date (at the Administrative Agent’s discretion on the Collateral Agent’s behalf) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral Portfolio and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent’s behalf.

(dd)        Officer’s Certificate. The Borrower will provide to the Administrative Agent and the Collateral Agent within 120 days following the end of each calendar year, commencing with the year ending on December 31, 2015, and within two Business Days (or such later time agreed to by the Administrative Agent) of any request by the Administrative Agent (provided that the Administrative Agent shall be allowed no more than two such requests in any calendar year) or (ii) upon the occurrence of, and within two Business Days (or such later time as agreed to by the Administrative Agent) of any request by the Administrative Agent, (x) any extension of the Reinvestment Period, (y) any material amendment of any Transaction Document or (z) any filing of any UCC financing statement or continuation statement with respect to the Borrower or the Collateral Portfolio (other than in connection with the execution of this Agreement as of the Closing Date) the Borrower shall deliver an Officer’s Certificate, in form and substance acceptable to the Administrative Agent, providing (I) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral Portfolio perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (II) a certification, based upon a review and summary of Tax and judgment lien searches satisfactory to the Administrative Agent, that there is no other interest in the Collateral Portfolio based on any Tax or judgment lien.

(ee)         Continuation Statements. The Borrower shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Schedule I hereto or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:

(i)         authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

(ii)        deliver or cause to be delivered to the Collateral Agent and the Administrative Agent an Opinion of Counsel, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Schedule I with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(ff)           Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b), and neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

SECTION 5.02      Negative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a)           Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents and arising in connection with ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (v) fail to pay its debts and liabilities from its assets when due; (vi) create, form or otherwise acquire any Subsidiaries or (vii) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents.

(b)          Requirements for Material Actions. The Borrower shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the unanimous consent of all directors (including the consent of the Independent Director(s)) is required for the Borrower to (i) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (v) make any assignment for the benefit of the Borrower’s creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any action in furtherance of any of the foregoing.

(c)           Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect the Borrower’s title to the Collateral Portfolio.

(d)           Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral Portfolio to any person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral Portfolio with any person other than the Administrative Agent and the Lenders, in each case, except as otherwise expressly permitted by the terms of this Agreement.

(e)           Liens. The Borrower shall not create, incur or permit to exist any Lien, encumbrance or security interest in or on any of the Collateral Portfolio subject to the security interest granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(f)           Organizational Documents. The Borrower shall not amend, modify, waive or terminate any of the organizational or operational documents of the Borrower without the prior written consent of the Administrative Agent; provided that, in connection with a Permitted BDC Merger, the Borrower may effectuate any deemed or actual amendment, modification or waiver of the Borrower’s organizational or operational documents solely as a result of or to evidence such Permitted BDC Merger (including, without limitation, any amendment, modification or waiver that may result from a deemed or actual transfer of membership units to, or admission of a new Member that is, the applicable Permitted BDC).

(g)          Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Administrative Agent.

(h)           Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (i) to finance the purchase by the Borrower from the Transferor, on a “true sale” basis, of Collateral Portfolio pursuant to the terms of the Purchase and Sale Agreement, (ii) to finance the purchase by the Borrower from non-Affiliates of the Borrower, Servicer or Transferor, on a “true sale” basis, of Collateral Portfolio, (iii) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Revolving Loan Assets and Delayed Draw Loan Assets included in the Collateral Portfolio, or (iv) to distribute such proceeds to the Transferor in connection with prior transfers of unleveraged Eligible Loan Assets to the Borrower as capital contributions to the Borrower, including with respect to any Borrowing Base capacity resulting from any repayment of Advances previously made to the Borrower (so long as such distribution is permitted pursuant to Section 5.02(m) of this Agreement).

(i)            Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral Portfolio or powers and rights incidental to the Transaction Documents other than any Warranty Loan Asset pursuant to Section 2.07(c).

(j)            Tax Treatment. The Borrower shall not elect to be treated as a corporation for U.S. federal income tax purposes and shall take all reasonable steps necessary to avoid being treated as a corporation for U. S. federal income tax purposes.

(k)           Extension or Amendment of Collateral Portfolio. The Borrower will not, except as otherwise permitted in Section 6.04(a) of this Agreement and in accordance with the Servicing Standard, extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).

(l)            Purchase and Sale Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Purchase and Sale Agreement without the prior written consent of the Administrative Agent.

(m)          Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment, except that, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the Borrower may declare and make distributions to its member on its membership interests.

(n)          ERISA Matters. The Borrower will not (a) seek or obtain a waiver of, or fail to meet, the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan other than a Multiemployer Plan, (b) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (c) terminate any Pension Plan so as to result, directly or indirectly in any liability to the Borrower, (d) permit to exist any occurrence of any reportable event described in Title IV of ERISA with respect to any Pension Plan, other than an event for which reporting requirements have been waived by regulations, (e) incur any material withdrawal liability with respect to any Multiemployer Plan, or (f) engage in any prohibited transaction (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, assuming for this purpose that no portion of any Advance constitutes the assets of any Benefit Plan Entity, in each case, that could result in material liability to the Borrower.

(o)           Instructions to Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors (or any agents with respect to the Loan Agreements) regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has consented to such change (such consent not to be unreasonably withheld or delayed, it being understood that any such account to which the Obligors may be instructed to make payments shall be subject to an account control agreement which provides the Collateral Agent with a first priority perfected security interest in such account, as evidenced by an Opinion of Counsel reasonably acceptable to the Administrative Agent).

(p)           Taxable Mortgage Pool Matters. The sum of the Outstanding Balances of all Loan Assets owned by the Borrower and that are principally secured by an interest in real property (within the meaning of Treasury Regulation Section 301.7701(i)-1(d)(3)) shall not at any time exceed 35% of the aggregate Outstanding Balance of all Loan Assets.

(q)           Change of Jurisdiction, Location, Names or Location of Loan Asset Files. The Borrower shall not change the jurisdiction of its formation, make any change to its legal name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower receives prior written consent from the Administrative Agent of such change and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such name change or use, together with such Opinions of Counsel and other documents and instruments as the Administrative

Agent may request in connection therewith. The Borrower will not change the location of its chief executive office unless prior to the effective date of any such change of location, the Borrower notifies the Administrative Agent of such change of location in writing. Subject to Section 2.16, the Borrower will not move, or consent to the Collateral Custodian or the Servicer moving, the Loan Asset Files from the location thereof on the Initial Advance Date, unless the Servicer shall have provided the Administrative Agent with 30 days’ written notice of such move and such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith and shall have taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio.

(r)            Allocation of Charges. Other than in connection with, relating to or arising from a Permitted BDC Merger, there will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

SECTION 5.03     Affirmative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a)           Compliance with Law. The Servicer will comply in all material respects with all Applicable Law, including those with respect to servicing the Collateral Portfolio or any part thereof.

(b)          Preservation of Company Existence. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c)           Obligations and Compliance with Collateral Portfolio. The Servicer will duly fulfill and comply in all material respects with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the administration of each item of Collateral Portfolio and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral Portfolio. It is understood and agreed that the Servicer does not hereby assume any obligations of the Borrower in respect of any Advances, or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith that would be inconsistent with the limited recourse undertaking of the Servicer, in its capacity as seller, under Section 2.1(e) of the Purchase and Sale Agreement.

(d)           Keeping of Records and Books of Account.

(i)         The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral Portfolio in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral Portfolio and the identification of the Collateral Portfolio.

(ii)        The Servicer shall permit the Administrative Agent, each Lender or their respective agents or representatives, to visit the offices of the Servicer during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio and the Servicer’s servicing thereof and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters; provided that such visits (and any visits pursuant to Section 5.01(t), in the aggregate) will be limited to a maximum of two (2) per calendar year.

(iii)       The Servicer will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral Portfolio with a legend, acceptable to the Administrative Agent describing (i) the sale of the Collateral Portfolio from the Transferor to the Borrower and (ii) the Pledge from the Borrower to the Collateral Agent, for the benefit of the Secured Parties.

(e)           Preservation of Security Interest. The Servicer (at its own expense, on behalf of the Borrower) will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first-priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing.

(f)            Events of Default. The Servicer will provide the Administrative Agent (with a copy to the Collateral Agent) with prompt (and in no event later than two Business Days) written notice of the occurrence of each Event of Default and each Unmatured Event of Default of which the Servicer has knowledge or has received notice. In addition, no later than two Business Days following the Servicer’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Servicer will provide to the Collateral Agent, and the Administrative Agent a written statement of the chief financial officer or chief accounting officer of the Servicer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(g)           Taxes. The Servicer will file its tax returns and pay any and all Taxes imposed on it or its property as required under the Transaction Documents (except as contemplated by Section 4.03(m)).

(h)           Other. The Servicer will promptly furnish to the Collateral Agent and the Administrative Agent such other information, documents, records or reports respecting the Collateral Portfolio or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Collateral Agent or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement.

(i)            Proceedings Related to the Borrower, the Transferor and the Servicer and the Transaction Documents. The Servicer shall notify the Administrative Agent as soon as possible and in any event within three Business Days after any Responsible Officer of the Servicer receives notice or obtains actual knowledge thereof of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Borrower, the Transferor or the Servicer (or any of their respective Majority Owned Affiliates) or the Transaction Documents. Solely for purposes of this Section 5.03(i), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transaction Documents or the Borrower that could reasonably be expected to result in liability to the Borrower or reduce the value of the Collateral Portfolio, in each case, in excess of $1,000,000 (after any expected insurance proceeds) shall be deemed to be expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor or any of their respective Majority Owned Affiliates (other than the Borrower) that could reasonably be expected to result in liability to such Person in excess of $10,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect.

(j)            Deposit of Collections. The Servicer shall promptly (but in no event later than two Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(k)           Loan Asset Register.

(i)          The Servicer shall maintain, or cause to be maintained, with respect to each Noteless Loan Asset a register (which may be in physical or electronic form and readily identifiable as the loan asset register) (each, a “Loan Asset Register”) in which it will record, or cause to be recorded, (v) the amount of such Noteless Loan Asset, (w)  the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan Asset received from the Obligor, (y) the date of origination of such Noteless Loan Asset and (z) the maturity date of such Noteless Loan Asset.

(ii)         At any time a Noteless Loan Asset is included as part of the Collateral Portfolio pursuant to this Agreement, the Servicer shall deliver to the Administrative Agent, the Collateral Agent and the Collateral Custodian a copy of the related Loan Asset Register, together with a certificate of a Responsible Officer of the Servicer (in the form of Exhibit P) certifying to the accuracy of such Loan Asset Register as of the applicable Cut-Off Date.

(l)            Special Purpose Entity Requirements. The Servicer shall take such actions as are necessary to cause the Borrower to be in compliance with the special purpose entity requirements set forth in Sections 5.01(a) and (b) and 5.02(a) and (b); provided that for the avoidance of doubt, the Servicer shall not be required to expend any of its own funds to cause the

Borrower to be in compliance with subsection 5.02(a)(v) or subsection 5.01(b)(xvii) (it being understood that this proviso shall in no way affect the obligation of Servicer to manage the activities and liabilities of the Borrower such that the Borrower maintains compliance with either of the foregoing subsections).

(m)          Accounting Changes. As soon as possible and in any event within three Business Days after the effective date thereof, the Servicer will provide to the Administrative Agent notice of any material change in the accounting policies of the Servicer.

(n)          Proceedings Related to the Collateral Portfolio. The Servicer shall notify the Administrative Agent as soon as possible and in any event within three Business Days after any Responsible Officer of the Servicer receives notice or has actual knowledge of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the interests of the Collateral Agent or the Secured Parties in, to and under the Collateral Portfolio. Solely for purposes of this Section 5.03(n), any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio or the Collateral Agent’s or the Secured Parties’ interest in the Collateral Portfolio that could reasonably be expected to reduce the value of the Collateral Portfolio in excess of $5,000,000 (after any expected insurance proceeds) or more shall be deemed to be expected to have such a Material Adverse Effect.

(o)           Compliance with Legal Opinions. The Servicer shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Servicer, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(p)           Instructions to Agents and Obligors. The Servicer shall direct, or shall cause the Borrower to direct, any agent or administrative agent for each Loan Asset to remit all payments and collections with respect to such Loan Asset, and, if applicable, to direct the Obligor with respect to such Loan Asset to remit all such payments and collections with respect to such Loan Asset directly to the Collection Account. The Borrower and the Servicer shall take commercially reasonable steps to ensure that only funds constituting payments and collections relating to Loan Assets shall be deposited into the Collection Account.

(q)           Capacity as Servicer. The Servicer will ensure that, at all times when it is dealing with or in connection with the Loan Assets in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

(r)            Audits. Prior to the Closing Date and periodically thereafter at the discretion of the Administrative Agent and each Lender, the Servicer shall allow the Administrative Agent and each Lender (during normal office hours and upon advance notice) to review the Servicer’s collection and administration of the Collateral Portfolio in order to assess compliance by the Servicer with the Servicing Standard, as well as with the Transaction Documents and to conduct an audit of the Collateral Portfolio and Required Loan Documents in

conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time; provided that at the Servicer’s expense, (i) prior to the occurrence of an Event of Default, the Administrative Agent shall be entitled to one (1) such audits per calendar year and, (ii) after the occurrence of an Event of Default, the Administrative Agent shall be entitled to such number of audits per calendar year and at such times as it shall require in its discretion.

(s)           Notice of Breaches of Representations and Warranties under this Agreement. The Servicer shall promptly, upon receipt of notice or discovery thereof, notify the Administrative Agent if any representation or warranty set forth in Section 4.03 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Servicer shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Cut-Off Date of any facts or circumstances within the knowledge of the Servicer which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.

(t)           Insurance Policies. The Servicer has caused, and will cause, to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Collateral Agent and the Secured Parties in any Insurance Policies applicable to Loan Assets (to the extent the Servicer or an Affiliate of the Servicer is the agent or servicer under the applicable Loan Agreement) including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Collateral Agent and the Secured Parties; provided that, unless the Borrower is the sole lender under such Loan Agreement, the Servicer shall only take such actions that are customarily taken by or on behalf of a lender in a syndicated loan facility to preserve the rights of such lender.

(u)           Disregarded Entity. The Servicer shall cause the Borrower to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b) and shall cause that neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

(v)          Obligor Notification Forms. The Servicer shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney to send, after the occurrence of an Event of Default (at the Administrative Agent’s discretion on the Collateral Agent’s behalf) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral Portfolio and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent’s behalf.

(w)          Servicing Standard. The Servicer will comply in all material respects with the Servicing Standard in regard to the Collateral Portfolio.

SECTION 5.04       Negative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a)           Mergers, Acquisition, Sales, etc. Other than a Permitted BDC Merger, the Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

(i)         the Servicer has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel (which may rely on an Officer’s Certificate as to factual matters such as whether or not such transaction would cause an Event of Default or Servicer Termination Event) each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may reasonably request;

(ii)        the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent; and

(iii)       after giving effect thereto, no Event of Default or Servicer Termination Event or event that with notice or lapse of time would constitute either an Event of Default or a Servicer Termination Event shall have occurred.

(b)          Change of Name or Location of Loan Asset Files. The Servicer shall not (x) change its name, change the offices where it keeps records concerning the Collateral Portfolio from the address set forth in Section 11.02 of this Agreement, or change the jurisdiction of its formation, or (y) subject to Section 2.16 move, or consent to the Collateral Custodian moving, the Required Loan Documents and Loan Asset Files from the location thereof on the initial Advance Date, unless the Servicer shall have provided the Administrative Agent with 30 days’ (or substantially concurrent notice in the case of a Permitted BDC Merger) written notice of such change or move and such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith (which, in the case of a Permitted BDC Merger, are limited to those specified in the definition thereof) and shall have taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio.

(c)           Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has consented to such change (such consent not to be unreasonably withheld or delayed, it being understood that any such account to which the Obligors may be instructed to make payments shall be subject to an account control agreement which provides the Collateral Agent with a first priority perfected security interest in such account, as evidenced by an Opinion of Counsel reasonably acceptable to the Administrative Agent).

(d)           Extension or Amendment of Loan Assets. The Servicer will not, except as otherwise permitted in Section 6.04(a), extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).

(e)           Taxable Mortgage Pool Matters. The Servicer will manage the portfolio and advise the Borrower with respect to purchases from the Transferor so as to not at any time allow the sum of the Outstanding Balances of all Loan Assets owned by the Borrower and that are principally secured by an interest in real property (within the meaning of Treasury Regulation Section 301.7701(i)-1(d)(3)) to exceed 35% of the aggregate Outstanding Balance of all Loan Assets.

(f)           Allocation of Charges. Other than in connection with, relating to or arising from a Permitted BDC Merger, there will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

ARTICLE VI.

ADMINISTRATION AND SERVICING OF CONTRACTS

SECTION 6.01      Appointment and Designation of the Servicer.

(a)           Initial Servicer. The Borrower, each Lender and the Administrative Agent hereby appoint CCT, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral Portfolio. Until the Administrative Agent gives CCT a Servicer Termination Notice pursuant to the terms of this Agreement or the consummation of a Permitted BDC Merger, CCT hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b)           Servicer Termination Notice. The Borrower, the Servicer, each Lender, and the Administrative Agent hereby agree that, upon the occurrence of a Servicer Termination Event, the Administrative Agent, by written notice to the Servicer (with a copy to the Collateral Agent) (a “Servicer Termination Notice”), may terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to this Section 6.01(b), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent and shall be entitled to receive, to the extent of funds available therefor pursuant to

Section 2.04, the Servicing Fees therefor accrued until such date. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Servicer, and the successor Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral Portfolio, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the successor Servicer in assuming such obligations.

(c)           Appointment of Replacement Servicer. At any time following the delivery of a Servicer Termination Notice, the Administrative Agent may, at its discretion, (i) appoint SMBC (or an Affiliate thereof) as Servicer under this Agreement and, in such case, all authority, power, rights and obligations of the Servicer shall pass to and be vested in SMBC (or an Affiliate thereof) or (ii) with the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), appoint a new Servicer which shall be an Eligible Replacement (as defined below) as the replacement Servicer (the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion. In the event that SMBC (or an Affiliate thereof) or a Replacement Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent shall petition a court of competent jurisdiction to appoint any established financial institution, having a net worth of not less than United States $50,000,000 and whose regular business includes the servicing of assets similar to the Collateral Portfolio (each, an “Eligible Replacement”), as the Replacement Servicer hereunder. The Servicer shall pay all costs associated with the transition of the obligations hereunder to an Approved Replacement Servicer if the Administrative Agent terminates the Servicer following a Servicer Termination Event.

(d)          Liabilities and Obligations of Replacement Servicer. Upon its appointment, SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable; provided that SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the Servicer (provided that SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, shall pay any income Taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The indemnification obligations of SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, upon becoming a Replacement Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.03.

(e)           Authority and Power. All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral Portfolio.

(f)           Subcontracts. The Servicer may, with the prior written consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral Portfolio; provided that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Termination Event; provided, further that no Administrative Agent consent shall be required to enter into any subcontract with an Affiliate of the Servicer; provided, further, that in the event of any such subcontract, (A) the Servicer shall be and remain primarily liable to the Administrative Agent, the Collateral Agent and the Lender for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Administrative Agent and the Collateral Agent shall be entitled to deal exclusively with the Servicer in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder

(g)           Servicing Programs. In the event that the Servicer uses any software program in servicing the Collateral Portfolio that it licenses from a third party, the Servicer shall use its best efforts to obtain, either before the Closing Date or as soon as possible thereafter, whatever licenses or approvals are necessary to allow the Administrative Agent or the Servicer to use such program and to allow the Servicer to assign such licenses to the Replacement Servicer appointed as provided in this Agreement.

(h)          Waiver. The Borrower acknowledges that the Administrative Agent or any of its Affiliates may act as the Collateral Agent and/or the Servicer, and the Borrower waives any and all claims against the Administrative Agent, each Lender or any of their respective Affiliates, the Collateral Agent and the Servicer (other than claims relating to such party’s gross negligence or willful misconduct) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.

(i)            Successor Servicer. Upon the consummation of a Permitted BDC Merger, the applicable Permitted BDC shall assume the rights and obligations of CCT under this Agreement as the Servicer (in such capacity, the “Successor Servicer”). The Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this

Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

SECTION 6.02      Duties of the Servicer.

(a)           Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral Portfolio from time to time, all in accordance with Applicable Law and the Servicing Standard. Prior to the occurrence of a Servicer Termination Event, subject to the terms of this Agreement (including, without limitation, Section 6.04), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral Portfolio and take or refrain from taking any and all actions with respect to the Collateral Portfolio. Without limiting the foregoing, the duties of the Servicer shall include the following:

(i)         supervising the Collateral Portfolio, including communicating with Obligors, executing amendments, providing consents and waivers, enforcing and collecting on the Collateral Portfolio and otherwise managing the Collateral Portfolio on behalf of the Borrower;

(ii)        maintaining all necessary servicing records with respect to the Collateral Portfolio and providing such reports to the Administrative Agent in respect of the servicing of the Collateral Portfolio (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent may reasonably request;

(iii)       maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate servicing records evidencing the Collateral Portfolio in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral Portfolio;

(iv)       promptly delivering to the Administrative Agent, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent may from time to time reasonably request;

(v)        identifying each Loan Asset clearly and unambiguously in its servicing records to reflect that such Loan Asset is owned by the Borrower and that the Borrower is Pledging a security interest therein to the Secured Parties pursuant to this Agreement;

(vi)      notifying the Administrative Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim with respect to any Loan Asset (or portion thereof) of which it has knowledge or has received notice (A) that is or is threatened to be asserted by an Obligor; or (B) that could reasonably be expected to have a Material Adverse Effect;

(vii)      using its best efforts to maintain the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio;

(viii)     maintaining the Loan Asset File with respect to Loan Assets included as part of the Collateral Portfolio; provided that, so long as the Servicer is in possession of any Required Loan Documents other than in electronic form, the Servicer will hold such Required Loan Documents in a reasonably safe place;

(ix)        directing the Collateral Agent and/or the Account Bank to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.04;

(x)         directing the sale or substitution of Collateral Portfolio in accordance with Section 2.07;

(xi)        providing advice to the Borrower with respect to the purchase and sale of and payment for the Loan Assets;

(xii)       instructing the Obligors and the administrative agents on the Loan Assets to make payments directly into the Collection Account established and maintained with the Collateral Agent;

(xiii)     delivering the Loan Asset Files and the Loan Asset Schedule to the Collateral Custodian;

(xiv)     ensuring any third party consents required to transfer record ownership of any Eligible Loan Asset to the Borrower are obtained on or prior to the Cut-Off Date of such Eligible Loan Asset; and

(xv)      complying with such other duties and responsibilities as may be required of the Servicer by this Agreement.

For the avoidance of doubt, on each Measurement Date, the Servicer (on behalf of the Borrower) shall re-determine the status of each Eligible Loan Asset as of such calculation date and provide notice of any change in the status of any Eligible Loan Asset to the Collateral Agent and, as a consequence thereof, (i) Collateral Obligations that were previously Eligible Loan Assets on a prior Measurement Date may be excluded from the calculation of the Borrowing Base on such Measurement Date, and (ii) Collateral Obligations that were previously not Eligible Loan Assets on a prior Measurement Date may (with the consent of the Administrative Agent pursuant to an Approval Notice) be included in the calculation of the Borrowing Base on such Measurement Date.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower, the Transferor (so long as the Transferor is also the Servicer) or the Servicer acts as lead agent with respect to any Loan Asset, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the related loan syndication Loan Agreements has the right to do so. Notwithstanding anything to the contrary contained herein, it is acknowledged and agreed that the performance by the Servicer of its duties hereunder shall be limited insofar as such performance would conflict with or result in a breach of any of the express terms of the related Loan Agreements; provided that the Servicer shall (a) provide prompt written notice to the Administrative Agent upon becoming aware of such conflict or breach, (b) have determined that there is no other commercially reasonable performance that it could render consistent with the express terms of the Loan Agreements which would result in all or a portion of the servicing duties being performed in accordance with this Agreement, and (c) undertake all commercially reasonable efforts to mitigate the effects of such non-performance including performing as much of the servicing duties as possible and performing such other commercially reasonable and/or similar duties consistent with the terms of the Loan Agreements.

(b)          Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent, each Lender and the Secured Parties of their rights hereunder shall not release the Servicer, the Transferor or the Borrower from any of their duties or responsibilities with respect to the Collateral Portfolio. The Secured Parties, the Administrative Agent, each Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral Portfolio, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

(c)          Any payment by an Obligor in respect of any Indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

SECTION 6.03      Authorization of the Servicer.

(a)           Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the sale of the Collateral Portfolio to the Borrower and, thereafter, the Pledge by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under any and all Collateral Portfolio, including, without limitation, endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral Portfolio and, after the delinquency of any Collateral Portfolio and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Transferor could have done if it had continued to own such Collateral Portfolio. The Transferor, the Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral Portfolio. In no event shall the Servicer be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent or any Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b)           After the occurrence or declaration of the Facility Maturity Date, at the direction of the Administrative Agent, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral Portfolio; provided that the Administrative Agent may, at any time after the occurrence or declaration of the Facility Maturity Date, notify any Obligor with respect to any Collateral Portfolio of the assignment of such Collateral Portfolio to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral Portfolio, and adjust, settle or compromise the amount or payment thereof.

SECTION 6.04       Collection of Payments; Accounts.

(a)           Collection Efforts, Modification of Collateral Portfolio. The Servicer will use its commercially reasonable efforts and judgment to collect or cause to be collected, all payments called for under the terms and provisions of the Loan Assets included in the Collateral Portfolio as and when the same become due, all in accordance with the Servicing Standard. The Servicer may not waive, modify or otherwise vary any provision of an item of Collateral Portfolio in any manner contrary to the Servicing Standard; provided that, on and after the occurrence of an Event of Default, the prior written consent of the Administrative Agent shall be required for any waiver, modification or variance that would impair the collectability of the Collateral Portfolio. In addition, neither the Borrower nor the Servicer shall, without the prior written consent of the Administrative Agent, agree to waive, modify or otherwise vary any provision of a Loan Asset in the Collateral Portfolio if such waiver, modification or variation would increase the Borrower’s commitment or outstanding loans thereunder or extend the maturity of any outstanding or committed loans of the Borrower thereunder so as to constitute a Material Modification pursuant to clause (b) of the definition of “Material Modification”.

(b)           Acceleration. If consistent with the Servicing Standard, the Servicer shall accelerate or vote to accelerate, as applicable, the maturity of all or any Scheduled Payments and other amounts due under any Loan Asset promptly after such Loan Asset becomes defaulted.

(c)           Taxes and other Amounts. The Servicer will use its best efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan Asset to the extent required to be paid to the Borrower for such application under the applicable Loan Agreement and remit such amounts to the appropriate Governmental Authority or insurer as required by the Loan Agreements.

(d)           Payments to Collection Account. On or before the applicable Cut-Off Date, the Servicer shall have instructed all Obligors to make all payments in respect of the Collateral Portfolio directly to the Collection Account; provided that the Servicer is not required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the “lead borrower” or another such similar term) unless and until the Servicer calls on the related guaranty or secondary obligation.

(e)           Controlled Accounts. Each of the parties hereto hereby agrees that (i) each Controlled Account is intended to be a “securities account” or “deposit account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Control Agreement, prior to the delivery of a Notice of Exclusive Control the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) shall be entitled to exercise the rights that comprise each Financial Asset held in each Controlled Account which is a securities account and have the right to direct the disposition of funds in any Controlled Account which is a deposit account; provided that after the delivery of a Notice of Exclusive Control, such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent). Each of the parties hereto hereby agrees to cause the securities intermediary that holds any money or other property for the Borrower in a Controlled Account that is a securities account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.04(f) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset under Article 8 of the UCC and (B) regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Controlled Accounts, New York shall be deemed to be the Account Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC). All securities or other property underlying any Financial Assets credited to the Controlled Accounts in the form of securities or instruments shall be registered in the name of the Account Bank or if in the name of the Borrower or the Collateral Agent, Indorsed to the Account Bank, Indorsed in blank, or credited to another securities account maintained in the name of the Account Bank, and in no case will any Financial Asset credited to the Controlled Accounts be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Account Bank or Indorsed in blank.

(f)            Loan Agreements. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Collateral Custodian nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower to the Collateral Agent, of any Loan Asset in the nature of a loan or a participation in a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Loan Agreements, or otherwise to examine the Loan Agreements, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan Asset granted to the Collateral Agent hereunder as custodial agent for the Collateral Agent in accordance with the terms of the Custody Agreement.

(g)           Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of an Interest Collection or a Principal Collection of a Loan Asset and such Interest Collection or Principal Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

SECTION 6.05      Realization Upon Loan Assets. The Servicer will use reasonable efforts consistent with the Servicing Standard to foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Underlying Collateral relating to a Defaulted Loan Asset as to which no satisfactory arrangements can be made for collection of delinquent payments. In addition, the Servicer may, consistent with the Servicing Standard, sell or otherwise transfer, or if it deems advisable to maximize recoveries, hold or cause the Borrower to hold any Defaulted Loan Asset, equity security or other security (so long as such equity security or other security was received in lieu of debt previously contracted with respect to a Loan Asset) received by the Borrower in connection with a default, workout, restructuring or plan of reorganization or similar event under a Loan Asset. The Servicer will comply with the Servicing Standard and Applicable Law in realizing upon such Underlying Collateral, and employ practices and procedures, including without limitation reasonable efforts consistent with the Servicing Standard, (x) to enforce all obligations of the Obligors under the Loan Agreements and other legal documentation related to such Defaulted Loan Asset and (y) to foreclose upon, repossess and cause the sale of such Underlying Collateral at public or private sales other than with respect to any Defaulted Loan Asset, equity or other securities that the Servicer may hold as described in the preceding sentence of this Section 6.05. Without limiting the generality of the foregoing, unless the Administrative Agent has specifically given instruction to the contrary, the Servicer may cause the sale of any such Underlying Collateral to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Administrative Agent setting forth the Loan Asset, the Underlying Collateral, the sale price of the Underlying Collateral and certifying that such sale price is at least equal to the fair market value of such Underlying Collateral. In any case in which any such Underlying Collateral has suffered damage, the Servicer will not expend funds in connection with any repair or toward the foreclosure or repossession of such Underlying Collateral unless it reasonably determines that such repair and/or foreclosure or repossession will increase the Recoveries by an amount greater than the amount of such expenses. The Servicer will remit to the Principal Collection Account the Recoveries received in connection with the sale or disposition of Underlying Collateral relating to a Defaulted Loan Asset.

SECTION 6.06      Servicing Compensation. As compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to be paid the Servicing Fees and reimbursement its reasonable expenses as provided in Section 2.04.

SECTION 6.07      Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Controlled Accounts. The Borrower will reimburse the Servicer for any reasonable expenses incurred hereunder or on behalf of the Borrower, subject to the availability of funds pursuant to Section

2.04; provided that, to the extent funds are not so available on any Payment Date to reimburse such expenses incurred during the immediately ended Remittance Period, such reimbursement amount shall be deferred and payable on the next Payment Date on which funds are available therefor pursuant to Section 2.04 and such deferred reimbursement amount shall bear interest beginning on the Payment Date immediately following the Remittance Period in which such expenses were incurred until paid at an annual rate equal to the LIBOR Yield Rate. For the avoidance of doubt, the Servicer shall remain liable for, and shall pay in accordance with the terms hereof, all expenses payable by it as set forth in this Section 6.07 or otherwise under this Agreement, notwithstanding any failure of the Servicer to be reimbursed on any Payment Date due to the insufficiency of funds. Following realization of the Collateral Portfolio and distribution of proceeds in the manner provided in Section 2.04, any claims of the Servicer against the Borrower in respect of any deferred reimbursement amount or otherwise shall be extinguished and shall not thereafter revive.

SECTION 6.08          Reports to the Administrative Agent; Account Statements; Servicing Information.

(a)           Notice of Borrowing or Conversion. Not later than 1:00 p.m. on the third Business Day before (i) the Advance Date or LIBOR Conversion Date, as applicable, for a LIBOR Advance, (ii) the Base Rate Conversion Date for a Base Rate Advance and (iii) each reduction of Advances Outstanding pursuant to Section 2.18 and not later than 1:00 p.m. on the first Business Day before the Advance Date for a Base Rate Advance, the Borrower (or the Servicer on its behalf) will provide a Notice of Borrowing, a Conversion Notice or a Notice of Reduction, as applicable, and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent (with a copy to the Collateral Agent). On each date that the Assigned Value of an Eligible Loan Asset is changed, the Borrower (or the Servicer on its behalf) will deliver an adjusted Borrowing Base Certificate to the Administrative Agent (with a copy to the Collateral Agent).

(b)           Asset Report and Servicing Report. (i) On each Monthly Reporting Date, the Servicer will provide to the Borrower, each Lender, the Administrative Agent and the Collateral Agent a monthly statement including the following information, as of the last Business Day of the preceding calendar month, (A) the current list of Obligors and the Outstanding Balance of each Loan Asset with respect to each such Obligor, (B) the current rating(s) of the Loan Assets by Moody’s or S&P, or both, if applicable, (C) a list of all Defaulted Loan Assets, (D) an accounting of collections with respect to the Loan Assets, (E) the aggregate Outstanding Balance of all Loan Assets as of such day, (F) the Advances Outstanding as of such day and (G) the difference between the aggregate Outstanding Balance and the Advances Outstanding as of such day (such monthly statement, a “Monthly Servicing Report”), such Monthly Servicing Report to be signed by a Responsible Officer of the Servicer and the Borrower and substantially in the form of Exhibit J-1.

(ii)         On each Quarterly Reporting Date and each Advance Date, the Servicer will provide to the Borrower, each Lender, the Administrative Agent and the Collateral Agent, the Monthly Servicing Report due on such date and a quarterly statement including (A) a Borrowing Base Certificate calculated as of the most recent Payment Date Cut-Off, (B) a summary prepared with respect to each Obligor and with respect to each Loan Asset for such Obligor prepared as of the most recent Payment Date Cut-Off that will be required to certify (x) that each such Loan Asset is in compliance with all applicable covenants, (y) whether or not any such Loan Assets have become subject to a Material Modification and (z) the most recent Fair Market Value and (if applicable) the purchase price of each such Loan Asset and (C) amounts to be remitted pursuant to Section 2.04 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment) (such quarterly statement, a “Quarterly Servicing Report” and, together with the Monthly Servicing Report, the “Servicing Reports”), such Quarterly Servicing Report to be signed by a Responsible Officer of the Servicer and the Borrower and substantially in the form of Exhibit J-2.

(c)           Servicer’s Certificate. Together with each Servicing Report, the Servicer shall submit to the Administrative Agent, each Lender and the Collateral Agent a certificate substantially in the form of Exhibit K (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer, which shall include, among other things, a certification by such Responsible Officer that no Event of Default or Unmatured Event of Default has occurred.

(d)          Financial Statements. The Servicer will submit to the Administrative Agent, each Lender and the Collateral Agent, (i) within 60 days after the end of each of its first three fiscal quarters, commencing September 30, 2015, consolidated unaudited financial statements, quarterly equityholder letters and current capitalization levels and offering schedules of the Servicer for the most recent fiscal quarter, and (ii) within 120 days after the end of each fiscal year, commencing with the fiscal year ended December 31, 2015, consolidated audited financial statements of the Servicer, audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year; provided that to the extent any of the items required to be delivered under this Section 6.08(f) are available on the website of the Securities and Exchange Commission, such items will be deemed to have been delivered to the Administrative Agent.

(e)           Tax Returns. The Servicer shall deliver to the Administrative Agent, each Lender, and the Collateral Agent copies of all federal, state and local tax returns and reports filed by the Borrower, the Transferor, the Parent and the Servicer, or in which the Borrower, the Transferor or the Servicer was included on a consolidated or combined basis (excluding sales, use and similar Taxes) within 15 days after the earlier of (i) the date such federal, state or local tax returns were filed or (ii) the date such federal, state or local tax returns are required to be filed under Applicable Law (subject to any extensions to file properly obtained).

(f)            Obligor Financial Statements; Valuation Reports; Other Reports. The Servicer will deliver to the Administrative Agent, the Lenders and the Collateral Agent, with respect to each Obligor, (i) within 120 days after the end of the fiscal year of each Obligor, the audited financial statements for such Obligor and corresponding compliance certificate for such fiscal year received by the Borrower and/or the Servicer pursuant to the Loan Agreement with respect to such Obligor and with respect to each Loan Asset for such Obligor provided to the Borrower and/or the Servicer, (ii) upon request of the Administrative Agent, the complete financial reporting package (including, without limitation, any compliance certificates) with respect to any Obligor and with respect to each Loan Asset for such Obligor provided to the Borrower and/or the Servicer quarterly, monthly or otherwise by such Obligor and (iii) asset and portfolio level monitoring reports prepared by an Approved Valuation Firm with respect to the Loan Assets, which delivery shall be made on each Quarterly Reporting Date. The Servicer will promptly deliver to the Administrative Agent and any Lender, upon reasonable request (and subject to any confidentiality requirements in the applicable Loan Agreement), all other documents and information required to be delivered by the Obligors to the Borrower with respect to any Loan Asset included in the Collateral Portfolio.

(g)           Amendments to Loan Assets.

(i)         The Servicer will deliver to the Administrative Agent and the Collateral Custodian a copy of any material amendment, restatement, supplement, waiver or other material modification to the Loan Agreement of any Loan Asset (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within 10 Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification. Together with such delivery, the Servicer shall notify the Administrative Agent of the delivery of such document and shall make reasonable efforts to inform the Administrative Agent whether, to the actual knowledge of the Servicer, such event constitutes a Value Adjustment Event; provided that failure by the Servicer to make such delivery shall not constitute a breach, Unmatured Event of Default or Event of Default hereunder.

(ii)        The Servicer will deliver to the Administrative Agent and the Collateral Custodian a copy of every other amendment, restatement, supplement, waiver or other modification to the Loan Agreement of any Loan Asset (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) no less frequently than once per calendar year.

(h)           Obligor Defaults and Bankruptcy Events. The Servicer shall give notice to the Administrative Agent within two Business Days of the Borrower’s, the Transferor’s or the Servicer’s actual knowledge of the occurrence of any default by an Obligor under any Loan Asset or any Bankruptcy Event with respect to any Obligor under any Loan Asset. Together with such notification, the Servicer shall inform the Administrative Agent whether, to the knowledge of the Borrower or Servicer, as applicable, such event constitutes a Value Adjustment Event.

(i)            Website Access to Information. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to Section 5.03(h) and this Article VI shall be deemed to have been delivered on the date on which such information is posted on a Deal Interactive (or other replacement) website to which the Administrative Agent has access or upon receipt of such information through e-mail or another delivery method acceptable to the Administrative Agent. Any delivery or submission via a website, Deal Interactive or similar electronic transmission systems shall be accompanied by email or other written notification (or as otherwise provided herein) to the intended recipient of any such document.

SECTION 6.09      Annual Statement as to Compliance. The Servicer will provide to the Administrative Agent, each Lender and the Collateral Agent within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2015, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event has occurred.

SECTION 6.10      Annual Independent Public Accountant’s Servicing Reports. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Administrative Agent, each Lender and the Collateral Agent within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2015, a report covering such fiscal year to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III, it being understood that the Servicer and the Administrative Agent will provide an updated Schedule III reflecting any further amendments to such Schedule III prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule III) to certain documents and records relating to the Collateral Portfolio under any Transaction Document, compared the information contained in the Servicing Reports and the Servicer’s Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

SECTION 6.11      The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02.

ARTICLE VII.

EVENTS OF DEFAULT

SECTION 7.01      Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)           (i) the Borrower shall enter into one or more agreements for borrowed money other than this Agreement without the consent of the Administrative Agent or (ii) the Servicer defaults in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate principal amount in excess of $10,000,000 and any such failure continues unremedied for two Business Days and such default is not cured within the applicable cure period, if any, provided for under such agreement; or

(b)           (i) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $10,000,000 against the Transferor, or $1,000,000 against the Borrower, and the Transferor or the Borrower, as applicable, shall not have either (A) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (B) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal or (ii) the Transferor or the Borrower shall have made payments of amounts in excess of $10,000,000 (in the case of the Transferor) or $1,000,000 (in the case of the Borrower), in the settlement of any litigation, claim or dispute (excluding payments made from Insurance Proceeds); or

(c)           failure on the part of the Borrower or the Servicer to make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections or any other payment or deposit required to be made by the terms of the Transaction Documents, including, without limitation, to any Secured Party, Affected Party or Indemnified Party) required by the terms of any Transaction Document (other than Section 2.06) within three Business Days of the day such payment or deposit is required to be made; provided that in the case of a default in payment resulting solely from an administrative error or omission by the Collateral Agent, such default continues for a period of five or more Business Days after the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined); or

(d)          failure to pay, on the Facility Maturity Date, the outstanding principal of all Advances Outstanding and all Yield and all Fees accrued and unpaid thereon together with all other Obligations, including any Make-Whole Premium; or

(e)           failure to remedy any Borrowing Base Deficiency within 12 Business Days in accordance with Section 2.06; or

(f)           without limiting the generality of Section 7.01(c) above, failure of the Borrower to pay Yield within three Business Days of any Payment Date or within three Business Days of when otherwise due; provided that in the case of a default in payment resulting solely from an administrative error or omission by the Collateral Agent, such default continues for a period of five or more Business Days after the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined); or

(g)          any failure on the part of the Borrower, the Transferor or the Parent duly to observe or perform in any material respect any other covenants or agreements of the Borrower, the Transferor or the Parent set forth in this Agreement or the other Transaction Documents to which the Borrower, the Transferor or the Parent is a party (it being understood, without limiting the generality of the foregoing, that the failure of any Loan Asset to constitute an “Eligible Loan

Asset” is not, in and of itself, an Event of Default and the existence of a Borrowing Base Deficiency is not, in and of itself, an Event of Default except to the extent provided in clause (e) immediately above) and the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower, the Transferor or the Parent by the Administrative Agent, any Lender or Collateral Agent and (ii) the date on which the Borrower, the Transferor or the Parent acquires knowledge thereof; or

(h)           the occurrence of a Bankruptcy Event relating to the Transferor, the Parent or the Borrower; or

(i)            the occurrence of a Servicer Termination Event (after giving effect to any applicable notice or cure period provided in the definition thereof); or

(j)            the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that reputable counsel could no longer render a substantive nonconsolidation opinion with respect to the Borrower and the Transferor; or

(k)           (i)         any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Transferor or the Servicer,

(ii)        the Borrower, the Transferor or the Servicer or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder, or

(iii)       any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first-priority perfected security interest except with respect to Permitted Liens and as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(l)            the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act; or

(m)          the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Transferor and such lien shall not have been released within five Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Transferor and such lien shall not have been released within five Business Days; or

(n)           any Change of Control shall occur; or

(o)          any representation, warranty or certification made by the Borrower, the Transferor or the Parent in any Transaction Document or in any document delivered pursuant to any Transaction Document shall prove to have been incorrect when made in any material respect, and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower, the Transferor or the Parent by the Administrative Agent, any Lender or the Collateral Agent (which shall be given at the direction of the Administrative Agent) and (ii) the date on which a Responsible Officer of the Borrower, the Transferor or the Parent acquires knowledge thereof; provided that an Event of Default shall not be deemed to have occurred under this clause (o) based upon a Warranty Event if the Borrower shall have complied with the provisions of Section 2.07(c) in respect thereof; or

(p)           the Borrower ceases to have a valid, perfected ownership interest in all of the Collateral Portfolio; or

(q)          the Borrower makes any assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of each of the Lenders and the Administrative Agent, which consent may be withheld by any Lender or the Administrative Agent in the exercise of its sole and absolute discretion; or

(r)           the Borrower, the Servicer, the Transferor or the Parent fails to observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral Portfolio, and such failure is not cured within three Business Days; or

(s)           (i) failure of the Borrower to maintain at least one Independent Director, (ii) the removal of any Independent Director of the Borrower without Cause or without giving prior written notice to the Administrative Agent and the Lenders, each as required in the organizational documents of the Borrower or (iii) an Independent Director of the Borrower shall be appointed without the consent of the Administrative Agent; provided that in the case of each of clauses (i) and (ii), the Borrower shall have five Business Days to replace any Independent Director upon the receipt by a Responsible Officer of the Borrower of notice of the death or incapacitation of the current Independent Director; or

(t)           other than a Permitted BDC Merger, the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of, the Borrower, the Servicer, the Transferor or the Parent; or

(u)           the Unfunded Exposure Amount exceeds $20,000,000 for more than five Business Days; or

(v)          other than in connection with, relating to or arising from a Permitted BDC Merger, the certificate of incorporation, by-laws or any other governing documents of the Parent shall be subject to an amendment that has not been consented to by the Administrative Agent which results in a Material Adverse Effect then, by notice to the Borrower, (x) so long as the Administrative Agent is SMBC, the Administrative Agent may, and (y) whether or not the Administrative Agent is SMBC, the Administrative Agent at the direction of the Required Lenders shall, declare the Facility Maturity Date to have occurred; provided that, in the case of any event described in Section 7.01(h) above, the Commitments and the Reinvestment Period shall be deemed to have terminated automatically and the Facility Maturity Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Borrower shall cease purchasing Loan Assets, (ii) (x) so long as the Administrative Agent is SMBC, the Administrative Agent may, and (y) whether or not the Administrative Agent is SMBC, the Administrative Agent at the direction of the Required Lenders shall, declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable, and (iii) all proceeds and distributions in respect of the Portfolio Assets shall be distributed by the Collateral Agent (at the direction of the Administrative Agent) as described in Section 2.04(b) (provided that the Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations in accordance with Section 2.04(d) hereof). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, (or any designee thereof, including, without limitation, the Servicer), following an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Lenders or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. If any Event of Default shall have occurred, the LIBOR Yield Rate and Base Rate Yield Rate shall be increased as set forth in the definition of “Applicable Spread”, effective as of the date of the occurrence of such Event of Default, and shall apply after the occurrence of such Event of Default.

SECTION 7.02             Additional Remedies of the Administrative Agent.

(a)           If, (i) upon the Administrative Agent’s or the Lenders’ declaration that the Advances Outstanding hereunder are immediately due and payable pursuant to Section 7.01 upon the occurrence of an Event of Default, or (ii) on the Facility Maturity Date, the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders, to immediately sell (at the Servicer’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral Portfolio and apply the proceeds thereof to the Obligations.

(b)          The parties recognize that it may not be possible to sell all of the Collateral Portfolio on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral Portfolio may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral Portfolio, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral Portfolio on the date the Administrative Agent or all of the Lenders declares the Advances Outstanding hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral Portfolio in the same manner or on the same Business Day.

(c)           If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral Portfolio or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Servicer shall make available to (i) the Administrative Agent, on a timely basis, all information (including any information that the Borrower and the Servicer is required by law or contract to be kept confidential to the extent such information can be provided without violation of such laws or contracts) relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials reasonably requested by each such bidder; provided that with respect to this clause (ii), neither the Borrower nor the Servicer shall be required to disclose to each such bidder any information which it is required by law or contract to keep confidential.

(d)           Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral Portfolio may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral Portfolio or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral Portfolio marshaled upon any such sale, and agrees that the Collateral Agent, or the Administrative Agent on its behalf, or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral Portfolio as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine.

(e)          Any amounts received from any sale or liquidation of the Collateral Portfolio pursuant to this Section 7.02 in excess of the Obligations will be applied by the Collateral Agent (as directed by the Administrative Agent) in accordance with the provisions of Section 2.04(b), or as a court of competent jurisdiction may otherwise direct.

(f)           The Administrative Agent and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders at law, in equity or under any other agreement between any Lender and the Borrower.

(g)           Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

(h)           Each of the Borrower and the Servicer hereby irrevocably appoints each of the Collateral Agent and the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral Portfolio in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request; provided that, for the avoidance of doubt, no right under any power of attorney furnished under this Section 7.02(h) may be exercised until after the occurrence of an Event of Default.

(i)          (1) If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent elects to sell the Collateral Portfolio in whole, but not in part, at a public or private sale, the Borrower may exercise its right of first refusal to repurchase the Collateral Portfolio, in whole but not in part, prior to such sale at a purchase price that is not less than the amount of the Obligations as of the date of such proposed sale. The Borrower’s right of first refusal shall terminate not later than 4:00 p.m. on the second Business Day following the Business Day on which the Borrower receives notice of the Collateral Agent’s or the Administrative Agent’s election to sell such Collateral Portfolio, such notice to attach a copy of the winning Eligible Bid received by the Collateral Agent or the Administrative Agent in respect of such Collateral Portfolio (other than any such Eligible Bid that the Collateral Agent or the Administrative Agent is required by law to keep confidential).

(2)        If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent elects to sell less than all of the Collateral Portfolio in one or more parcels at a public or private sale, the Borrower may exercise its right of first refusal to repurchase such portion of the Collateral Portfolio prior to such sale at a purchase price of not less than the highest Eligible Bid received in respect of such portion of the Collateral Portfolio as of the date of such proposed sale, as notified by the Collateral Agent or the Administrative Agent to the Borrower; provided that the Administrative Agent may direct the Collateral Agent to cancel such sale and the Borrower shall not be permitted to acquire any such portion of the Collateral Portfolio in accordance with the foregoing to the extent SMBC (so long as SMBC is the Administrative Agent, Collateral Agent, the Lender or the Replacement Servicer), in its sole discretion, determines that such highest Eligible Bid is not satisfactory in any respect; provided further that, in any subsequent sale of such portion of the Collateral Portfolio, the Borrower may exercise its right of first refusal to repurchase such portion of the Collateral Portfolio pursuant to this Section 7.02(i). The Borrower’s right of first refusal shall terminate not later than 4:00 p.m. on the Business Day on which the Borrower receives notice of the Collateral Agent’s or the Administrative Agent’s election to sell such portion of the Collateral Portfolio, such notice to attach a copy of the winning Eligible Bid received by the Collateral Agent or the Administrative Agent in respect of such Collateral Portfolio (other than any such Eligible Bid that the Collateral Agent or the Administrative Agent is required by law to keep confidential); provided that, if such notice is delivered after 12:00 noon on the Business Day on which the Borrower receives such notice, or if the highest Eligible Bid received in respect of such portion of the Collateral Portfolio is greater than $25,000,000, the Borrower’s right of first refusal shall terminate not later than 12:00 noon on the following Business Day.

(3)        If the Borrower elects not to exercise its right of first refusal as provided in clauses (1) or (2) above, the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent shall sell such Collateral Portfolio or portion thereof for a purchase price equal to the highest of the Eligible Bids then received provided that SMBC (so long as SMBC is the Administrative Agent, Collateral Agent, the Lender or the Replacement Servicer) may direct the Collateral Agent to cancel such sale to the extent SMBC (so long as SMBC is the Administrative Agent, Collateral Agent, the Lender or the Replacement Servicer), in its sole discretion, determines that such highest Eligible Bid is not satisfactory in any respect. For the avoidance of doubt, any determination of the highest Eligible Bid shall only consider bids for the same parcels of the Collateral Portfolio.

(4)        It is understood that the Borrower may submit its bid for the Collateral Portfolio or any portion thereof as a combined bid with the bids of other members of a group of bidders, and shall have the right to find bidders to bid on the Collateral Portfolio or any portion thereof.

(5)        It is understood that the Borrower’s right of first refusal shall apply to each proposed sale of the same parcel of the Collateral Portfolio.

ARTICLE VIII.

INDEMNIFICATION

SECTION 8.01     Indemnities by the Borrower.

(a)           Without limiting any other rights which the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, Administrative Agent, the Lenders, the Collateral Agent and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities and related reasonably documented costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or actually incurred by such Indemnified Party arising out of or as a result of this Agreement or in respect of any of the Collateral Portfolio, excluding, however, Indemnified Amounts to the extent resulting solely from (x) gross negligence, bad faith or willful misconduct on the part of an Indemnified Party or (y) Loan Assets which are uncollectible due to the Obligor’s financial inability to pay. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from any of the following (to the extent not resulting from the conditions set forth in (x) or (y) above):

(i)        any Loan Asset treated as or represented by the Borrower to be an Eligible Loan Asset which is not at the applicable time an Eligible Loan Asset, or the purchase by any party or origination of any Loan Asset which violates Applicable Law;

(ii)       reliance on any representation or warranty made or deemed made by the Borrower, the Servicer (if (A) prior to the consummation of a Permitted BDC Merger, CCT, and (B) on or after the consummation of each Permitted BDC Merger, the applicable Permitted BDC, or one of its Affiliates is the Servicer) or any of their respective officers under or in connection with this Agreement or any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii)       the failure by the Borrower or the Servicer (if (A) prior to the consummation of a Permitted BDC Merger, CCT, and (B) on or after the consummation of each Permitted BDC Merger, the applicable Permitted BDC, or one of its Affiliates is the Servicer) to comply with any material term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law with respect to any item of Collateral Portfolio, or the nonconformity of any item of Collateral Portfolio with any such Applicable Law;

(iv)      the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Secured Parties, a first-priority perfected security interest in the Collateral Portfolio, free and clear of any Lien other than Permitted Liens, whether existing at the time of the related Advance or at any time thereafter;

(v)       on each Business Day prior to the Collection Date, the occurrence of a Borrowing Base Deficiency and the same continues unremedied for 12 Business Days;

(vi)     the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Loan Assets included in the Collateral Portfolio or the other Portfolio Assets related thereto, whether at the time of any Advance or at any subsequent time;

(vii)    any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) to the payment of any Loan Asset included in the Collateral Portfolio (including, without limitation, a defense based on such Loan Asset (or the Loan Agreement evidencing such Loan Asset) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Collateral Portfolio or the furnishing or failure to furnish such merchandise or services;

(viii)   any failure of the Borrower or the Servicer (if (A) prior to the consummation of a Permitted BDC Merger, CCT, and (B) on or after the consummation of each Permitted BDC Merger, the applicable Permitted BDC, or one of its Affiliates is the Servicer) to perform its duties or obligations in accordance with the provisions of the Transaction Documents to which it is a party or any failure by the Borrower or any Affiliate thereof to perform its respective duties under any Collateral Portfolio;

(ix)      any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower or the Transferor to qualify to do business or file any notice or business activity report or any similar report;

(x)       any action taken by the Borrower or the Servicer in the enforcement or collection of the Collateral Portfolio which results in any claim, suit or action of any kind pertaining to the Collateral Portfolio or which reduces or impairs the rights of the Administrative Agent or Lender with respect to any Loan Asset or the value of any such Loan Asset;

(xi)      any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Collateral or services that are the subject of any Collateral Portfolio;

(xii)     any claim, suit or action of any kind arising out of or in connection with Environmental Laws relating to the Borrower or the Collateral Portfolio, including any vicarious liability;

(xiii)    the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including, without limitation, sales, excise or personal property Taxes payable in connection with the Collateral Portfolio;

(xiv)    any repayment by the Administrative Agent, the Lenders or a Secured Party of any amount previously distributed in payment of Advances or payment of Yield or Fees or any other amount due hereunder, in each case which amount the Administrative Agent, the Lenders or a Secured Party believes in good faith is required to be repaid;

(xv)     the commingling by the Borrower or the Servicer of payments and collections required to be remitted to the Collection Account or the Unfunded Exposure Account with other funds;

(xvi)    any investigation, litigation or proceeding related to this Agreement (or the Transaction Documents), or the use of proceeds of Advances or the Collateral Portfolio, or the administration of the Loan Assets by the Borrower or the Servicer (unless such administration is carried out by SMBC or any of its Affiliates in the capacity of the Servicer, if applicable);

(xvii)   any failure by the Borrower to give reasonably equivalent value to Transferor in consideration for the transfer by the Transferor to the Borrower of any item of Collateral Portfolio or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xviii)  the use of the proceeds of any Advance in a manner other than as provided in this Agreement and the Transaction Documents; and/or

(xix)     any failure of the Borrower, the Servicer or any of their respective agents or representatives to remit to the Collection Account within two Business Days of receipt, payments and collections with respect to the Collateral Portfolio remitted to the Borrower, the Servicer or any such agent or representative (other than such a failure on the part of SMBC or any of its Affiliates in the capacity of Servicer, if applicable).

(b)          Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Administrative Agent (i) on or prior to the Facility Maturity Date, in accordance with the provisions of Section 2.04(a) or Section 2.04(b), as applicable, on the next Payment Date and each succeeding Payment Date until paid in full following receipt by the Borrower of the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party and (ii) after the Facility Maturity Date, within five Business Days following receipt by the Borrower of the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party, in which case the Servicer (on behalf of the Borrower) shall instruct the Account Bank to withdraw from the Collection Account an amount equal to such claim for payment to the Administrative Agent (and, in each case, the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified

Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c)           If for any reason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d)         If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower, without interest.

(e)           The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Servicer or the Collateral Agent and the termination of this Agreement.

SECTION 8.02      Indemnities by Servicer.

(a)         Without limiting any other rights which any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts, awarded against or incurred by any Indemnified Party as a consequence of any of the following, excluding, however, Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party claiming indemnification hereunder:

(i)         the inclusion, in any computations made by it in connection with any Borrowing Base Certificate or other report prepared by it hereunder, of any Loan Assets which were not Eligible Loan Assets as of the date of any such computation;

(ii)      reliance on any representation or warranty made or deemed made by the Servicer or any of its officers under or in connection with this Agreement or any other Transaction Document, any Servicing Report, Servicer’s Certificate or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered;

(iii)      the failure by the Servicer to (A) comply with any material term, provision or covenant contained in this Agreement or any other Transaction Document, or any other agreement executed in connection with this Agreement or (B) comply with any Applicable Law applicable to it with respect to any Portfolio Assets;

(iv)     any litigation, proceedings or investigation against the Servicer;

(v)       any action or inaction by the Servicer that causes the Collateral Agent, for the benefit of the Secured Parties, not to have a first-priority perfected security interest in the Collateral Portfolio, free and clear of any Lien other than Permitted Liens, whether existing at the time of the related Advance or any time thereafter;

(vi)     except as permitted under this Agreement, the commingling by the Servicer of payments and collections required to be remitted to the Collection Account or the Unfunded Exposure Account with other funds;

(vii)     any failure of the Servicer or any of its agents or representatives to remit to Collection Account, payments and collections with respect to Loan Assets remitted to the Servicer or any such agent or representative within two Business Days of receipt;

(viii)    the failure by the Servicer to perform any of its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or errors or omissions related to such duties;

(ix)      any of the events or facts giving rise to a breach of any of the Servicer’s representations, warranties, agreements and/or covenants set forth in Article IV, Article V or Article VI or this Agreement; and/or

(x)       failure or delay in reasonably assisting a successor Servicer in assuming each and all of the Servicer’s obligations to service and administer the Collateral Portfolio, or failure or delay in complying with reasonable instructions from the Administrative Agent with respect thereto.

(b)          Any Indemnified Amounts shall be paid by the Servicer to the Administrative Agent, for the benefit of the applicable Indemnified Party, within five Business Days following receipt by the Servicer of the Administrative Agent’s written demand therefor (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.02, shall submit to the Servicer a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c)          If the Servicer has made any indemnity payments to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Servicer, without interest.

(d)          The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loan Assets.

(e)           The obligations of the Servicer under this Section 8.02 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank or the Collateral Custodian and the termination of this Agreement.

(f)            Any indemnification pursuant to this Section 8.02 shall not be payable from the Collateral Portfolio.

Each applicable Indemnified Party shall deliver to the Indemnifying Party under Section 8.01 and Section 8.02, within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts.

SECTION 8.03        Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8.01, the first sentence of Section 8.02 or Section 8.02(d), as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the reasonable and reasonably documented out-of-pocket outside legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable and reasonably documented out-of-pocket outside legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided further that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as reasonably requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.

SECTION 8.04          After-Tax Basis. Indemnification under Section 8.01 and 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account (i) any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party and (ii) all reductions in federal, state, local and foreign Taxes (including estimated Taxes) realized by the Indemnified Party as a result of the event(s) giving rise to such indemnity payment for all affected taxable years and periods.

ARTICLE IX.

THE ADMINISTRATIVE AGENT

SECTION 9.01         The Administrative Agent.

(a)           Appointment. Each Lender and each Secured Party hereby appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of each Lender and each Secured Party. Each Lender and each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care

(c)           Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Each Lender and each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this

Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Transferor, the Parent or the Servicer or to inspect the property (including the books and records) of the Borrower, the Transferor, the Parent or the Servicer; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 11.01, will be similar to, or produce the same value or economic equivalence of, LIBOR or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

(d)           Actions by Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Lenders; provided that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within 10 Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.

(e)           Notice of Event of Default, Unmatured Event of Default or Servicer Termination Event. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event, unless the Administrative Agent has received written notice from a Lender, the Borrower or the Servicer referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Servicer Termination Event and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default” or “Notice of Servicer Termination Event,” as applicable. The Administrative Agent shall (subject to Section 9.01(c)) take such action with respect to such Event of Default, Unmatured Event of Default or Servicer Termination Event as may be requested by the Lenders acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Lenders.

(f)           Credit Decision with Respect to the Administrative Agent. Each Lender and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer, the Transferor, the Parent or any of their respective Affiliates or review or approval of any of the Collateral Portfolio, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Servicer, the Transferor or their respective Affiliates which may come into the possession of the Administrative Agent or any of its Affiliates.

(g)           Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Servicer), ratably in accordance with such Lender’s Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct; provided further that no action taken in accordance with the directions of the Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article IX. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with such Lender’s respective Pro Rata Share, promptly upon demand for any reasonable out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer.

(h)           Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five days’ written notice thereof to each Lender and may be removed at any time with cause by the Lenders. Upon any such resignation or removal, the Lenders acting jointly shall appoint a successor Administrative Agent which shall be an Eligible Successor Agent (as defined below); provided that (x) so long as no Event of Default has occurred and is continuing, the Borrower shall consent in its sole discretion to such successor Administrative Agent and (y) after an Event of Default has occurred and is continuing, the Lender may appoint any Person as a successor Administrative Agent. Each Lender agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank (each, an “Eligible Successor Agent”). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(i)           Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the each Lender in accordance with such Lender’s respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with each Lender’s most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

ARTICLE X.

COLLATERAL AGENT

SECTION 10.01     Designation of Collateral Agent.

(a)           Initial Collateral Agent. Each of the Lenders and the Administrative Agent hereby designate and appoint SMBC as the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral Portfolio and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

(b)           Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

SECTION 10.02    Duties of Collateral Agent.

(a)           Appointment. The Borrower, the Lenders and the Administrative Agent each hereby appoints SMBC to act as Collateral Agent, for the benefit of the Secured Parties. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)           Duties. On or before the initial Advance Date, and until its removal pursuant to Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)         The Collateral Agent shall calculate amounts to be remitted pursuant to Section 2.04 to the applicable parties and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Servicing Report (such dispute to be resolved in accordance with Section 2.05);

(ii)        The Collateral Agent shall instruct the Account Bank to make payments pursuant to the terms of the Servicing Report or as otherwise directed in accordance with Sections 2.04 or 2.05 (the “Payment Duties”).

(iii)      In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default or the Administrative Agent, after the occurrence of Event of Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.

(c)           (i)          The Administrative Agent, each Lender and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loan Assets now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 10.02(c) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral Portfolio, including to file financing and continuation statements in respect of the Collateral Portfolio in accordance with Section 5.01(t).

(ii)        The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (A) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (B) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii)       Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement (x) unless and until (and to the extent) expressly so directed by the Administrative Agent or (y) prior to the Facility Maturity Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Administrative Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible

Officer of the Collateral Agent has knowledge of such matter or written notice thereof is received by the Collateral Agent.

(d)           If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e)           Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Control Agreement. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Control Agreement in such capacity.

SECTION 10.03    Merger or Consolidation.

Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

SECTION 10.04    Collateral Agent Compensation.

As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to the Collateral Agent Fees and Collateral Agent Expenses from the Borrower, payable to the extent of funds available therefor pursuant to the provisions of Section 2.04. Each respective Collateral Agent’s entitlement to receive the Collateral Agent Fees shall cease on the earliest to occur of: (i) its removal as Collateral Agent pursuant to Section 10.05, (ii) its resignation pursuant to Section 10.07 and (iii) the termination of this Agreement.

SECTION 10.05    Collateral Agent Removal.

The Collateral Agent may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Agent (the “Collateral Agent Termination Notice”); provided that, notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed and has agreed to act as Collateral Agent hereunder;

provided that the Collateral Agent shall continue to receive compensation of its fees and expenses in accordance with Section 10.04 above while so serving as the Collateral Agent prior to a successor Collateral Agent being appointed.

SECTION 10.06    Limitation on Liability.

(a)           The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (i) the written instructions of any designated officer of the Administrative Agent or (ii) the verbal instructions of the Administrative Agent.

(b)           The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)           The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d)           The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral Portfolio. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)          The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Agent shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(f)           The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)           It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio.

(h)           Subject in all cases to the last sentence of Section 2.05, in case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)           The Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty to perform any of the duties of the Collateral Custodian under this Agreement.

SECTION 10.07    Collateral Agent Resignation.

The Collateral Agent may resign at any time by giving not less than 90 days written notice thereof to the Administrative Agent and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld. Upon receiving such notice of resignation, the Administrative Agent shall promptly appoint a successor collateral agent or collateral agents by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 45 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed.

ARTICLE XI.

MISCELLANEOUS

SECTION 11.01    Amendments and Waivers.

(a)           (i)         No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Servicer, the Required Lenders, the Administrative Agent and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the written agreement of the Collateral Agent and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written concurrence of the Administrative Agent and the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           Notwithstanding the provisions of Section 11.01(a), the written consent of all of the Lenders shall be required for any amendment, modification or waiver (i) reducing any Advances Outstanding, or the Yield thereon, (ii) postponing any date for any payment of any Advance or the Yield thereon, (iii) modifying the provisions of this Section 11.01, (iv) modifying the provisions of Section 2.04 or (v) extending the Stated Maturity Date or clause (i) of the definition of “Reinvestment Period”; provided that any amendment, modification or waiver to correct any inconsistency or cure any ambiguity or error in this Agreement may be entered into with the written consent of only the Borrower, the Servicer and the Administrative Agent.

(c)           Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(d)           In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(e)           The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any

Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 11.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 11.01.

(f)            Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)           Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBOR Advance, conversion to or continuation of a LIBOR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Advance or conversion to a Base Rate Advance.

SECTION 11.02   Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and faxed, e-mailed or delivered, to each party hereto, as follows:

To the Borrower:

CCT Tokyo Funding LLC

~~[~~201 Rouse Boulevard

Philadelphia, PA 19112]

Attention: William Goebel

Facsimile: 215-339-1931

Email: credit.notices@fsinvestment.com;

~~kkrcreditlegal@kkr.com~~kkrcreditlegal@kkr.com

To the Servicer or the Transferor:

FS KKR Capital Corp.

201 Rouse Boulevard

Philadelphia, PA 19112

Attention: William Goebel

Facsimile: 215-339-1931

Email: credit.notices@fsinvestment.com;

~~kkrcreditlegal@kkr.com~~kkrcreditlegal@kkr.com

To the Administrative Agent and the Collateral Agent:

Sumitomo Mitsui Banking Corporation

277 Park Avenue

New York, NY 10172

Attention: Christopher Keeshan

Telephone: 212-224-4967

Facsimile: 212-224-5198

To the Lender:

Sumitomo Mitsui Banking Corporation

277 Park Avenue

New York, NY 10172

Attention: Christopher Keeshan

Telephone: 212-224-4967

Facsimile: 212-224-5198

or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

SECTION 11.03     No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11.04    Binding Effect; Assignability; Multiple Lenders.

(a)           This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, each Lender, the Collateral Agent and their respective successors and permitted assigns. Each Lender and their respective successors and assigns may assign, syndicate, or grant a security interest or sell a participation interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance (or portion thereof) or any Variable Funding Note (or any portion thereof) to any Person other than the Borrower or an Affiliate thereof; provided that (x) so long as no Event of Default has occurred, unless the Borrower shall otherwise consent, a Lender may only assign, syndicate, grant a security interest or sell a participation in, its rights and obligations hereunder to an Affiliate and (y) after an Event of Default has occurred, a Lender may assign its rights and obligations hereunder to any Person without restriction. Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed assignment and acceptance substantially in the form of Exhibit M hereto (an “Assignment and Acceptance”) and a fully-executed Joinder Supplement. The parties to any such assignment, grant or sale of a participation interest shall execute and the Lender record in its books and records, such agreement or document as may be satisfactory to such parties. To the fullest extent effective under Applicable Law (including Section 9-408 of the UCC), none of the Borrower, the Transferor, the Parent or the Servicer may assign, or permit any Lien (other than Permitted Liens) to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender and the Administrative Agent.

(b)           Notwithstanding any other provision of this Section 11.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(c)           Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

SECTION 11.05      Term of This Agreement. This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V and the Servicer’s representations, covenants and duties set forth in Articles IV, V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII, IX and Article XI and the provisions of Section 2.10, Section 2.11, Section 11.07, Section 11.08 and Section 11.09 shall be continuing and shall survive any termination of this Agreement.

SECTION 11.06      GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

SECTION 11.07       Costs, Expenses and Taxes.

(a)           In addition to the rights of indemnification granted to the Collateral Agent, the Administrative Agent, the Lenders and their respective Affiliates under Section 8.01 and Section 8.02 hereof, each of the Borrower and the Servicer agrees to pay on demand all reasonable and reasonably documented out-of-pocket costs and expenses of the Administrative Agent, the Lenders and the Collateral Agent incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), syndication (pursuant to any agreement or other arrangement with any additional lender), renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable and reasonably documented fees and out-of-pocket expenses of outside counsel for the Administrative Agent, the Lenders and the Collateral Agent with respect thereto and with respect to advising the Administrative Agent, the Lenders and the Collateral Agent as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable and reasonably documented out-of-pocket costs and expenses, if any (including reasonable and reasonably documented outside counsel fees and expenses), incurred by the Administrative Agent, the Lenders and the Collateral Agent in connection with the enforcement or potential enforcement of this Agreement or any Transaction Document by such Person and the other documents to be delivered hereunder or in connection herewith.

(b)           (i) The Borrower shall pay on any Payment Date and (ii) the Servicer and the Transferor shall pay on demand, in each case, any and all stamp, sales, excise and other Taxes (excluding Taxes imposed on or measured by net income) and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents or any other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of Advances hereunder.

(c)           The Servicer and the Transferor (on behalf of the Borrower) shall pay on demand all other reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, the Lenders and the Collateral Agent in connection with the execution, delivery, filing and recording of this Agreement and the other Transaction Documents including, in connection with periodic audits of the Borrower’s, the Transferor’s or the Servicer’s books and records in accordance with the terms of this Agreement.

(d)           Any demand or request for payment of any amounts payable pursuant to this Section 11.07 will be made first to the Borrower; provided that the Servicer and the Transferor agree, jointly and severally, to pay such amounts on behalf of the Borrower if the Borrower does not pay such amounts (i) prior to the Facility Maturity Date, on the next Payment Date or (ii) after the Facility Maturity Date, within five Business Days of such demand or request.

SECTION 11.08        No Proceedings. Each of the parties hereto (other than the Administrative Agent with the consent of the Lender) agree that it will not institute against, or join any other Person in instituting against, the Borrower any proceedings of the type referred to in the definition of Bankruptcy Event so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the Collection Date.

The provisions of this Section 11.08 are a material inducement for the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The Collateral Agent (acting as directed by the Administrative Agent) with the consent of the Lenders may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws.

SECTION 11.09        Recourse Against Certain Parties.

(a)           No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, the Lenders or any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by the Administrative Agent, the Lenders or any Secured Party pursuant hereto or in connection herewith shall be had against any administrator of the Administrative Agent, the Lenders or any Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of the Administrative Agent, the Lenders or any Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Administrative Agent, the Lenders or any Secured Party pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 11.09 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Administrative Agent, the Lenders or any Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of the Lenders or the Administrative Agent or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, the Lenders or any Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or are implied therefrom, and that any and all personal liability of every such administrator of the Administrative Agent, the Lenders or any Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of the Administrative Agent, the Lenders or any Secured Party or of any such administrator, or any of them, for breaches by the Administrative Agent, the Lenders or any Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b)           Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Transferor, the Parent or the Servicer or any other Person against the Administrative Agent, the Lenders or any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower, the Transferor, the Parent and the Servicer each hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c)           No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Administrative Agent, the Lenders or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(d)           The provisions of this Section 11.09 shall survive the termination of this Agreement.

SECTION 11.10        Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Servicer to the Administrative Agent and the Lenders.

SECTION 11.11       Consent to Jurisdiction; Service of Process.

(a)           Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)           Each of the Borrower and the Servicer agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower or the Servicer, as applicable, at its address specified in Section 11.02 or at such other address as the Administrative Agent shall have been notified in accordance herewith. Nothing in this Section 11.11 shall affect the right of the Lenders or the Administrative Agent to serve legal process in any other manner permitted by law.

SECTION 11.12        Characterization of Conveyances Pursuant to the Purchase and Sale Agreement.

(a)            It is the express intent of the parties hereto that the conveyance of any Eligible Loan Assets by the Transferor to the Borrower as contemplated by the Purchase and Sale Agreement be, and be treated for all purposes (other than accounting purposes and subject to the tax characterization of the Borrower and the Advances described in Section 5.01(aa) and Section 5.02(j) hereof) as, a sale by the Transferor of such Eligible Loan Assets. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Eligible Loan Assets by the Transferor to the Borrower to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Eligible Loan Assets are held to continue to be property of the Transferor, then the parties hereto agree that: (i) the Purchase and Sale Agreement shall also be deemed to be a security agreement under Applicable Law; (ii) as set forth in the Purchase and Sale Agreement, the transfer of the Eligible Loan Assets provided for in the Purchase and Sale Agreement shall be deemed to be a grant by the Transferor to the Borrower of a first-priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to the Eligible Loan Assets and all amounts payable to the holders of the Eligible Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Borrower (or the Collateral Custodian on its behalf) of Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Borrower for the purpose of perfecting such security interest under Applicable Law. The parties further agree that any assignment of the interest of the Borrower pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Purchase and Sale Agreement. The Borrower shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if the Purchase and Sale Agreement were deemed to create a security interest in the Eligible Loan Assets, such security interest would be deemed to be a first-priority perfected security interest (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement.

(b)           It is the intention of each of the parties hereto that any Eligible Loan Assets conveyed by the Transferor to the Borrower pursuant to the Purchase and Sale Agreement shall constitute assets owned by the Borrower and shall not be part of the Transferor’s estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.

(c)           The Borrower agrees to treat, and shall cause the Transferor to treat, for all purposes (other than accounting purposes and subject to the tax characterization of the Borrower and the Advances described in Section 5.01(aa) and Section 5.02(j) hereof), the transactions effected by the Purchase and Sale Agreement as sales of assets to the Borrower. The Borrower and the Servicer each hereby agree to cause the Transferor to reflect in the Transferor’s financial records and to include a note in the annual and quarterly financial statements of (A) prior to the consummation of a Permitted BDC Merger, CCT, and (B) on or after the consummation of each Permitted BDC Merger, the applicable Permitted BDC, indicating that: (i) assets related to transactions (including transactions pursuant to the Transaction Documents) that do not meet SFAS 140 requirements for accounting sale treatment are reflected in the consolidated balance sheet of CCT, as finance receivables pledged and non-recourse, secured borrowings and (ii) those assets are owned by a special purpose entity that is consolidated in the financial statements of CCT, and the creditors of that special purpose entity have received security interests in such assets and such assets are not intended to be available to the creditors of sellers (or any affiliate of the sellers) of such assets to that special purpose entity.

SECTION 11.13       Confidentiality.

(a)           Each of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Borrower and the Transferor shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business of the Borrower and the Servicer hereto and their respective businesses, and all information in connection with or related to the Loan Agreements (including but not limited to any information provided pursuant to Section 6.08), obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys or other agents, including any Approved Valuation Firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Borrower and the Transferor that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. Notwithstanding the foregoing provisions of this Section 11.13(a), the Servicer may, subject to Applicable Law and the terms of any Loan Agreements, make available copies of the documents in the Servicing Files and such other documents it holds in its capacity as Servicer pursuant to the terms of this Agreement, to any of its creditors. It is understood that the financial terms that may not be disclosed except in compliance with this Section 11.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Servicer Termination Events, and priority of payment provisions.

(b)            Anything herein to the contrary notwithstanding, the Borrower and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent or the Collateral Custodian by each other, (ii) by the Administrative Agent, the Lender, the Collateral Agent and the Collateral Custodian to any prospective or actual permitted assignee or participant of any of them, provided that, (A) so long as no Event of Default has occurred, such Person would be permitted to be an assignee or participant pursuant to the terms hereof and (B) such Person agrees to hold such information confidential by entering into a confidentiality agreement in a form containing standard non-disclosure language from the LSTA model documentation, or (iii) by the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent and the Collateral Custodian to any provider of a surety, guaranty or credit or liquidity enhancement to any Lender, as applicable, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Lenders, the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)           Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii)    disclosure of any and all information (a) if required to do so by any applicable statute, law, rule or regulation, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders’, the Administrative Agent’s, the Collateral Agent’s, the Account Bank’s or the Collateral Custodian’s business or that of their affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, the Collateral Agent, the Collateral Custodian or the Account Bank or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance in writing by the Borrower, the Servicer or the Transferor or (e) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent or the Collateral Custodian having a need to know the same, provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower, Servicer or the Transferor, as applicable.

SECTION 11.14        Non-Confidentiality of Tax Treatment.

All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.60114; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 11.14 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

SECTION 11.15       Waiver of Set Off.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Collateral Agent, the Lenders or their respective assets.

SECTION 11.16        Headings and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

SECTION 11.17        Ratable Payments.

If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances owing to it (other than pursuant to Breakage Fees, Section 2.10 or Section 2.11) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances Outstanding owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

SECTION 11.18        Failure of Borrower or Servicer to Perform Certain Obligations.

If the Borrower or the Servicer, as applicable, fails to perform any of its agreements or obligations under Section 5.01(t), Section 5.02(q) or Section 5.03(e), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower or the Servicer (on behalf of the Borrower), as applicable, upon the Administrative Agent’s demand therefor.

SECTION 11.19        Power of Attorney. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral Portfolio as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral Portfolio. This appointment is coupled with an interest and is irrevocable.

SECTION 11.20        Delivery of Termination Statements, Releases, etc. Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Administrative Agent and the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents necessary or appropriate to evidence the termination of the Pledge and other Liens securing the Obligations, all at the expense of the Borrower

SECTION 11.21        Permitted BDC Merger. Notwithstanding that the consummation of a Permitted BDC Merger may be undertaken in discrete steps, the order of such events shall not result in any Event of Default, Unmatured Event of Default or Servicer Termination Event so long as the Successor Servicer is otherwise in compliance with the terms of this Agreement and the other Transaction Documents immediately after the consummation of such Permitted BDC Merger. Upon the consummation of a Permitted BDC Merger,

(a)           the obligations of the non-surviving Servicer in respect of any Obligations, indemnities and fees and expenses owed by it shall be deemed assumed by the Successor Servicer in such Permitted BDC Merger, and

(b)           each non-surviving Servicer shall be released from all representations, warranties and covenants made by it hereunder or under any other Transaction Document and such non-surviving Servicer shall no longer be deemed a “Servicer” and/or “Parent”, as applicable, for any purpose hereunder or under the other Transaction Documents and, to the extent any provision of this Agreement or any other Transaction Document would be violated or breached by such non-surviving Servicer (or any non-compliance by such non-surviving Servicer with any such provision would result in an Event of Default, Unmatured Event of Default or Servicer Termination Event) as a result of the consummation of such Permitted BDC Merger, such provision shall be deemed modified with respect to such non-surviving Servicer to the extent necessary to give effect to such Permitted BDC Merger.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to he executed by their respective officers thereunto duly authorized, as of the date first above written,

SCHEDULE I

CONDITIONS PRECEDENT DOCUMENTS

As required by Section 3.01 of the Loan and Servicing Agreement, each of the following items must be delivered to the Administrative Agent and the Lenders prior to the effectiveness of the Loan and Servicing Agreement:

(a)           A copy of the Loan and Servicing Agreement duly executed by each of the parties hereto;

(b)          A certificate of the secretary or assistant secretary of each of the Borrower, the Transferor and the Servicer, dated the date of the Loan and Servicing Agreement, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person the Transaction Documents to which it is a party (on which certificate the Administrative Agent and the Lenders may conclusively rely until such time as the Administrative Agent and the Lenders shall receive from the Borrower, the Transferor or the Servicer, as applicable, a revised certificate meeting the requirements of this paragraph (b)(i)), (ii)  that the copy of the certificate of formation or articles of incorporation of such Person, as applicable, is a complete and correct copy and that such certificate of formation or articles of incorporation have not been amended, modified or supplemented and are in full force and effect, (iii)  that the copy of the limited liability company agreement or by-laws, as applicable, of such Person are a complete and correct copy, and that such limited liability company agreement or by-laws have not been amended, modified or supplemented and are in full force and effect, and (iv)  the resolutions of the board of directors or managers of such Person approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party;

(c)           A good standing certificate, dated as of a recent date prior to the Closing Date for each of the Borrower, the Transferor and the Servicer, issued by the Secretary of State of such Person’s State of formation or organization, as applicable;

(d)           Duly executed Powers of Attorney from each of the Borrower and CCT to the Administrative Agent and to the Collateral Agent;

(e)           Duly executed Variable Funding Note(s), if requested by any Lender;

(f)            Financing statements (the “Facility Financing Statements”) describing the Collateral Portfolio, and (i) naming the Borrower as debtor and the Collateral Agent, on behalf of the Secured Parties, as secured party, (ii) naming the Transferor as debtor, the Borrower as assignor and the Collateral Agent, on behalf of the Secured Parties, as secured party/total assignee and (iii) other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Collateral Agent’s, on behalf of the Secured Parties, interests in all Collateral Portfolio;

(g)           Financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral Portfolio previously granted by the Transferor;

Sch. I- 1

(h)           Copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Administrative Agent and requests for information (or a similar UCC search report certified by a party acceptable to the Administrative Agent), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Borrower (under its present name and any previous name) and the Transferor (under its present name and any previous name) as debtor(s) and which are filed in the jurisdiction of Delaware or Maryland, as applicable, together with copies of such financing statements (none of which shall cover any Collateral Portfolio);

(i)            One or more favorable Opinions of Counsel of counsel to the Borrower, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders and the Collateral Agent, with respect to such matters as the Administrative Agent may reasonably request (including an opinion, with respect to the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio under the UCC laws of the State of New York);

(j)            One or more favorable Opinions of Counsel of counsel to the Borrower, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders, the Collateral Agent and the Collateral Custodian (as applicable), with respect to the perfection of the security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio under the UCC laws of the States of Delaware;

(k)           One or more favorable Opinions of Counsel of counsel to the Borrower, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders and the Collateral Agent, with respect to the true sale of the Collateral Portfolio under the Purchase and Sale Agreement and that the Borrower would not be substantively consolidated with the Transferor in a proceeding under the Bankruptcy Code;

(l)            One or more favorable Opinions of Counsel of counsel to the Borrower, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders and the Collateral Agent, with respect to, among other things, the due authorization, execution and delivery of, and enforceability of, and no conflicts with the Loan and Servicing Agreement and the other Transaction Documents;

(m)          One or more favorable Opinions of Counsel of counsel to CCT, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders and the Collateral Agent, with respect to, among other things, the due authorization, execution and delivery of, and enforceability of, the Loan and Servicing Agreement and the other Transaction Documents to which CCT is a party;

(n)           A certificate of the secretary or assistant secretary of each of the Collateral Custodian and the Account Bank, dated the date of the Loan and Servicing Agreement, certifying the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person the Transaction Documents to which it is a party (on which certificate the Administrative Agent and the Lenders may conclusively rely until such time as the Administrative Agent and the Lenders shall receive from the Collateral Custodian or the Account Bank, as applicable, a revised certificate meeting the requirements of this paragraph (n));

Sch. I- 2

(o)           One or more favorable Opinions of Counsel of counsel to each of the Collateral Custodian and the Account Bank, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders and the Collateral Agent, with respect to, among other things, the due authorization, execution and delivery of, and enforceability of, the Transaction Documents to which the Collateral Custodian or the Account Bank, as applicable, is a party;

(p)           Duly completed copies of IRS Form W-9 (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Law) for the Borrower; and

(q)           A copy of each of the other Transaction Documents duly executed by the parties thereto.

Sch. I- 3

SCHEDULE II

ELIGIBILITY CRITERIA

The representations and warranties set forth in this Schedule II are made by the Borrower and the Servicer under the Loan and Servicing Agreement and the Transferor under the Purchase and Sale Agreement, with respect to all Loan Assets which are designated as being Eligible Loan Assets on any Borrowing Base Certificate or are otherwise represented to the Administrative Agent or the Lenders as being Eligible Loan Assets, or are included as Eligible Loan Assets in any calculation set forth in the Loan and Servicing Agreement to which this Schedule II is attached. For the avoidance of doubt, if such Loan Asset does not satisfy the representations and warranties set forth in this Schedule II then the Administrative Agent must expressly consent to the acquisition by the Borrower of such Loan Asset; it being understood that the Administrative Agent will not be deemed to have consented to the acquisition of a Loan Asset by the Borrower that does not satisfy the representations and warranties set forth in this Schedule II by merely approving the acquisition of such Loan Asset by the Borrower unless there is an express acknowledgement by the Borrower and the Servicer under the Loan and Servicing Agreement and the Transferor under the Purchase and Sale Agreement of non-satisfaction of the representations and warranties set forth in this Schedule II.

1.             Each such Loan Asset is a First Lien Loan Asset or a Second Lien Loan Asset evidenced by a note or a credit document and an assignment document in the form specified in the applicable credit agreement or, if no such specification, on the LSTA assignment form. Each such Loan Asset and the Portfolio Assets related thereto is subject to a valid, subsisting and enforceable first-priority (or, in the case of Second Lien Loan Assets, second priority) perfected security interest (subject only to Permitted Liens) in favor of the Collateral Agent, on behalf of the Secured Parties, and the Borrower has good and marketable title to such Loan Asset, free and clear of all Liens other than any Permitted Liens.

2.             As of the related Cut-Off Date, the acquisition of each such Loan Asset by the Borrower, and the Pledge of each such Loan Asset, has been approved by the Administrative Agent, in its sole discretion, by delivery of an Approval Notice.

3.             Each such Loan Asset is not a participation interest in all or a portion of a loan (for the avoidance of doubt, a syndication or co-lending interest which is not documented as a participation interest shall not be deemed a participation interest).

4.             The Obligor with respect to each such Loan Asset is organized under the laws of the United States or any state thereof and domiciled in the United States, as reasonably determined by the Administrative Agent.

5.             Each such Loan Asset is denominated in Dollars.

6.             No such Loan Asset is Margin Stock.

7.             The acquisition of such Loan Asset does not cause the Borrower or the assets constituting the Collateral Portfolio to be required to be registered as an investment company under the 1940 Act, as amended.

Sch. II- 1

8.             No such Loan Asset is a financing by a debtor-in-possession in any Bankruptcy Proceeding.

9.             No such Loan Asset is principally secured by real estate.

10.           Each such Loan Asset constitutes a legal, valid, binding and enforceable obligation of the Obligor thereunder and each guarantor thereof, enforceable against each such Person in accordance with its terms, subject to the usual and customary bankruptcy, insolvency and equity limitations.

11.           Each such Loan Asset is in the form of, and is treated as, indebtedness for federal income tax purposes.

12.           As of the related Cut-Off Date and at any time prior to the related Cut-Off Date, except as permitted under Section 37 set forth below, (i) such Loan Asset is and has been current on all interest and principal payments, subject to any applicable grace period, under the terms of the related Loan Agreement and (ii) there has been no (a) “event of default” (as defined in the related Loan Agreement) or (b) any other default, breach, violation or event permitting acceleration (provided that the existence of any financial default shall be determined as of the most recent financial report provided by the applicable Obligor) under the terms of any such Loan Asset of which the Servicer has actual knowledge, and that, in each of the foregoing cases, has not been cured or waived, unless otherwise approved by the Administrative Agent in writing.

13.           The Obligor with respect to each such Loan Asset is not an Affiliate of the Servicer, the Transferor or the Parent.

14.           (x) The acquisition of any such Loan Asset by the Borrower or the Pledge thereof would not violate any Applicable Law and (y) the ~~Lender~~Lenders or the Administrative Agent, as applicable, has not provided written notice to the Borrower prior to the related trade date that the acquisition of such Loan Asset will cause the ~~Lender~~Lenders or the Administrative Agent to fail to comply with any request or directive (whether or not having the force of law) from any banking or other Governmental Authority having jurisdiction over the Administrative Agent or the ~~Lender~~Lenders.

15.           To the actual knowledge of the Borrower or the Servicer, no such Loan Asset contravenes any Applicable Law and no part thereof is in violation of any Applicable Law; provided that for purposes of determining whether a Loan Asset is a Warranty Loan Asset, as of the Cut-Off Date for such Loan Asset, such Loan Asset shall not contravene Applicable Law and no part thereof shall be in violation of any Applicable Law, without regard to whether the Borrower or the Servicer has any knowledge of such contravention or violation.

16.           Pursuant to the Loan Agreement with respect to such Loan, either (i) such Loan Asset is freely assignable to the Borrower and able to be Pledged to the Collateral Agent, for the benefit of the Secured Parties, without the consent of the Obligor, subject to reasonable and customary qualifications for instruments similar to such Loan Asset (such as Obligor and/or administrative agent consent, minimum assignment amounts, execution of a joinder, questionnaire, assignment and assumption agreement and/or similar instrument, and assignee

Sch. II- 2

qualifications) or (ii) (a) all consents necessary for the assignment of such Loan Asset to the Borrower and the Pledge to the Collateral Agent, for the benefit of the Secured Parties, have been obtained and (b) the Loan Agreement provides that any consents necessary for future assignments shall not be unreasonably withheld by the applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under the applicable Loan Agreement inure to the benefit of the holder of such Loan Asset (subject to the rights of any applicable agent or other lenders).

17.           No such Loan Asset is the subject of any assertions in respect of, any litigation, right of rescission, set-off, counterclaim or defense, including the defense of usury, by the related Obligor, nor will the operation of any of the terms of the Loan Agreements, or the exercise of any right thereunder, render the Loan Agreements unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and the Loan Agreements with respect to the Loan Asset provide for an affirmative waiver by the related Obligor of all rights of rescission, set-off and counterclaim against the Transferor, the Borrower and their respective assignees.

18.           As of the related Cut-Off Date, with respect to each such Loan Asset acquired by the Borrower (whether or not from the Transferor), and Pledged to the Collateral Agent, for the benefit of the Secured Parties, under the Agreement, the Transferor (if applicable) and Borrower will have caused its master computer records relating to such Loan Asset to be clearly and unambiguously marked to show that such Loan Asset has been sold to the Borrower.

19.           No such Loan Asset has been repaid, prepaid, satisfied or rescinded, in each case, in full.

20.           No such Loan Asset has been sold, transferred, assigned or pledged by the Borrower to any Person other than the Collateral Agent for the benefit of the Secured Parties.

21.           Such Loan Asset is not subject to withholding tax unless the Obligor thereon is required under the terms of the related Loan Agreement to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis in the event of a change of tax law. The transfer, assignment and conveyance of such Loan Asset (and the other Portfolio Assets related thereto) to the Borrower (whether or not from the Transferor) is not subject to and will not result in any fee or governmental charge (other than income taxes) payable by the Borrower or any other Person to any federal, state or local government.

22.           The Obligor with respect to such Loan Asset (and any guarantor of such Obligor’s obligations thereunder), had full legal capacity to execute and deliver the Loan Agreement which creates such Loan Asset and any other documents related thereto.

23.           The Obligor of each such Loan Asset is not a Governmental Authority.

24.           Each such Loan Asset was originated or acquired by the Borrower (or the Transferor, if applicable) in the ordinary course of the Borrower’s business (or that of the Transferor, if applicable) and, to the extent required by Applicable Law, the Borrower (or

Sch. II- 3

Transferor, if applicable) has all necessary licenses and permits to purchase and own such Loans and enter into Loan Agreements pursuant to which such Loan was created, in the jurisdiction where the Obligor is located (to the extent required by Applicable Law); provided that any failure by the Borrower (or Transferor, as applicable), to have the necessary licenses and permits in the applicable jurisdiction shall not preclude such Loan Asset from being deemed an Eligible Loan if, upon discovery or knowledge of such failure, the Borrower (or Transferor, as applicable) promptly commences and is thereafter diligently taking the appropriate measures to obtain the necessary licenses and permits in such jurisdiction and such necessary licenses and permits can be obtained in a reasonable time, all as determined by the Administrative Agent in its reasonable and sole discretion.

25.           There are no proceedings pending or, to the Borrower’s knowledge, threatened (i) asserting insolvency of the Obligor of such Loan Asset, or (ii) wherein the Obligor of such Loan Asset, any other obligated party or any governmental agency has alleged that such Loan Asset or the Loan Agreement which creates such Loan Asset is illegal or unenforceable.

26.           Each such Loan Asset requires the related Obligor to pay all maintenance, repair, insurance and taxes, together with all other ancillary costs and expenses, with respect to the related Underlying Collateral.

27.           The Underlying Collateral related to each such Loan Asset has not, and will not, be used by the related Obligor in any manner or for any purpose which would result in any material risk of liability being imposed upon the Borrower or the ~~Lender~~Lenders under any federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or order related to addressing the environment, health or safety.

28.           Each such Loan Asset constituting a First Lien Loan Asset, upon its acquisition by the Borrower, has a remaining term to maturity not greater than seven years from such Cut-Off Date. Each such Loan Asset constituting a Second Lien Loan Asset, upon its acquisition by the Borrower, has a remaining term to maturity not greater than eight years from such Cut-Off Date .

29.           Each such Loan Asset does not contain confidentiality restrictions that would prohibit the ~~Lender~~Lenders or the Administrative Agent from accessing all necessary information (as required to be provided pursuant to the Transaction Documents) with regards to such Loan Asset.

30.           Each such Loan Asset (i) was underwritten, by the Servicer including, without limitation, the completion of a due diligence and, if applicable, a collateral assessment and (ii) is being serviced by the Servicer in accordance in all material respects with the Servicing Standard.

31.           Within five Business Days of the applicable Cut-Off Date, all of the Required Loan Documents and the Loan Checklist acceptable to the Administrative Agent with respect to such Loan Asset have been, or will be, delivered to the Collateral Custodian and all Servicing Files are being or shall be maintained at the principal place of business of the Servicer

Sch. II- 4

in accordance with documented safety procedures reasonably acceptable to the Administrative Agent.

32.           Underwriting materials prepared by the Servicer with respect to each such Loan Asset reasonably requested by the Administrative Agent have been provided to the Administrative Agent.

33.           As of the related Cut-Off Date, each such Loan Asset is not subject to any Material Modification.

34.           Each such Loan Asset is not an extension of credit by the Borrower to the Obligor for the purpose of (i) making any past due principal, interest or other payments due on such Loan Asset, (ii) preventing such Loan Asset or any other loan to the related Obligor from becoming past due or (iii) preventing such Loan Asset from becoming defaulted.

35.           The Obligor with respect to such Loan Asset, on the applicable date of determination, (i) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization; (ii) is a legal operating entity or holding company; (iii) has not entered into the Loan Asset primarily for personal, family or household purposes; and (iv) is not the subject of a Bankruptcy Event, and, as of the related Cut-Off Date, such Obligor is not in financial distress and has not experienced a material adverse change in its condition, financial or otherwise, in each case, as determined by the Servicer in its reasonable discretion unless approved in writing by the Administrative Agent.

36.           All information provided by the Borrower or the Servicer to the Administrative Agent in writing with respect to such Loan Asset is true, complete and correct in all material respects as of the date such information is provided.

37.           Each such Loan Asset is not an Equity Security and does not provide for the conversion into an Equity Security at any time on or after the date it is included as part of the Collateral Portfolio. For the purposes of this Section 37, “Equity Security” shall mean (i) any equity security or any other security that is not eligible for purchase by the Borrower as a Loan and (ii) any security that trades “stapled” to a Loan Asset and that itself is not eligible for purchase by the Borrower as a Loan Asset.

38.           Each such Loan Asset was originated or purchased pursuant to and in accordance in all material respects with the Investment Policies.

39.           Each such Loan Asset is not a Loan Asset with respect to which interest required by the Loan Agreement to be paid in cash has previously been deferred or capitalized as principal and not subsequently paid in full; unless the Obligor has commenced paying in cash current interest required to be paid in cash.

40.           The funding obligations for each such Loan Asset and the Loan Agreement under which such Loan Asset was created have been fully satisfied and all sums available thereunder have been fully advanced, or if such Loan Asset is a Revolving Loan Asset or Delayed Draw Loan Asset, then (a) the sum of (i) the aggregate commitments under the Revolving Loan Assets and (ii) the aggregate unfunded commitments under the Delayed Draw

Sch. II- 5

Loan Assets do not exceed $20,000,000 and (b) either (i) the Borrower shall have or have caused to be, at the time of the sale of such Loan Asset to the Borrower, deposited into the Unfunded Exposure Account an amount in United States dollars equal to the Unfunded Exposure Equity Amount or (ii) the Unfunded Exposure Equity Amount with respect to such Loan Asset shall not create a Borrowing Base Deficiency.

41.    No such Loan Asset would disqualify the Borrower from using the “loan securitization exemption” under the Volcker Rule (as determined by the Administrative Agent in its reasonable discretion).

42.    As of the applicable date of determination, the sum of the Adjusted Borrowing Value of all Eligible Loans Assets included in the Collateral Portfolio made to the Obligor of such Loan Asset (including any Affiliate thereof) shall not, collectively, exceed (i) $30,000,000 for each of the two largest Obligors (and their respective Affiliates) and (ii) $25,000,000 for all other Obligors (and their Affiliates).

Sch. II- 6

SCHEDULE III

AGREED-UPON PROCEDURES FOR
INDEPENDENT PUBLIC ACCOUNTANTS

In accordance with Section 6.10 of the Loan and Servicing Agreement, the Servicer will cause a firm of nationally recognized independent public accountants to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants have either verified, compared, or recalculated each of the following accounts in the Servicing Report to applicable system or records of the Servicer:

●	Loan Asset List:
○	Obligor classification
○	Current principal amount
○	Fixed/Floating
○	Index, spread, PIK
○	Loan Asset Maturity Date
○	Loan Asset Origination Date
○	Loan Asset Purchase Date
○	Industry Classification
○	Loan Asset Type
○	Moody’s and S&P ratings (if applicable)
○	Days Delinquent
○	Risk Rating
○	Cut-Off Date (the date that the Loan Asset is added to the facility)
●	Borrowing Base
●	Advances Outstanding
●	Cash Reconciliation report
●	Discretionary Sales Calculations, Substitution Calculations, Lien Release Dividend Calculations

At the discretion of the nationally recognized independent public accountant, three random Servicing Reports from the fiscal year will be chosen and reviewed.

The report provided by the accountants may be in a format such as is typically utilized for a report of this nature, however (i) the report will contain a list of deviations from the Servicing Report and (ii) such accountants will discuss with the Servicer the reason for such deviations, and set forth the findings in such report.

Sch. III- 1

SCHEDULE IV

LOAN ASSET SCHEDULE

For each Loan Asset, the Borrower shall provide, as applicable, the following information and the applicable Loan Asset Checklist:

(a)	Loan Asset Number

(b)	Obligor Name

(c)	Loan Asset Type (Note or Noteless)

(d)	Original Outstanding Balance

(e)	Secured by Mortgage (Yes or No)

Sch. IV- 1

SCHEDULE V

WIRING INSTRUCTIONS

ADVANCE FUNDING ACCOUNT

Wells Fargo Bank, NA

121-000-248 For Credit to CDO Clearing

A/C 6355067033 Further Credit To: CCT TOKYO FUNDING LLC

A/C 84455304

Sch. V- 1

SCHEDULE VI

SCHEDULE VI LOAN ASSETS

OMITTED

~~Annex A~~Sch VI- 1

ANNEX A

Institutional Lender	Commitment

Sumitomo Mitsui Banking Corporation	$300,000,000

EXHIBITS

TO

LOAN AND SERVICING AGREEMENT

Dated as of December 2, 2015

(CCT TOKYO FUNDING LLC) EXHIBITS

EXHIBIT A	Form of Approval Notice
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Conversion Notice
EXHIBIT D	Form of Disbursement Request
EXHIBIT E	Form of Joinder Supplement
EXHIBIT F	Form of Notice of Borrowing
EXHIBIT G	Form of Notice of Reduction (Reduction of Advances Outstanding/Maximum Facility Amount)
EXHIBIT H	Form of Variable Funding Note
EXHIBIT I	Form of Notice and Request for Consent
EXHIBIT J-1	Form of Monthly Servicing Report
EXHIBIT J-2	Form of Quarterly Servicing Report
EXHIBIT K	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT L	Form of Release of Required Loan Documents
EXHIBIT M	Form of Assignment and Acceptance
EXHIBIT N	Form of Power of Attorney for Servicer
EXHIBIT O	Form of Power of Attorney for Borrower
EXHIBIT P	Form of Servicer’s Certificate (Loan Asset Register)
EXHIBIT Q	Form of Underwriting Request

EXHIBIT A

FORM OF APPROVAL NOTICE

LOAN ASSET

APPROVAL NOTICE

DATE

ELIGIBLE LOAN ASSET INFORMATION

Obligor Name

Tranche Description

Par Amount

Purchase Price (specify any discount)

Fair Market Value

Unfunded Exposure Amount

Pricing

Maturity Date of Loan Asset

Approved Exceptions to Eligibility Criteria for Loan Asset ___ See attached Schedule 1.

ASSIGNED VALUE

Assigned Value

Applicable Percentage

SUMITOMO MITSUI BANKING CORPORATION APPROVAL

Approval Good

Until Approval Conditioned Upon

Ex. A- 1

Schedule 1 to Exhibit A

Approved Exceptions to Eligibility Criteria for Loan Asset

Ex. A- 2

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

[_] [_], 20[_]

This Borrowing Base Certificate is delivered in connection with that certain Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

As of the date hereof, the undersigned each certify that (i) all of the information set forth in Annex I attached hereto is true, correct and complete, (ii) no Event of Default has occurred and no Unmatured Event of Default exists under the Loan and Servicing Agreement; provided that (A) a Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) shall not impair the right of the Borrower to effect an otherwise permitted substitution under Section 2.07(a) as necessary to facilitate a cure of such Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) so long as immediately after giving effect to such substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency shall be cured or if not cured, reduced and (B) a repayment may be made pursuant to Section 2.18(a) to cure a Borrowing Base Deficiency; and (iii) solely with respect to itself, each of the representations and warranties contained in the Loan and Servicing Agreement is true, correct and complete in all material respects.

[Remainder of Page Intentionally Left Blank]

Ex. B- 1

Certified as of the date first written above.

CCT TOKYO FUNDING LLC, as the Borrower

By:
Name:
Title:

FS KKR CAPITAL CORP., as the Servicer

By:
Name:
Title:

Ex. B- 2

ANNEX I

To Exhibit B

BORROWING BASE REPORT

SEE ATTACHED

Ex. B- 3

EXHIBIT C

FORM OF CONVERSION NOTICE

CONVERSION NOTICE1

[Date]

(CCT TOKYO FUNDING LLC)

To:	Sumitomo Mitsui Banking Corporation as the Administrative Agent

277 Park Avenue

New York, NY 10172

Attention: Christopher Keeshan

Telephone: 212-224-4967

Facsimile: 212-224-5198

With a copy to:

Sumitomo Mitsui Banking Corporation

  as the Collateral Agent

277 Park Avenue

New York, NY 10172

Attention: Christopher Keeshan

Telephone: 212-224-4967

Facsimile: 212-224-5198

Re:	Loan and Servicing Agreement dated as of December 2, 2015

Ladies and Gentlemen:

This Conversion Notice is delivered to you pursuant to Section 2.02(c) of that certain Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Each of the undersigned, being a duly elected Responsible Officer of the Borrower and of the Servicer, respectively, and holding the office set forth below such officer’s name, hereby certifies as follows:

[1]	To be delivered no later than 1:00 P.M. at least three Business Days before the requested Conversion Date.

Ex. C- 1

1.            [The Borrower hereby requests that the Administrative Agent convert the Base Rate Advance, advanced by the Lenders on [_______] [__], 20[__] in the principal amount of $_________, into a LIBOR Advance.

(i)	SMBC’s Pro Rata Share of such Base Rate Advance is $_________.

(ii)	[Lender’s] Pro Rata Share of such Base Rate Advance is $_________.

(iii)	[Lender’s] Pro Rata Share of such Base Rate Advance is $_________.]

2.           The Borrower hereby requests that the Conversion Date be the following date: __________.

3.            With respect to such conversion of the foregoing Base Rate Advance into a LIBOR Advance:

(i)           No Event of Default has occurred, or would result from such conversion and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such conversion; and

(ii)          No event has occurred and is continuing, or would result from such conversion, which constitutes a Servicer Termination Event or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Termination Event.

4.            Each of the undersigned certify that all information contained herein is true, correct and complete as of the date hereof.

Ex. C- 2

IN WITNESS WHEREOF, the undersigned have executed this Conversion Notice as of the date first written above.

CCT TOKYO FUNDING LLC, as the Borrower

By:
Name:
Title:

FS KKR CAPITAL CORP., as the Servicer

By:
Name:
Title:

Ex. C- 3

EXHIBIT D

FORM OF DISBURSEMENT REQUEST

(Disbursements from Unfunded Exposure Account)

[Date]

(CCT TOKYO FUNDING LLC)

Wells Fargo Bank, National Association,

    as the Account Bank

Corporate Trust Services Division
9062 Old Annapolis Rd.

Columbia, Maryland 21045

Attn: CDO Trust Services—CCT Tokyo Funding LLC
Fax: (443) 367 3986

Phone: (410) 884-2000

With a copy to:

Sumitomo Mitsui Banking Corporation

as the Administrative Agent and as the Collateral Agent
277 Park Avenue

New York, NY 10172
Attention: Christopher Keeshan
Telephone: 212-224-4967

Facsimile: 212-224-5198

Re:      Loan and Servicing Agreement dated as of December 2, 2015

Ladies and Gentlemen:

This Disbursement Request is delivered to you pursuant to [Section 2.04(c)] [Section 2.21(a)] of that certain Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”) and in accordance with the Securities Accounts Control Agreement, dated as of [          ], 2015, by and among the Borrower, the Servicer, the Collateral Agent and Wells Fargo Bank, National Association, as Account Bank. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

 Ex. D- 1

Each of the undersigned, being a duly elected Responsible Officer of the Borrower and of the Servicer, respectively, and holding the office set forth below such officer’s name, hereby certifies as follows:

1.           Pursuant to [Section 2.04(c)] [Section 2.21(a)] of the Loan and Servicing Agreement, the Servicer on behalf of the Borrower hereby requests a disbursement (a “Disbursement”) from the Unfunded Exposure Account in the amount of $__________ to [Applicable Obligor], such Disbursement to be paid as follows:

Bank Name:

ABA No.:

Account Name:

Account No.:

Reference:

2.           The Servicer on behalf of the Borrower hereby requests that such Disbursement be made on the following date: ___________________.

3.           All of the conditions applicable to the Disbursement as set forth in the Loan and Servicing Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Disbursement, including, without limitation, that other than any Disbursement from the Unfunded Exposure Account after the occurrence of an Event of Default, no Event of Default has occurred, or would result from such Disbursement or from the application of the proceeds therefrom, no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Disbursement or from the application of the proceeds therefrom and, to the extent applicable, all of the conditions in Section 2.21 have been satisfied.

4.           The Servicer on behalf of the Borrower hereby represents that such Disbursement shall be used solely for the purpose of [funding the Unfunded Exposure Amount(s) of one or more Delayed Draw Loan Assets or Revolving Loan Assets included in the Collateral Portfolio] or [reinvesting in additional Eligible Loan Assets to be acquired in accordance with Section 2.21 and to be included in the Collateral Portfolio].

Each of the undersigned certify that all information contained herein and in the attached Borrowing Base Certificate, as applicable, is true and correct as of the date hereof.

[Remainder of Page Intentionally Left Blank]

 Ex. D- 2

IN WITNESS WHEREOF, the undersigned have executed this Disbursement Request as of the date first written above.

CCT TOKYO FUNDING LLC,
as the Borrower

By:
Name:
Title:

FS KKR CAPITAL CORP.,
as the Servicer

By:
Name:
Title:

 Ex. D- 3

EXHIBIT E

FORM OF

JOINDER SUPPLEMENT

THIS JOINDER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto (the “Proposed Lender”), CCT Tokyo Funding LLC, as the borrower (the “Borrower”) and Sumitomo Mitsui Banking Corporation, as the administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, this Joinder Supplement is being executed and delivered under Section 2.22 or Section 11.04, as applicable, of the Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement; and WHEREAS, the Proposed Lender wishes to become a Lender party to the Loan and Servicing Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a)      Upon receipt by the Administrative Agent of an executed counterpart of this Joinder Supplement (including a fully completed Schedule I and Schedule II), which has been executed by the Proposed Lender, the Borrower and the Administrative Agent, the Administrative Agent will transmit to the Proposed Lender, the Borrower and the Collateral Agent, a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Supplement (a “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Supplement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be a Lender party to the Loan and Servicing Agreement for all purposes thereof.

(b)      Each of the parties to this Joinder Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Supplement.

(c)      By executing and delivering this Joinder Supplement, the Proposed Lender confirms to and agrees with the Administrative Agent, the Collateral Agent and the other Lender(s) as follows: (i) none of the Administrative Agent, the Collateral Agent and the other Lender(s) makes any representation or warranty or assumes any responsibility with respect to any

 Ex. E- 1

statements, warranties or representations made in or in connection with the Loan and Servicing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Servicing Agreement or any other instrument or document furnished pursuant thereto, or with respect to any Variable Funding Notes issued under the Loan and Servicing Agreement, or the Collateral Portfolio or the financial condition of the Transferor, the Servicer or the Borrower, or the performance or observance by the Transferor, the Servicer or the Borrower of any of their respective obligations under the Loan and Servicing Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Supplement; (iii) the Proposed Lender will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan and Servicing Agreement; (iv) the Proposed Lender appoints and authorizes the Administrative Agent, the Collateral Custodian and the Collateral Agent, as applicable, to take such action as agent on its behalf and to exercise such powers under the Loan and Servicing Agreement as are delegated to the Administrative Agent, the Collateral Custodian and Collateral Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan and Servicing Agreement; and (v) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lender(s)) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Servicing Agreement are required to be performed by it as a Lender.

(d)           Schedule II hereto sets forth certain administrative information with respect to the Proposed Lender.

(e)           This Joinder Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

 Ex. E- 2

SCHEDULE I TO
JOINDER SUPPLEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR JOINDER SUPPLEMENT

Re:         Loan and Servicing Agreement, dated as of December 2, 2015, among CCT Tokyo Funding LLC, as Borrower, the other parties thereto and Sumitomo Mitsui Banking Corporation, as Administrative Agent.

Item 1: Date of Joinder Supplement:

Item 2: Proposed Lender:

Item 3: Commitment:

Item 4: Signatures of Parties to Agreement:

,
as Proposed Lender

By:
Name:
Title:

CCT TOKYO FUNDING LLC,
as Borrower

By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent

By:
Name:
Title:

 Ex. E- 3

SCHEDULE II TO
JOINDER SUPPLEMENT

ADDRESS FOR NOTICES
AND

WIRE INSTRUCTIONS

Address for Notices:

Telephone:

Facsimile:

email:

With a copy to:

Telephone:

Facsimile:

email:

Wire Instructions:	Name of Bank:

A/C No.:

ABA No.

Reference:

 Ex. E- 4

SCHEDULE III
TO JOINDER SUPPLEMENT

FORM OF

JOINDER EFFECTIVE NOTICE

To:         [Name and address of the Borrower, Collateral Agent and Proposed Lender]

The undersigned, as Administrative Agent under the Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”) acknowledges receipt of an executed counterpart of a completed Joinder Supplement. [Note: attach copies of Schedules I and II from such Joinder Supplement.] Terms defined in such Joinder Supplement are used herein as therein defined.

Pursuant to such Joinder Supplement, you are advised that the Joinder Effective Date for [Name of Proposed Lender] will be ____________ and, from the Joinder Effective Date, such Proposed Lender will be a Lender with a Commitment of _____________.

Very truly yours,

SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent

By:
Name:
Title:

 Ex. E- 5

EXHIBIT F

FORM OF NOTICE OF BORROWING

                                                                  [Date]

(CCT TOKYO FUNDING LLC)

To:

Sumitomo Mitsui Banking Corporation
as the Administrative Agent 277 Park
Avenue
New York, NY 10172
Attention: Christopher Keeshan
Telephone: 212-224-4967

Facsimile: 212-224-5198

With a copy to:

Sumitomo Mitsui Banking Corporation
    as the Collateral Agent

277 Park Avenue
New York, NY 10172

Attention: Christopher Keeshan

Telephone: 212-224-4967

Facsimile: 212-224-5198

With a copy to:

Wells Fargo Bank, National Association,
as the Collateral Custodian and the Account Bank

Corporate Trust Services Division
9062 Old Annapolis Rd.

Columbia, Maryland 21045

Attn: CDO Trust Services—CCT Tokyo
Funding LLC

Fax: (443) 367 3986

Phone: (410) 884-2000

Re:       Loan and Servicing Agreement dated as of December 2, 2015

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Sections 2.02(b), 2.02(f) and/or 3.02(a) of that certain Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

 Ex. F- 1

Each of the undersigned, being a duly elected Responsible Officer of the Borrower and of the Servicer, respectively, and holding the office set forth below such officer’s name, hereby certifies as follows:2

1.          [The Borrower hereby requests an Advance in the principal amount of $________ to purchase Eligible Loan Assets or to distribute proceeds to the Transferor (so long as such distribution is permitted pursuant to Section 5.02(m) of the Loan and Servicing Agreement). Such Advance shall be deposited in the Borrower’s account as follows:

Bank Name:

ABA No.:

Account Name:

Account No.:

Reference:

(i)         SMBC’s Pro Rata Share of such requested Advance is $ ______________.

(ii)        [Lender’s] Pro Rata Share of such requested Advance is $ ______________.

(iii)       [Lender’s] Pro Rata Share of such requested Advance is $ ______________.]

2.          [The Borrower hereby requests an Advance in the principal amount of $_________ (such amount not to exceed the Unfunded Exposure Amount) to deposit in the Unfunded Exposure Account. Such Advance shall be deposited in the Unfunded Exposure Account as follows:

Bank Name:

ABA No.:

Account Name:

Account No.:

Reference:

(i)       SMBC’s Pro Rata Share of such requested Advance is $ ______________ .

(ii)     [Lender’s] Pro Rata Share of such requested Advance is $ ______________ .

(iii)    [Lender’s] Pro Rata Share of such requested Advance is $ ______________ .]

2 Select Item 1, 2 or 3 as appropriate.

 Ex. F- 2

3.            [Pursuant to Section 2.02(f) of the Loan and Servicing Agreement, the Borrower hereby requests an Advance in the principal amount of $_________ (such amount, the “Unfunded Exposure Amount Shortfall”). To the extent the Unfunded Exposure Amount Shortfall is required to be funded pursuant to Section 2.02(f) of the Loan and Servicing Agreement, such Unfunded Exposure Amount Shortfall will be deposited in the Unfunded Exposure Account as follows:

Bank Name: ABA No.:

Account Name:

Account No.: Reference:

(i)	SMBC’s Pro Rata Share of such requested Advance is $ ______________.

(ii)	[Lender’s] Pro Rata Share of such requested Advance is $ ______________.

(iii)	[Lender’s] Pro Rata Share of such requested Advance is $ ______________.]

4.            The Borrower hereby requests that such Advance be made as a [Base Rate Advance / LIBOR Advance] on the following date: ________ into the [Advance Funding Account][the Unfunded Exposure Account](indicate, as applicable).

5.            Attached to this Notice of Borrowing is a true, correct and complete calculation of the Borrowing Base and all components thereof.

[6           Attached to this Notice of Borrowing is a true, correct and complete list of all Loan Assets which will become part of the Collateral Portfolio on the date hereof, each Loan Asset reflected thereon being an Eligible Loan Asset; which list shall include the purchase price of each such Loan Asset, if purchased or acquired by the Transferor, and the Fair Market Value of each such Loan Asset.]

[7           In connection with such Advance, the Borrower or the Transferor shall deposit $ ____________ into the Unfunded Exposure Account in connection with any Revolving Loan Asset or Delayed Draw Loan Asset funded by such Advance.]

8.           The Spread Modifier for such Advance is _________%.

9.           With respect to Advances other than those contemplated by Section 2.02(f) of the Loan and Servicing Agreement, all of the conditions applicable to the Advance requested herein as set forth in the Loan and Servicing Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Advance, including those set forth in Article III of the Loan and Servicing Agreement, and the following:

(i)           The representations and warranties of each of the Servicer and the Borrower, respectively, set forth in the Loan and Servicing Agreement are true and correct in all respects on and as of such date, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made

 Ex. F- 3

on and as of such date (other than any representation or warranty that is made as of a specific date);

(ii)        No Event of Default has occurred, or would result from such Advance and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Advance;

(iii)       No event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Termination Event or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Termination Event; and

(iv)       Each of the Servicer and the Borrower, respectively, is in compliance with each of its covenants set forth in the Transaction Documents.

10.         Each of the undersigned certify that all information contained herein and in the attached Borrowing Base Certificate is true, correct and complete in all material respects as of the date hereof.

[ATTACH BORROWING BASE CERTIFICATE AND LOAN ASSET SCHEDULE]

 Ex. F- 4

IN WITNESS WHEREOF, the undersigned have executed this Notice of Borrowing as of the date first written above.

CCT TOKYO FUNDING LLC,
as the Borrower

By:
Name:
Title:

FS KKR CAPITAL CORP.,
as the Servicer

By:
Name:
Title:

 Ex. F- 5

EXHIBIT G

FORM OF NOTICE OF REDUCTION

(Reduction of Advances Outstanding)3

[Date]

(CCT TOKYO FUNDING LLC)

Sumitomo Mitsui Banking Corporation,

as the Administrative Agent and as the Collateral Agent

277 Park Avenue

New York, NY 10172

Attention: Christopher Keeshan

Telephone: 212-224-4967

Facsimile: 212-224-5198

With a copy to:

Wells Fargo Bank, National Association,

as the Collateral Custodian and the Account Bank

Corporate Trust Services Division

9062 Old Annapolis Rd.

Columbia, Maryland 21045

Attn: CDO Trust Services—CCT Tokyo Funding LLC

Fax: (443) 367 3986

Phone: (410) 884-2000

Re:       Loan and Servicing Agreement dated as of December 2, 2015

Ladies and Gentlemen:

This Notice of Reduction is delivered to you pursuant to [Section 2.18(a)][Section 2.18(b)] of that certain Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

3 Notice to be delivered at least three (3) Business Days prior to such reduction.

Ex. G- 1

Each of the undersigned, being a duly elected Responsible Officer of the Borrower and of the Servicer, respectively, and holding the office set forth below such officer’s name, hereby certifies as follows:

1[(a)]. [Pursuant to Section 2.18(a) of the Loan and Servicing Agreement, the Servicer on behalf of the Borrower desires to reduce the Advances Outstanding (an “Advance Reduction”) by the amount of $ ____________ as follows:

(i)           SMBC’s portion (reduction is pro rata based on Advances Outstanding) of such requested Advance Reduction is $ ____________.

(ii)          [Lender’s] portion (reduction is pro rata based on Advances Outstanding) of such requested Advance Reduction is $ ____________.

(iii)         [Lender’s] portion (reduction is pro rata based on Advances Outstanding) of such requested Advance Reduction is $ ____________.]

1[(b)]. [Pursuant to Section 2.18(b) of the Loan and Servicing Agreement, the Servicer on behalf of the Borrower desires to reduce the Maximum Facility Amount (a “Facility Reduction”) by the amount of $ as follows:

(i)           SMBC’s portion (reduction is pro rata based on Maximum Facility Amount) of such requested Facility Reduction is $ ____________.

(ii)          [Lender’s] portion (reduction is pro rata based on Maximum Facility Amount) of such requested Facility Reduction is $ ____________.

(iii)         [Lender’s] portion (reduction is pro rata based on Maximum Facility Amount) of such requested Facility Reduction is $ ____________.]

2.            The Servicer on behalf of the Borrower hereby requests that such [Advance Reduction] [and] [Facility Reduction] be made on the following date: ____________.

3.            Attached to this Notice of Reduction is a true, correct and complete calculation of the Borrowing Base and all components thereof.

4.            The Servicer, on behalf of the Borrower, hereby represents that no event would result from such [Advance Reduction] [and] [Facility Reduction], which constitutes an Event of Default or Unmatured Event of Default.

Each of the undersigned certify that all information contained herein and in the attached Borrowing Base Certificate is true and correct in all material respects as of the date hereof.

[ATTACH BORROWING BASE CERTIFICATE]

[Remainder of Page Intentionally Left Blank]

Ex. G- 2

IN WITNESS WHEREOF, the undersigned have executed this Notice of Reduction as of the date first written above.

CCT TOKYO FUNDING LLC,
as the Borrower

By:
Name:
Title:

FS KKR CAPITAL CORP.,
as the Servicer

By:
Name:
Title:

Ex. G- 3

EXHIBIT H

FORM OF VARIABLE FUNDING NOTE

$ __________	[________] [___], 20 __

THIS VARIABLE FUNDING NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS VARIABLE FUNDING NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

THIS VARIABLE FUNDING NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT TO A (A) QUALIFIED INSTITUTIONAL BUYER UNDER RULE 144A OF THE SECURITIES ACT OR AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A)(1)-(3) OR (7) UNDER THE SECURITIES ACT, IN EACH CASE, WHO IS ALSO A (B) QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) OF THE 1940 ACT, AND IN COMPLIANCE WITH THE TERMS OF THE LOAN AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR VALUE RECEIVED, CCT TOKYO FUNDING LLC, a Delaware limited liability company (the “Borrower”), promises to pay to [Name of Lender] (the “Lender”), or its successors or assigns, the principal sum of [_] DOLLARS ($[_]), or, if less, the unpaid principal amount of the aggregate advances (“Advances”) made by the Lender to the Borrower pursuant to the Loan and Servicing Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in the Loan and Servicing Agreement, and to pay interest on the unpaid principal amount of each Advance on each day that such unpaid principal amount is outstanding, at the LIBOR Yield Rate or Base Rate Yield Rate, as applicable, related to such Advance as provided in the Loan and Servicing Agreement, on each Payment Date and each other date specified in the Loan and Servicing Agreement.

This Variable Funding Note (the “Note”) is issued pursuant to the Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges

Ex. H- 1

provided for in this Note, in the Loan and Servicing Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

Payments of the principal of, and interest on, Advances represented by this Note shall be made by or on behalf of the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in the Loan and Servicing Agreement, without the presentation or surrender of this Note or the making of any notation on this Note.

If any payment under this Note falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the LIBOR Yield Rate or Base Rate Yield Rate, as applicable.

If all or a portion of (i) any interest payable hereunder or (ii) any other amounts payable hereunder shall not be paid when due other than the principal amount hereof (whether at maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the Base Rate plus 2.0% (unless otherwise specified in the Loan and Servicing Agreement), in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.

For the avoidance of doubt, if any Event of Default shall have occurred, with respect to the principal amount hereof, the LIBOR Yield Rate or Base Rate Yield Rate, as applicable, shall be increased pursuant to the increase set forth in the definition of “Applicable Spread” set forth in the Loan and Servicing Agreement, effective as of the date of the occurrence of such Event of Default, and shall apply after the occurrence of such Event of Default.

Portions or all of the principal amount of the Note shall become due and payable at the time or times set forth in the Loan and Servicing Agreement. Any portion or all of the principal amount of this Note may be prepaid, together with interest thereon (and, as set forth in the Loan and Servicing Agreement, certain costs and expenses of the Lender) at the time and in the manner set forth in, but subject to the provisions of, the Loan and Servicing Agreement.

Except as provided in the Loan and Servicing Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

Ex. H- 2

All amounts evidenced by this Note, the Lender’s Advances and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Lender, on the Schedule attached hereto and made a part hereof or on a continuation thereof, which shall be attached hereto and made a part hereof; provided that the failure of the Lender to make such a notation shall not in any way limit or otherwise affect the obligations of the Borrower under this Note as provided in the Loan and Servicing Agreement.

The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by the Lender and represented by this Note and the indebtedness evidenced by this Note, subject to the applicable provisions of the Loan and Servicing Agreement.

This Note is secured by the security interests granted pursuant to Section 2.13 of the Loan and Servicing Agreement. The holder of this Note is entitled to the benefits of the Loan and Servicing Agreement and may enforce the agreements of the Borrower contained in the Loan and Servicing Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Loan and Servicing Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Loan and Servicing Agreement. If an Event of Default shall occur, the unpaid balance of the principal of all Advances, together with accrued interest thereon, may be declared, and may become, due and payable in the manner and with the effect provided in the Loan and Servicing Agreement.

The Borrower, the Transferor and the Servicer, the Lenders, the Administrative Agent and the Collateral Agent each intend, for federal, state and local income and franchise tax purposes only, that this Note be evidence of indebtedness of the Borrower secured by the Collateral Portfolio and the Lender under the Loan and Servicing Agreement, by the acceptance hereof, agrees to treat the Note for federal, state and local income and franchise tax purposes as indebtedness of the Borrower.

The legends set forth above shall be without prejudice to the characterization of the obligations of the Borrower hereunder in respect of the Advances as a commercial loan and not a security.

This Note is one of the “Variable Funding Notes” referred to in Section 2.01 of the Loan and Servicing Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

Ex. H- 3

IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

CCT TOKYO FUNDING LLC,

By:
Name:
Title:

Ex. H- 4

Schedule attached to Variable Funding Note dated [______________] [___], 20 ___ of CCT TOKYO FUNDING LLC payable to the order of [LENDER]
Date of Advance or Repayment	Principal Amount of Advance	Principal Amount of Repayment	Outstanding Principal Amount

Ex. H- 5

EXHIBIT I

FORM OF NOTICE AND REQUEST FOR CONSENT4

[_] [_], 20[_]

CCT TOKYO FUNDING LLC

To:	Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian

Re:	Loan and Servicing Agreement dated as of December 2, 2015

Ladies and Gentlemen:

This Notice and Request for Consent to Lien Release Dividend (this “Notice”) is delivered to you under Section 2.07(g) of that certain Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Each of the undersigned, each being a duly elected officer of the Borrower and the Transferor, respectively, holding the office set forth below such officer’s name, hereby certifies as follows:

1.            Pursuant to Section 2.07(g) of the Loan and Servicing Agreement, the Borrower and the Transferor request that the (i) Administrative Agent consents to a release of the Collateral Agent’s, on behalf of the Secured Parties, lien on the Loan Assets or portions thereof set forth on Annex 1 (together with, in the case of a transfer of the Loan Assets but not portions thereof, any related Portfolio Assets) and to the distribution of such Loan Assets or portions thereof as a dividend from the Borrower to the Transferor and (ii) Collateral Custodian releases the Required Loan Documents related thereto.

2.           The Borrower and the Transferor hereby request that such Lien Release Dividend be made on the following date: ____________ (the “Lien Release Dividend Date”) which date is at least five Business Days after this Notice is received by the Administrative Agent, the Collateral Agent and the Collateral Custodian.

3.            The Borrower and the Transferor represent and warrant, as of the date hereof and as of the requested Lien Release Dividend Date, as follows:

a) No Event of Default has occurred and no Unmatured Event of Default exists.

4 To be delivered at least five (5) Business Days prior to the requested Lien Release Dividend Date.

Ex. I- 1

b)            No more than four Lien Release Dividends shall have been made during the 12-month period immediately preceding the proposed Lien Release Dividend Date.

c)            After giving effect to the Lien Release Dividend on the Lien Release Dividend Date, (1) no Borrowing Base Deficiency, Event of Default or Unmatured Event of Default shall exist, (2) the representations and warranties contained in Sections 4.01,

4.02 and 4.03 of the Loan and Servicing Agreement shall continue to be correct in all material respects, except to the extent relating to an earlier date, (3) the eligibility of any Loan Asset remaining as part of the Collateral Portfolio after the Lien Release Dividend will be redetermined as of the Lien Release Dividend Date, (4) no claim shall have been asserted or proceeding commenced challenging the enforceability or validity of any of the Required Loan Documents, and (5) there shall have been no Material Adverse Effect with respect to the Servicer or the Borrower.

d)            (i) The Outstanding Balance of all Loan Assets (other than Warranty Loan Assets) substituted with Eligible Loan Assets from the Transferor or any Affiliate pursuant to Section 2.07(a), sold pursuant to Sections 2.07(e) or released pursuant to a Lien Release Dividend during the term of this Agreement shall not exceed 20% of the highest aggregate Outstanding Balance of all Loan Assets at any time during the previous 12-month period, and (ii) the Outstanding Balance of all Defaulted Loan Assets (other than Warranty Loan Assets) substituted with Eligible Loan Assets from the Transferor or any Affiliate pursuant to Section 2.07(a), sold pursuant to Section 2.07(e) or released pursuant to a Lien Release Dividend during the term of this Agreement shall not exceed 10% of the highest aggregate Outstanding Balance of all Loan Assets at any time during the previous 12-month period.

4.            Attached to this Notice is a Borrowing Base Certificate, including a calculation of the Borrowing Base after giving effect to such Lien Release Dividend.

This Notice shall not be effective unless all of the conditions applicable to the Lien Release Dividend requested herein set forth in the Loan and Servicing Agreement have been satisfied within the time periods set forth in Section 2.07(g) of the Loan and Servicing Agreement.

[ATTACH BORROWING BASE CERTIFICATE]

[The Remainder Of This Page Is Intentionally Left Blank]

Ex. I- 2

IN WITNESS WHEREOF, the undersigned has executed the Notice and Request for Consent to Lien Release Dividend as of the date first written above.

CCT TOKYO FUNDING LLC,
as the Borrower

By:
Name:
Title:

FS KKR CAPITAL CORP.,
as the Servicer

By:
Name:
Title:

Ex. I- 3

Please indicate your consent by signing and returning this signature page to the Notice and Request for Consent to Lien Release Dividend for receipt no later than 11:00 A.M. on the day that is one Business Day prior to the requested Lien Release Dividend Date.

THE UNDERSIGNED ADMINISTRATIVE AGENT CONSENTS TO THE LIEN RELEASE DIVIDEND

TO BE MADE ON [_______________] [             ], 20[__]

SUMITOMO MITSUI BANKING CORPORATION,

as the Administrative Agent

By:
Name:
Title:

Dated:

Ex. I- 4

ANNEX 1 To Notice

and

Request for Consent

Loan Assets to be Released by Collateral Agent (at the direction of the Administrative Agent) and Transferred by Borrower to Transferor

Ex. I- 5

EXHIBIT J-1

FORM OF MONTHLY SERVICING REPORT

(See attached)

Ex. J- 1

EXHIBIT J-2

FORM OF QUARTERLY SERVICING REPORT

(See attached)

Ex. J- 2

EXHIBIT K

FORM OF SERVICER’S CERTIFICATE

(SERVICING REPORT)

SERVICER’S CERTIFICATE

(SERVICING REPORT)

[_] [_], 20[_]

This Servicer’s Certificate is delivered pursuant to the provisions of Section 6.08(c) of the Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Loan and Servicing Agreement. This Servicer’s Certificate relates to the Servicing Report set forth on the attached Schedule A.

A.	FS KKR Capital Corp. is the Servicer under the Loan and Servicing Agreement.

B.	The undersigned hereby certifies to the Administrative Agent, the Collateral Agent, the Lenders and the other Secured Parties that, as of the date hereof, no Event of Default has occurred and no Unmatured Event of Default exists (other than any Event of Default or Unmatured Event of Default which has been previously disclosed to the Administrative Agent as such).

C.	The undersigned hereby certifies to the Administrative Agent, the Collateral Agent, the Lenders and the other Secured Parties that all of the foregoing information and all of the information set forth on the attached Schedule A is true, complete and accurate in all material respects as of the date hereof.

[Remainder of Page Left Intentionally Blank]

Ex. K- 1

IN WITNESS WHEREOF, the undersigned has caused this Servicer’s Certificate to be duly executed as of the date first written above.

FS KKR CAPITAL CORP.,
as the Servicer

By:
Name:
Title:

Ex. K- 2

SCHEDULE A
to
Exhibit K

SERVICING REPORT

(See attached)

Ex. K- 3

EXHIBIT L

FORM OF RELEASE OF REQUIRED LOAN DOCUMENTS

[Delivery Date]

Wells Fargo Bank, National Association,

     as the Collateral Custodian

Corporate Trust Services Division

9062 Old Annapolis Rd.

Columbia, Maryland 21045

Attn: CDO Trust Services—CCT Tokyo Funding LLC

Fax: (443) 367 3986

Phone: (410) 884-2000

With a copy to:

Sumitomo Mitsui Banking Corporation

     as Collateral Agent

277 Park Avenue

New York, NY 10172

Attention: Christopher Keeshan

Telephone: 212-224-4967

Facsimile: 212-224-5198

Re:	Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”) and that certain Custody Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Custody Agreement”), by and among the Borrower, as the company, the Servicer, as transferor and servicer, the Administrative Agent, as administrative agent and collateral agent, and Wells Fargo Bank, National Association, as Custodian.

Ladies and Gentlemen:

In connection with the administration of the Required Loan Documents held by Wells Fargo Bank, National Association as the Collateral Custodian, for the benefit of the Secured Parties, under the Loan and Servicing Agreement, we request the release of the Required Loan Documents (or such documents as specified below) for the Loan Assets described below, for the

Ex. L- 1

reason indicated. All capitalized terms used but not defined herein shall have the meaning provided in the Loan and Servicing Agreement.

Obligor’s Name, Address & Zip Code:

Loan Asset Number:

Loan Asset File:

Ex. L- 2

Reason for Requested Documents (check one)

______	1.	Loan Asset paid in full. (The Servicer hereby certifies that all amounts received in connection with such Loan Asset have been credited to the Collection Account).

______	2.	Loan Asset liquidated by . (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account).

______	3.	Loan Asset in foreclosure.

______	4.	Loan Asset released pursuant to a Lien Release Dividend or sold or substituted in accordance with the applicable provisions of Section 2.07.

______	5.	Loan Asset returned due to a failure to satisfy the Review Criteria pursuant to Section 3.3 of the Custody Agreement.

______	6.	Other (explain).

If box 1 or 2 above is checked, and if all or part of the Required Loan Documents were previously released to us, please release to us the Required Loan Documents, requested in our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Loan Asset.

[Remainder of Page Left Intentionally Blank]

Ex. L- 3

FS KKR CAPITAL CORP.,
as the Servicer

By:
Name:
Title:
Date:

[Signatures Continue]

Ex. L- 4

Consent of Administrative Agent:

SUMITOMO MITSUI BANKING CORPORATION, as the Administrative Agent

By:
Name:
Title:
Date:

Ex. L- 5

EXHIBIT M

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated: [_____] [_], 20 __

Reference is made to the Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”). Terms defined in the Loan and Servicing Agreement are used herein with the same meaning. This Assignment and Acceptance is delivered pursuant to Section 11.04(a) of the Loan and Servicing Agreement.

                                                                                          (the “Assignor”) and                                                                                           (the “Assignee”) agree as follows:

1.          The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Loan and Servicing Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 of all outstanding rights and obligations of the Assignor under the Loan and Servicing Agreement, including, without limitation, such interest in the Assignor’s Commitment and the Advances made by the Assignor. After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of Advances made by the Assignee will be as set forth in Section 2 of Schedule 1.

2.          The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Servicing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Servicing Agreement or any other instrument or document furnished pursuant thereto.

3.          The Assignee (i) confirms that it has received a copy of the Loan and Servicing Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan and Servicing Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan and Servicing Agreement as are delegated to the Administrative Agent by the

Ex. M- 1

terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Servicing Agreement are required to be performed by it as a Lender.

4.          Assignee hereby represents and warrants that it is (a) either a “qualified institutional buyer” under Rule 144A of the Securities Act or an institutional “accredited investor” as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act and (b) a “qualified purchaser” under the 1940 Act. Such representation shall be without prejudice to the characterization of the obligations of the Borrower set forth in the Loan and Servicing Agreement in respect of the Advances as commercial loans and not as securities.

5.          Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording. The effective date of this Assignment and Acceptance (the “Transfer Date”) shall be the date of acceptance thereof by the Administrative Agent, unless a later date is specified in Section 3 of Schedule 1.

6.          Upon such acceptance and recording by the Administrative Agent, as of the Transfer Date, (i) the Assignee shall be a party to the Loan and Servicing Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan and Servicing Agreement.

7.          Upon such acceptance and recording by the Administrative Agent, from and after the Transfer Date, the Administrative Agent shall make, or cause to be made, all payments under the Loan and Servicing Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and Non-Usage Fee with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan and Servicing Agreement for periods prior to the Transfer Date directly between themselves.

8.          The Assignee agrees that it may not, prior to the date that is one year (or, if longer, the then applicable preference period) plus one day after the Collection Date, institute against, or join any other individual or entity in instituting against the Borrower any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws. This paragraph 8 is a material inducement for the Assignor to enter into this Assignment and Acceptance and the transactions contemplated hereby and are an essential term hereof. The Collateral Agent (acting as directed by the Administrative Agent) with the consent of the Lenders may seek and obtain specific performance of this provision (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings under United States federal or state bankruptcy laws, or any similar laws.

9.          This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

Ex. M- 2

[Remainder of Page Intentionally Left Blank]

Ex. M- 3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

Address for notices
[Address]

[ASSIGNEE]

By:
Name:
Title:

Address for notices
[Address]

[Consented to:][55]

CCT TOKYO FUNDING LLC

By:
Name:
Title:

5 To be added if consent of the Borrower is required by Section 11.04(a) of the Loan and Servicing Agreement.

Ex. M- 4

Schedule 1

to

Assignment and Acceptance

Dated                          , 20

Section 1.

Percentage Interest:	_____%

Section 2.

Assignee’s Commitment:		$____________

Aggregate Outstanding
Advances Owing to the Assignee:		$____________

Section 3.

Transfer Date:		____________________, 20__

Ex. M- 5

EXHIBIT N

FORM OF POWER OF ATTORNEY

FS KKR CAPITAL CORP.

December 2, 2015

This Power of Attorney is executed and delivered by FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the Transferor and as the Servicer under the Loan and Servicing Agreement (each as defined below), to Sumitomo Mitsui Banking Corporation, as the [Collateral Agent]/[Administrative Agent] under the Loan and Servicing Agreement (in such capacity, the “Attorney”), pursuant to that certain Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp., as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Servicer as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Servicer irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Servicer until all obligations of the Borrower under the Transaction Documents have been indefeasibly paid in full and Attorney has provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

FS KKR Capital Corp., as the Servicer, hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), solely in connection with the enforcement of the rights and remedies of the Administrative Agent, the Collateral Agent, the Lenders and the other Secured Parties under the Loan and Servicing Agreement and in connection with notifying Obligors of the Collateral Agent’s interest in the Collateral Portfolio pursuant to Section 5.01(cc) of the Loan and Servicing Agreement, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the Servicer’s place and stead and at the Servicer’s expense and in the Servicer’s name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to exercise the rights of the Servicer under the Loan and Servicing Agreement and the other Transaction Documents, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, to do the following in connection with exercising the rights of the Servicer under the Loan and Servicing

Ex. N- 1

Agreement: (a) open mail for Servicer, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices, in each case in connection with the Collateral Portfolio; (b) effect any repairs to any of the Collateral Portfolio, or continue or obtain any insurance with respect to the Collateral Portfolio and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral Portfolio; (d) to the extent related to the Collateral Portfolio and the transactions contemplated by the Transaction Documents, defend any suit, action or proceeding brought against Servicer with respect to the Collateral Portfolio if Servicer does not defend such suit, action or proceeding or if Attorney reasonably believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney with respect to the Collateral Portfolio, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Servicer with respect to the Collateral Portfolio whenever payable and to enforce any other right in respect of the Collateral Portfolio; (f) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with the Collateral Portfolio, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) to give any necessary receipts or acquittance for amounts collected or received under the Loan and Servicing Agreement; (h) to make all necessary transfers of the Collateral Portfolio in connection with any such sale or other disposition made pursuant to the Loan and Servicing Agreement; (i) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition of the Collateral Portfolio, the Servicer hereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do or cause to be done hereunder and pursuant hereto; (j) to send such notification forms as the Attorney deems appropriate to give notice to Obligors of the Secured Parties’ interest in the Collateral Portfolio; (k) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document; and (l) to cause the certified public accountants then engaged by the Servicer to prepare and deliver to the Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of the Servicer or Borrower under the Transaction Documents, all as though Attorney were the absolute owner of the Collateral Portfolio for all purposes, and to do, at Attorney’s option and Servicer’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve or realize upon the Collateral Portfolio and the Liens of the Collateral Agent, for benefit of the Secured Parties, thereon (including without limitation the execution and filing of UCC financing statements and continuation statements), all as fully and effectively as Servicer might do. Servicer hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[Remainder of Page Left Intentionally Blank]

Ex. N- 2

IN WITNESS WHEREOF, this Power of Attorney is executed by the Servicer, and the Servicer has caused its seal to be affixed pursuant to the authority of its managers and/or members as of the date first written above.

FS KKR CAPITAL CORP.,
as the Servicer

By:
Name:
Title:

Sworn to and subscribed before
me this December 2, 2015:

Notary Public

Ex. N- 3

EXHIBIT O

FORM OF POWER OF ATTORNEY

CCT TOKYO FUNDING LLC

December 2, 2015

This Power of Attorney is executed and delivered by CCT Tokyo Funding LLC, as the Borrower under the Loan and Servicing Agreement (each as defined below), to Sumitomo Mitsui Banking Corporation, as the [Collateral Agent]/[Administrative Agent] under the Loan and Servicing Agreement (in such capacity, the “Attorney”), pursuant to that certain Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Borrower as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Borrower irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Borrower until all obligations of the Borrower under the Transaction Documents have been indefeasibly paid in full and Attorney has provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

CCT Tokyo Funding LLC hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), solely in connection with the enforcement of the rights and remedies of the Administrative Agent, the Collateral Agent, the Lenders and the other Secured Parties under the Loan and Servicing Agreement and in connection with notifying Obligors of the Collateral Agent’s interest in the Collateral Portfolio pursuant to Section 5.01(cc) of the Loan and Servicing Agreement, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the Borrower’s place and stead and at the Borrower’s expense and in the Borrower’s name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Loan and Servicing Agreement and the other Transaction Documents, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, to do the following: (a) open mail for Borrower, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and

Ex. O- 1

receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices; (b) effect any repairs to any of the Borrower’s assets, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against the Borrower or the Borrower’s property; (d) to the extent related to the Collateral Portfolio and the transactions contemplated by the Transaction Documents, defend any suit, action or proceeding brought against Borrower if Borrower does not defend such suit, action or proceeding or if Attorney reasonably believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Borrower whenever payable and to enforce any other right in respect of the Borrower’s property; (f)   sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any of the Borrower’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) to give any necessary receipts or acquittance for amounts collected or received under the Loan and Servicing Agreement; (h) to make all necessary transfers of the Collateral Portfolio in connection with any such sale or other disposition made pursuant to the Loan and Servicing Agreement; (i) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition of the Collateral Portfolio, the Borrower hereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do or cause to be done hereunder and pursuant hereto; (j) to send such notification forms as the Attorney deems appropriate to give notice to Obligors of the Secured Parties’ interest in the Collateral Portfolio; (k) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document; and (l) to cause the certified public accountants then engaged by the Borrower to prepare and deliver to the Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of the Borrower under the Transaction Documents, all as though Attorney were the absolute owner of the Borrower’s property for all purposes, and to do, at Attorney’s option and Borrower’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve or realize upon the Collateral Portfolio and the Liens of the Collateral Agent, for the benefit of the Secured Parties, thereon (including without limitation the execution and filing of UCC financing statements and continuation statements), all as fully and effectively as Borrower might do. Borrower hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[Remainder of Page Left Intentionally Blank]

Ex. O- 2

IN WITNESS WHEREOF, this Power of Attorney is executed by the Borrower, and the Borrower has caused its seal to be affixed pursuant to the authority of its managers and/or members as of the date first written above.

CCT TOKYO FUNDING LLC

By:
Name:
Title:

Sworn to and subscribed before
me this December 2, 2015:

Notary Public

Ex. O- 3

EXHIBIT P

FORM OF SERVICER’S CERTIFICATE

(LOAN ASSET REGISTER)

SERVICER’S CERTIFICATE
(LOAN ASSET REGISTER)

[_] [_], 20[_]

This Servicer’s Certificate is delivered pursuant to the provisions of Section 5.03(k) of the Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among CCT Tokyo Funding LLC, as the borrower (in such capacity, the “Borrower”), FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), and each of the Lenders from time to time party thereto (the “Lenders”). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Loan and Servicing Agreement. This Servicer’s Certificate relates to the Loan Asset Register set forth on the attached Schedule A.

A.	FS KKR Capital Corp. is the Servicer under the Loan and Servicing Agreement.

B.	The undersigned hereby certifies to the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Lenders and the other Secured Parties that all of the foregoing information and all of the information set forth on the attached Schedule A is true, complete and accurate in all material respects as of the date hereof.

[Remainder of Page Left Intentionally Blank]

Ex. P- 1

IN WITNESS WHEREOF, the undersigned has caused this Servicer’s Certificate to be duly executed as of the date first written above.

FS KKR CAPITAL CORP.,
as the Servicer

By:
Name:
Title:

Ex. P- 2

SCHEDULE A

to Exhibit P

LOAN ASSET REGISTER

(See attached)

Ex. P- 3

EXHIBIT Q

FORM OF UNDERWRITING REQUEST

LOAN ASSET

UNDERWRITING REQUEST

DATE OF REQUEST

PROPOSED LOAN ASSET
INFORMATION[66]

Obligor Name

Tranche Description

Par Amount

Purchase Price (specify any discount)

Fair Market Value

Unfunded Exposure Amount

Pricing

Maturity Date of Loan Asset

Requested Exceptions to Eligibility Criteria for Loan Asset	See attached Schedule 1

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES THAT THE UNDERWRITING PERIOD SHALL NOT COMMENCE UNLESS THIS REQUEST IS ACCOMPANIED BY ALL DOCUMENTS AND INFORMATION LISTED ON SCHEDULE 2 (TO THE EXTENT REASONABLY AVAILABLE TO THE SERVICER) WITH RESPECT TO THE ABOVE REFERENCED LOAN ASSET TO THE SATISFACTION OF, AND AS REASONABLY DETERMINED BY, THE ADMINISTRATIVE AGENT.

[Signature Page Follows]

66To be completed to the extent such information is reasonably available to the Servicer as of the date of the request; provided that, the Servicer shall promptly provide any such incomplete information to the Administrative Agent as soon as such information becomes reasonably available.

Ex. Q- 1

Certified as of the date first written above.

FS KKR CAPITAL CORP.,
as the Servicer

By:
Name:
Title:

Ex. Q- 2

 Schedule 1 to Exhibit Q

Requested Exceptions to Eligibility Criteria for Loan Asset

Ex. Q- 3

Schedule 2 to Exhibit Q

Loan Asset Documentation and Information

–	Final, executed copies of the following (with all exhibits, schedules and other attachments):
–	Loan Agreement
–	security agreement(s) and mortgage(s), as applicable
–	intercreditor or subordination agreement, as applicable
–	subordinated Loan Agreement, as applicable
–	Audited financial statements with respect to each of the most recent three fiscal years of the Obligors (if no audited financial information available, equivalent reporting information shall be attached, such as unaudited financial statements for such periods and/or any quality of earnings analyses, etc.)
–	Interim financial statements since last audit (if request is made at any time other than the end of the fiscal year of the Obligors)
–	Financial projections and assumptions
–	Final sources and uses
–	Corporate organizational chart
–	Servicer investment memorandum (including post-closing memorandum, if available)
–	______________________________________________
–	______________________________________________
–	______________________________________________
–	______________________________________________
–	______________________________________________[7]

7 Insert any additional information that Administrative Agent has reasonably requested to be provided with respect to such Loan Asset.

Ex. Q- 4